As filed with the U.S. Securities and Exchange Commission on September 8, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

 REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SECURETECH INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	3569	82-0972782
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2355 Highway 36 West, Suite 400

Roseville, MN  55113

Tel: (651) 317-8990

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

J. Scott Sitra

2355 Highway 36 West, Suite 400

Roseville, MN  55113

Tel: (651) 317-8990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq Patrick J. Egan, Esq Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 Tel: (732) 395-4400	Morris C. Zarif, Esq. Zarif Law Group P.C. 808 Springwood Avenue, Suite 110 Asbury Park, New Jersey 07712 Tel: (732) 755-0146

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 8, 2026

SECURETECH INNOVATIONS, INC.

Up to 228,000 Shares of Common Stock

We are offering to sell up to approximately 228,000 shares of our common stock, $0.001 par value per share (which we refer to as “common stock” in this prospectus unless otherwise indicated), in a reasonable best efforts offering at an assumed offering price of $22.00 per share (the last reported sale price per share of our common stock on the OTCQB® Venture Market, on August 31, 2026). The actual public offering price per share of common stock in this offering will be determined between the investors and us at the time of pricing and may be at a discount to this assumed offering price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We have engaged Craft Capital Management LLC (“Craft Capital” or the “underwriter”) to act as our exclusive underwriter in connection with this offering. The underwriter has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The underwriter is not purchasing or selling any of the securities we are offering, and is not required to arrange for the purchase or sale of any specific number or dollar amount of securities. There is no minimum number of securities or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

Our common stock is currently traded on the OTCQB® Venture Market under the symbol “SCTH.” On August 31, 2026, the last reported sale price for our common stock was $22.00 per share.

We intend to apply to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SCTH”. No assurance can be given that our application will be approved by Nasdaq, or that the trading prices of our common stock on the OTCQB® Venture Market will be indicative of the prices of our common stock if our common stock is listed on Nasdaq. If our application is not approved, this offering will not be completed. Consummation of this offering is contingent upon final approval of the listing of our common stock on Nasdaq.

As stated above, the actual public offering price of our shares of common stock in this offering will be determined between the investors and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus may not be indicative of the actual public offering price for the shares of common stock.

INVESTING IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW AND CONSIDER ALL THE INFORMATION IN THIS PROSPECTUS, INCLUDING THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 22.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 for a discussion of information that should be considered in connection with an investment in our securities.

Following the completion of this offering, our Chief Executive Officer will beneficially own approximately 52.3% of the aggregate voting power of our outstanding common stock (assuming the issuance of 228,000 shares of common stock in this offering). As such, we will be deemed a “controlled company” within the meaning of the Nasdaq listing standards. However, we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq listing standards.

	Per Share	Total
Public offering price	$22.00	$5,016,000
Underwriting Fees and Commissions(1)	$1.76	$401,280
Proceeds to us before expenses(2)	$20.24	$4,614,720

(1)We have agreed to pay Craft Capital Management LLC (“Craft Capital” or the “underwriter”), as underwriter, a cash fee equal to 7.0% of the gross proceeds of this offering. In addition, we have agreed to pay the underwriter a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering and to reimburse certain accountable expenses. We have also agreed to issue, upon the closing of this offering, warrants to Craft Capital (or its designees) (the “Underwriter’s Warrants”) to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock sold in this offering, at an exercise price equal to 125.0% of the public offering price per share in this offering. For a more detailed description of the compensation to be received by Craft Capital in connection with this offering, see “Plan of Distribution” on page 100.

(2)Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, underwriting fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

We have granted the underwriter a 45-day option to sell up to an additional 34,200 shares of common stock (which represents 15% of the shares of common stock initially sold to investors, at the assumed offering price of $22.00 per share) from us at the public offering price, less underwriting discounts and commissions.

We expect to deliver the common stock against payment on or about [●], 2026 through the book-entry facilities of The Depository Trust Company.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Craft Capital Management LLC

The date of this prospectus is                     , 2026.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information different from what is contained in this prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our subsidiaries’ business, and our financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States of America (the “United States” or the “U.S.”): Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus or any filed free-writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus or any filed free writing prospectus outside of the United States.

TRADEMARKS

All trademarks, service marks and trade names included in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

MARKET DATA

In this prospectus, we present industry data, information and statistics regarding our industry, business and the markets in which we compete, as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s judgment where information is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business,” “Industry and Market Opportunities” and other sections of this prospectus.

Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted and reproduced industry data from these sources, we have not independently verified the data. Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the “Risk Factors” beginning on page 22. All references to “we,” “us,” “our,” “Company” or similar terms used in this prospectus refer to SecureTech Innovations, Inc., a Wyoming corporation, and, unless otherwise indicated, its consolidated subsidiaries. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of our common stock, par value $0.001 per share, currently quoted on the OTCQB® Venture Market under the symbol “SCTH.”

Business Overview

SecureTech Innovations, Inc. is a technology-driven company focused on developing and commercializing artificial intelligence–driven manufacturing systems, blockchain‑based digital infrastructure, and innovative automotive safety technologies. Our mission is to deliver secure, efficient, and scalable technology solutions across industrial, digital, and consumer markets. We operate through three primary business units—AI UltraProd, Piranha Blockchain, and Terra Nova Technologies (Top Kontrol product line)—each addressing distinct high‑growth sectors with significant long‑term demand drivers. Our portfolio includes:

•AI UltraProd, acquired on June 23, 2025, serves as our primary operating business and generated all of our consolidated revenues for the six months ended June 30, 2026 and substantially all of our consolidated revenues for the fiscal year ended December 31, 2025.

•Piranha Blockchain, an early‑stage enterprise that is focused on building digital‑asset infrastructure and cybersecurity capabilities.

•Terra Nova Technologies (Top Kontrol product line), a legacy product line undergoing restructuring in preparation for a planned spin‑off onto the OTCQB® Venture Market. This product line generated no revenue during the six months ended June 30, 2026.

Our revenue model varies by business segment and includes (i) hardware sales of industrial 3D‑printing systems and robots, (ii) recurring consumables and materials, (iii) printed‑parts manufacturing contracts, (iv) service and support contracts, and (v) sales of automotive anti‑theft and anti‑carjacking devices. AI UltraProd currently represents substantially all of our consolidated revenues.

We operate in large and rapidly expanding markets. According to industry research, the global industrial 3D‑printing market is expected to grow significantly over the next decade, driven by adoption in construction, aerospace, and advanced manufacturing. According to IMARG Group, the global 3D concrete printing market alone is projected to reach $315.4 billion by 2033. The cybersecurity and blockchain infrastructure markets continue to expand as enterprises adopt decentralized technologies and digital asset security frameworks. The automotive anti‑theft market is also experiencing heightened demand due to rising vehicle theft rates in the United States. We believe our diversified portfolio positions us to participate in multiple high‑growth sectors simultaneously.

Our competitive advantage is rooted in proprietary technologies developed across our business units. AI UltraProd integrates proprietary artificial intelligence with industrial 3D‑printing hardware and robots to optimize design‑to‑production workflows, reduce manufacturing times and costs, and improve material efficiency by reducing overall waste. Piranha Blockchain is developing secure digital‑asset infrastructure with a focus on cybersecurity, decentralized storage, and blockchain‑based transaction systems. Terra Nova Technologies holds patented technology that provides autonomous anti‑carjacking protection without requiring driver intervention. We believe these differentiated technologies provide defensible market positions and long‑term scalability.

Our long‑term strategy is to build a unified technology company that leverages artificial intelligence technologies, automation, and digital security to address global challenges in manufacturing, cybersecurity, and consumer safety. Key strategic priorities include expanding AI UltraProd into the U.S. and Southeast Asian markets, advancing Piranha Blockchain’s digital‑infrastructure capabilities, completing the spin‑off of Terra Nova Technologies, and pursuing additional acquisitions that complement our technology portfolio.

Our competitive strengths include:

•Proprietary intellectual property, including 12 issued PRC patents, three pending PRC patent applications, 13 registered software copyrights, and two pending software copyrights.

•AI‑driven manufacturing capabilities that reduce production time and cost.

•Diversified revenue opportunities across industrial, digital, and consumer markets.

•Experienced leadership team with expertise in technology commercialization, M&A, and capital markets.

•Scalable business model supported by modular hardware, recurring consumables, and value-added services.

•Strategic partnerships with investment banks, consultants, and technology advisors to support growth and uplisting initiatives.

Corporate Structure

The following diagram illustrates our corporate structure as of June 30, 2026:

SecureTech Innovations, Inc.
(Parent Company)
OTCQB: SCTH
(SEC CIK:0001703157)
Terra Nova Technologies, Inc. (WY)
(100% Owned)
Top Kontrol holding company for future spin-off as independent company on the OTCQB.
Top Kontrol, LLC (WY)
(100% Owned)
Top Kontrol is the world's most advanced anti-theft and anti-carjacking system available. Top Kontrol is the only car security system that can stop a carjacking without any action from the driver.
AI UltraProd, Inc. (WY)
(100% Owned)
AI UltraProd
(US Sales, Marketing, and Manufacturing)
Future Spin-Off as independent company on NASDAQ
Aiultraprod Group Limited (Hong Kong)
(100% Owned)
AI UltraProd is revolutionizing manufacturing by harnessing breakthrough AI and cutting-edge industrial-grade 3D printing technology. Our fully integrated approach transforms the entire process—from concept and design to product manufacturing and product delivery—drastically reducing customer manufacturing times and costs while delivering a clear competitive edge.
Piranha Blockchain, Inc. (WY)
(100% Owned)
Operating subsidiary focused on developing and acquiring secure green energy data centers, advanced cybersecurity technologies, and blockchain and cryptocurrency systems and platforms for mining, storing, and trading digital assets.
Piranha Blockchain, Ltd. (ANG)
(100% Owned)
Holding company to hold, secure, and trade Piranha Blockchain's digital assets.
AiUltraProd (Ningbo) Technology Co., Ltd. (China)
(100.0% Owned)
AI UltraProd
(Facilitate Expansion Capital Integration and Future Strategic Investments)
Zhejiang Jizhu Technology Co., Ltd. (China)
(88.2% Owned)
AI UltraProd
(Manufacturing and China Parent Operations)
AiUltraProd (Guangzhou) Technology Co., Ltd. (China)
(51.0% Owned)
AI UltraProd
(Guangzhou-based joint venture between AIUP and Levision Intelligent Technology, delivering intelligent integrated systems across China's Pearl River Delta)
Jizhu Technology (Huzhou) Co., Ltd. (China)
(89.3% Owned)
AI UltraProd
(Regional Sales, Marketing, and Servicing)

Corporate History

SecureTech, initially incorporated in Wyoming as SecureTech, Inc. on March 2, 2017, later changed its name to SecureTech Innovations, Inc. on December 20, 2017, reflecting our commitment to technological leadership and innovation.

SecureTech has established several wholly owned subsidiaries to support its strategic growth initiatives:

•On November 19, 2021, and November 25, 2021, SecureTech formed Piranha Blockchain, Inc., a Wyoming corporation, and Piranha Blockchain, Ltd., an Anguilla-based international business company, respectively (collectively, “Piranha”).

•On January 27, 2025, SecureTech incorporated two additional Wyoming-based subsidiaries: Terra Nova Technologies, Inc. and Top Kontrol, LLC.

•On June 6, 2025, SecureTech formed AI UltraProd, Inc., also a Wyoming corporation.

•On May 9, 2026, SecureTech’s Hong Kong subsidiary, Aiultraprod Group Limited, established a wholly owned subsidiary in the People’s Republic of China named AiUltraProd (Ningbo) Technology Co., Ltd.

•On May 21, 2026, SecureTech’s Hong Kong subsidiary, Aiultraprod Group Limited, established a majority-owned subsidiary in the People’s Republic of China named AiUltraProd (Guangzhou) Technology Co., Ltd. SecureTech indirectly owns 51% of this subsidiary.

On June 23, 2025, through its wholly owned subsidiary AI UltraProd, Inc., SecureTech acquired 100% of Aiultraprod Group Limited, a Hong Kong limited liability company. As of June 30, 2026, Aiultraprod Group Limited owns an 88.2% equity interest in Zhejiang Jizhu Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (collectively, “AI UltraProd”). Our ownership interest in Zhejiang Jizhu decreased from 90.0% as a result of a capital increase completed on April 3, 2026, as described under “—Recent Developments—Completed Landmark Acquisition of Aiultraprod Group Limited and Subsidiaries.” See also “Risk Factors—Risks Related to Doing Business in China.”

The following table sets forth our majority-owned subsidiaries as of June 30, 2026:

Subsidiary (Entity Name)	Jurisdiction	SecureTech Ownership	Principal Activity
AI UltraProd, Inc.	Wyoming	100.0%	US holding company for AI 3D printing and additive manufacturing assets
Aiultraprod Group Limited	Hong Kong	100.0%	IP holding and Asia-Pacific sales hub
Zhejiang Jizhu Technology Company Limited	PRC	88.2% (indirect)	R&D, 3D printing, robotics manufacturing, and materials
AiUltraProd (Ningbo) Technology Co., Ltd.	PRC	100.0% (indirect)	Expansion capital integration and future investments
AiUltraProd (Guangzhou) Technology Co., Ltd.	PRC	51.0% (indirect)	Guangzhou-based joint venture delivering intelligent integrated systems
Jizhu Technology (Huzhou) Company Limited	PRC	89.3% (indirect)	Scientific research and technical services
Piranha Blockchain, Inc.	Wyoming	100.0%	Cybersecurity and blockchain platforms
Piranha Blockchain, Ltd.	Anguilla	100.0%	International digital-asset services
Terra Nova Technologies, Inc.	Wyoming	100.0%	Top Kontrol brand holding entity
Top Kontrol, LLC	Wyoming	100.0%	Anti-theft/anti-carjacking systems

Recent Developments

Appointment of New President and Chief Executive Officer

On January 14, 2025, SecureTech appointed J. Scott Sitra as its new President, Chief Executive Officer, Principal Executive Officer, and member of the Board of Directors. Mr. Sitra brings executive leadership and strategic guidance across SecureTech’s portfolio. Concurrently, Kao Lee, who previously served in those roles, transitioned to the position of General Manager of Top Kontrol, and now serves as President and CEO of Top Kontrol. Mr. Lee’s responsibilities now focus exclusively on advancing the development and commercialization of the Top Kontrol product line. Mr. Sitra will oversee SecureTech’s enterprise-level operations, business strategy, and execution.

Completion of Share Reduction Program (78% Reduction in Common Shares)

Between January 1, 2025 and June 30, 2026, SecureTech reduced its issued and outstanding shares of common stock by approximately 61 million, representing a 78% reduction and aligning the capital structure with long-term shareholder interests. The Company reduced the shares of common stock by entering into share exchange agreements with certain of its shareholders and issuing shares of its Series A Preferred Stock for the common stock. As of August 31, 2026, SecureTech had 17,169,717 shares of its common stock issued and outstanding and 20,082 shares of its Series A Preferred Stock issued and outstanding.

Completed Landmark Acquisition of Aiultraprod Group Limited and Subsidiaries

On June 23, 2025, through its wholly owned subsidiary AI UltraProd, Inc., SecureTech acquired 100% of the equity interests of Aiultraprod Group Limited, a Hong Kong limited liability company. As part of this acquisition, SecureTech also assumed indirect majority ownership in two operating subsidiaries, Zhejiang Jizhu Technology Co., Ltd. and Jizhu Technology (Huzhou) Co., Ltd., each a limited liability company organized under the laws of the People’s Republic of China.

This acquisition was completed under an Acquisition and Stock Purchase Agreement (“Acquisition Agreement”) dated June 23, 2025. Under the terms of the Acquisition Agreement, SecureTech issued 185 unregistered shares of its Series A Preferred Stock, $0.001 par value per share, to the Seller. These shares were valued at $8,565,500, equating to a per-share value of $46,300.

Key highlights of this transaction include:

•FY2025 Revenue (audited): $7.7 million

•Technology Differentiation: AI-powered industrial 3D printing and robotic systems that deliver scalable, high-precision manufacturing solutions.

•Intellectual Property Portfolio: 12 issued patents and 13 software copyrights. AI UltraProd presently has three additional patent applications pending and two additional software copyrights pending.

•Growth Strategy: SecureTech intends to pursue expansion of AI UltraProd’s operations, including entry into the U.S. and Indonesian markets. On August 13, 2026, the parties to the Acquisition Agreement unanimously elected to forgo the previously contemplated spin-off of AI UltraProd as a separate exchange-listed company and to retain AI UltraProd as a permanent subsidiary of SecureTech. See “Permanent Subsidiary and Earnout Election — AI UltraProd” below.

Uplisting to OTCQB® Venture Market

On August 1, 2025, SecureTech’s common stock commenced trading on the OTCQB® Venture Market under the ticker symbol “SCTH”. The OTCQB is recognized by the U.S. Securities and Exchange Commission (the “SEC”) as an established public market and serves as the initial tier for early-stage and smaller reporting companies within the OTC framework. Companies listed on the OTCQB must meet rigorous financial reporting standards, maintain current filings with the SEC or a U.S. banking regulator, and annually verify company information and management certification. SecureTech’s uplist from the OTCID to OTCQB provided enhanced transparency, increased liquidity, and stronger visibility within the capital markets.

Craft Capital Management LLC Engagement

On August 7, 2025, SecureTech engaged Craft Capital Management LLC as its exclusive investment banking partner to support capital formation, uplisting to a national securities exchange, and strategic mergers and acquisitions. This partnership aims to strengthen SecureTech’s financial position and accelerate its growth initiatives following its acquisition of AI UltraProd. The collaboration is expected to enhance shareholder value and position SecureTech for scalable expansion in advanced technology sectors.

Engagement of Ajene Watson, LLC

On October 6, 2025, SecureTech engaged Ajene Watson, LLC (“AWLLC”), a business management and financial services consultancy specializing in development-stage and microcap companies. The nine-month engagement is designed to:

•Establish a Bitcoin and Ethereum treasury management strategy;

•Facilitate introductions to potential strategic partners and distribution channels to support AI UltraProd’s planned 2026 entry into the U.S. market; and

•Enhance investor communications and disclosure practices to align with SEC expectations and improve transparency.

AWLLC will also advise management on capital markets positioning and best practices for microcap issuers.

The nine‑month agreement includes strategic consulting services related to capital formation, disclosure practices, establishing a Bitcoin and Ethereum treasury, and AI UltraProd’s U.S. market entry. AWLLC is compensated through a combination of cash, restricted equity, and key performance incentives. AWLLC acts strictly as an independent contractor.

Engagement of Public Yield Capital

On October 21, 2025, SecureTech engaged Public Yield Capital, a firm specializing in investor outreach and capital markets engagement for smaller reporting companies. Public Yield Capital focuses on equity crowdfunding channels such as Regulation A+, Regulation CF, and Regulation D, and combines investment marketing, investor relations, and scalable engagement tools. Under this engagement, Public Yield Capital will:

•Develop and manage a compliant investor awareness and communications program;

•Expand SecureTech’s visibility among retail and institutional investors;

•Support efforts to increase market liquidity and broaden the shareholder base; and

•Enhance overall investor relations strategy in alignment with SEC and FINRA guidelines.

This six-month engagement requires Public Yield to provide SecureTech with retail‑investor outreach, digital advertising, content development, and shareholder engagement services. Compensation includes both cash and restricted equity components.

Nomination of Three Independent Director Candidates

Between March 31, 2026 and April 14, 2026, SecureTech announced the nomination of three independent director candidates — Brian Zucker, CPA; Robert V. Castro, CPA/CGMA; and Robert J. Williams, CPA — each to serve as an independent director and as a member of the Audit, Nominating, and Compensation Committees. Each nominee has agreed to serve on the Board of Directors and such committees upon formal appointment. SecureTech intends to formally seat all three independent directors as promptly as practicable, and in any event concurrently with or prior to the effectiveness of the listing of our common stock on Nasdaq, with such seating not contingent upon approval of any such listing. Seating remains subject to SecureTech obtaining directors and officers liability insurance coverage.

Appointment of Anthony Vang as Chief Financial Officer

On June 5, 2026, SecureTech formally appointed Anthony Vang as its Chief Financial Officer. Mr. Vang, a SecureTech co-founder, has served as Principal Financial Officer, Secretary, Treasurer, and a director since inception and retains those positions in addition to his new role. Mr. Vang initially serves as Chief Financial Officer without compensation, pending the formal constitution of SecureTech’s Compensation Committee, at which time an appropriate compensation arrangement will be established and disclosed in accordance with applicable SEC requirements.

Restatement of Previously Issued Financial Statements

Our Board of Directors, acting in the absence of an audit committee and after discussion with Gary Cheng CPA Limited, our former independent registered public accounting firm, concluded that our previously issued financial statements for the fiscal year ended December 31, 2025, and for the interim periods ended June 30, 2025, September 30, 2025, and March 31, 2026, should no longer be relied upon and required restatement. We reported that conclusion in a Current Report on Form 8-K filed with the SEC on August 5, 2026. On the same date, we also filed amendments restating our Quarterly Report on Form 10-Q for the period ended June 30, 2025; our Quarterly Report on Form 10-Q for the period ended September 30, 2025; our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and our Quarterly Report on Form 10-Q for the period ended March 31, 2026 (collectively, the “Restatement”). The Restatement corrected the classification of certain accounts receivable from current to non-current assets and the classification of the redeemable non-controlling interest in Zhejiang Jizhu from permanent equity to mezzanine equity. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Restatement of Previously Issued Financial Statements” and “Risk Factors” included elsewhere in this prospectus.

Change in Independent Registered Public Accounting Firm

On July 31, 2026, SecureTech’s Board of Directors, acting in the absence of an audit committee, dismissed Gary Cheng CPA Limited as SecureTech’s independent registered public accounting firm and, effective the same date, engaged Marcum Asia CPAs LLP, a U.S.-based PCAOB-registered firm, to review SecureTech’s interim financial statements for the quarterly periods ending June 30, 2026 and September 30, 2026 and to audit its consolidated financial statements for the fiscal year ending December 31, 2026. Gary Cheng CPA Limited’s report on the consolidated financial statements for the fiscal year ended December 31, 2025, as restated, is included in this prospectus. See “Change in Registrant’s Certifying Accountant.”

Permanent Subsidiary and Earnout Election—AI UltraProd

On August 13, 2026, SecureTech entered into a Permanent Subsidiary and Earnout Election Agreement with AI UltraProd, Inc., Aiultraprod Group Limited, AIUP Holding Limited, and Zhejiang Jizhu Technology Co., Ltd., pursuant to which the parties unanimously elected to forgo the previously contemplated spin-off of the AI UltraProd business and to retain it as a permanent subsidiary of SecureTech. In connection with the election, SecureTech exercised the “No Spin-Off Earnout” under the Acquisition and Stock Purchase Agreement dated June 23, 2025 and issued 357 shares of its Series A Preferred Stock to AIUP Holding Limited in settlement of the contingent consideration established at the acquisition date. The contingent consideration had been recognized at the acquisition date at its fair value of $1,652,910 and classified within equity; accordingly, the issuance settled that equity-classified contingent consideration within equity and did not result in any additional purchase consideration, remeasurement through earnings, or change in goodwill. Upon issuance, the Acquisition and Stock Purchase Agreement and the related Incubation Operating Agreement automatically terminated in accordance with their terms, except for provisions that expressly survive.

2026 Roadmap: Driving Innovation and Growth

Under the leadership of our newly appointed President and Chief Executive Officer, J. Scott Sitra, SecureTech is repositioning its strategic focus to support accelerated growth, operational efficiency, and long-term shareholder value. In 2026, the Company is executing on a defined set of core initiatives, each aimed at transforming its business platform and expanding its market presence.

The principal strategic objectives include:

•Complete Nasdaq Listing: SecureTech is working toward completing the listing of its common stock on the Nasdaq Capital Market in connection with this offering, subject to meeting all applicable listing requirements and regulatory approvals. There can be no assurance that our listing application will be approved, and the closing of this offering is conditioned on that approval.

•AI UltraProd Expansion into U.S. and Indonesian Markets: AIUP is actively entering the U.S. and Indonesian markets, leveraging its advanced AI-driven manufacturing technologies to serve high-growth industrial sectors.

•Continue Investor Awareness Program: SecureTech has initiated a structured investor awareness and communications program to enhance visibility and broaden outreach to the investment community.

•Retain AI UltraProd as a Permanent Subsidiary: On August 13, 2026, the parties to the Acquisition Agreement unanimously elected to forgo the previously contemplated spin-off of AI UltraProd as a separate exchange-listed company. AI UltraProd will be retained as a permanent subsidiary of SecureTech.

•Evaluate Additional M&A Opportunities: SecureTech will continue reviewing acquisition candidates with $5–$10 million in annual revenue, strong intellectual property, and experienced management teams capable of scaling into new markets and regions.

•Complete the Top Kontrol Spin-Off: The company plans to finalize the previously announced spin-off of its Top Kontrol safety device business onto the OTCQB Venture Market, creating a dedicated platform for growth while providing value to SecureTech shareholders.

•Establish a Bitcoin Treasury Under Piranha Blockchain: As part of its digital infrastructure strategy, SecureTech intends to establish a BTC treasury reserve within its Piranha Blockchain subsidiary, aligning with emerging trends in digital asset management and treasury diversification.

Listing on OTCQB® Venture Market

Our common stock is quoted on the OTCQB® Venture Market under the symbol “SCTH.” The quotations reported on the OTCQB® Venture Market reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

The bid and ask prices for shares of our common stock vary significantly from week to week. An investor holding shares of our common stock on the OTCQB® Venture Market may find it difficult to sell the shares and may find it impossible to sell more than a small number of shares at the quoted bid price.

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB® Venture Market under the symbol “SCTH.” In connection with this offering, we intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCTH.” If our listing application is approved by Nasdaq, we expect to list our common stock on Nasdaq in connection with this offering, at which point our common stock will cease to be quoted on the OTCQB® Venture Market. No assurance can be given that our listing application will be approved. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements. If our application is not approved, this offering will not be completed. The offering is contingent upon final approval of the listing of our common stock on Nasdaq.

Corporate Information

We are incorporated under the laws of the State of Wyoming. Our principal executive offices are located at 2355 Highway 36 West, Suite 400, Roseville, MN  55113, and our telephone number is (651) 317-8990. Our corporate website is www.securetechinnovations.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this registration statement, and you should not consider information on our website to be part of this registration statement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Implications of Being a Controlled Company

Immediately following the completion of this offering (assuming the issuance of 228,000 shares of common stock offered hereby), J. Scott Sitra, our Chief Executive Officer, will beneficially own approximately 57% of our outstanding Series A Preferred Stock, which will entitle him to 10,000 votes per share, as well as a portion of our common stock. As a result, Mr. Sitra will control approximately 52.3% of the aggregate voting power of our outstanding capital stock immediately following the completion of this offering.

Under the corporate governance standards of the Nasdaq Stock Market LLC, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company.” For so long as Mr. Sitra continues to hold more than 50% of the voting power of our outstanding capital stock, including through his ownership of our Series A Preferred Stock and common stock, we will be a “controlled company” for purposes of the Nasdaq rules.

For so long as we are a controlled company under that definition, we are permitted to rely on certain exemptions from Nasdaq’s corporate governance requirements, including:

•an exemption from the requirement that a majority of the members of our board of directors be independent directors;

•an exemption from the requirement that the compensation of our chief executive officer be determined or recommended solely by independent directors; and

•an exemption from the requirement that our director nominees be selected or recommended solely by independent directors.

Although we do not currently intend to rely on the “controlled company” exemption under Nasdaq’s listing rules, we could elect to rely on this exemption in the future. If we elect to do so, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, if we do elect to rely on this exemption in the future, you will not have the same protection afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements. In addition, because Mr. Sitra will be able to exert significant influence over all matters submitted to a vote of our stockholders, including the election and removal of directors, mergers, asset sales and other significant corporate transactions, and his interests may conflict with, and may not always be aligned with, those of our other stockholders.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider all of the information in this prospectus, including the full “Risk Factors” section, before investing. The principal risks that make an investment in us speculative or risky include, among others, the following:

Risks Related to Our Industry and the Broader Economy

•Our industry is highly competitive, and as a small company with an unknown brand, we are at a disadvantage to our competitors.

Risks Related to Our Business

•Our use of AI technologies may adversely impact our business, reputation, financial condition and results of operations.

•Use of artificial intelligence in our operations could result in reputational or competitive harm and legal or regulatory liability.

•Our products may not achieve market acceptance, which would significantly reduce our chances of success.

•If the market prefers to buy our competitors’ products and services, our business may fail.

•Consumer trends, seasonal fluctuations, and general global economic conditions can lead to unpredictable operating results.

•We may be unable to successfully manage our inventory to match consumer demand.

•We may implement a product recall or voluntary market withdrawal, which could significantly increase our costs, damage our reputation, and disrupt our business.

•We may be unable to protect our proprietary rights and intellectual property.

•While no current lawsuits are filed against us, there is a possibility that claims may arise in the future.

•Our business’s success depends heavily on key personnel, particularly J. Scott Sitra, and his business experience, understanding of the industries we compete in, and general global business operations. Our business would likely fail if we were to lose his services.

•Our officers and directors essentially determine and control all corporate decisions without the need for shareholder approval.

•Our officers and directors may be subject to conflicts of interest.

•Our officers and directors have other significant outside business interests.

•We depend on third-party contract manufacturers to produce our products.

•We incur significant additional expenses and management’s time relating to SEC reporting and compliance requirements.

•We have agreed to fully indemnify our officers and directors against lawsuits.

Risks Related to Our Financial Condition

•We lack an operating history and are incurring ongoing losses that we expect to continue into the future.

•Operating as a public company requires significant additional expenses and management time, reducing funds available to implement our business plan and potentially adversely affecting our results of operations, cash flow, and overall financial condition.

•Our auditing firm has issued a going concern warning on our ability to continue operations for the next 12 months.

•We need to raise additional capital, which may not be available to us in the future or on terms we find acceptable.

•We restated our previously issued financial statements and have identified material weaknesses in our internal control over financial reporting.

•Minority investors in our principal operating subsidiary may require us to redeem their equity interests.

Risks Related to Our Business Strategy

•We intend to acquire other companies and technologies. Any acquisition we make could fail to result in a commercial product or sales, divert our management’s attention, result in additional dilution to our stockholders, and otherwise disrupt our business.

•Our operating results will be harmed if we cannot effectively manage and sustain our future growth or scale our operations.

Risks Related to Planned Data Centers and Blockchain Operations

•Our future cryptocurrency and other digital asset holdings may be exposed to cybersecurity threats and hacking.

•The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

•Risk related to technological obsolescence and difficulty in obtaining advanced hardware.

•Our future data centers will be subject to various property and other insurance risks.

•The financial performance of our future data centers may be impacted by price fluctuations in the power market and other market factors beyond our control.

•Hazards associated with high-voltage electricity transmission and industrial operations may result in the suspension of our operations or the imposition of civil or criminal penalties.

Risks Related to Market for Our Common Stock

•Investing in our common stock is a risky investment and could result in the loss of your entire investment.

•Even though our common stock is listed on the OTCQB® Venture Market, and the closing of this offering is contingent upon a successful listing of our common stock on the Nasdaq Capital Market, an active trading market for shares of our common stock has yet to develop and may never develop. In the event a market does develop in the future, such future market prices for our shares may be volatile.

•We do not intend to pay any dividends on our common stock, so there are limited ways to profit from an investment in our common stock.

•We have certain anti-takeover provisions and may issue additional securities, including common and preferred shares, without shareholder consent. This may make it difficult, if not impossible, to replace or remove our current management and could also result in significant dilution to existing investments in our common stock.

•Sales of our common stock under Rule 144 could reduce our stock price.

Risks Related to Our Capital Structure and Public Company Status

•If you invest in this offering, you will experience immediate and substantial dilution in the net tangible book value of your investment, and you may experience further dilution in the future.

•We expect that we will need to raise additional capital in the future, which may not be available on favorable terms, may be available only on terms that are dilutive to existing stockholders and could depress the market price of our common stock.

•Our capital structure and status as a closely held, “controlled company” will concentrate control with Mr. Sitra, our Chief Executive Officer and controlling stockholder, which may limit your ability to influence corporate matters and result in corporate governance that differs from that of other public companies.

•Our status as a “smaller reporting company” allows us to avail ourselves of reduced disclosure and governance requirements, which may make our stock less attractive to investors.

•We will incur increased costs and demands on management as a result of being a public company, and if we fail to maintain effective internal controls over financial reporting and disclosure controls, we could harm our business and the trading price of our common stock.

Risks Related to Doing Business in China

•We face certain general risks related to doing business in China.

•Change in China’s economic, political or social conditions, laws, regulations or governmental policies could have a material adverse effect on our business, financial conditions and results of operations.

•The current tension in international trade, particularly with regard to U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations.

•Uncertainties with respect to the PRC legal system, including uncertainties regarding the interpretation and enforcement of laws, and sudden or unexpected changes of PRC laws and regulations with little advance notice could adversely affect us and limit the legal protections available to you and us, and the Chinese government may exert more oversight and control over offerings that are conducted overseas, which changes could materially hinder our ability to offer or continue to offer our securities, and cause the value of our securities to significantly decline or become worthless.

•The Chinese government has substantial oversight and influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions could impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

•The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

•The approval, filing, or other procedures of the CSRC or other Chinese government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

•We may be adversely affected by the complexity, uncertainties and changes in PRC regulations governing automotive services and internet-related services in the PRC.

•We may become subject to a variety of laws and regulations regarding cybersecurity and data protection, and any failure to comply with applicable laws and regulations, including improper use or appropriation of personal information provided directly or indirectly by our customers or end customers, could have a material adverse effect on our business, financial condition and results of operations.

•You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

•It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong.

•The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may subject us to penalties or liabilities.

•You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our common stock.

•There are some political risks associated with conducting business in Hong Kong.

Risks Related to Ownership of Our Common Stock and This Offering

•The market price of our common stock may be volatile and could decline significantly, including immediately following this offering, and you may lose all or part of your investment.

•Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a de-listing of our common stock.

•We may not be able to satisfy Nasdaq’s initial and continued listing requirements, and any failure to initially list on this list or maintain our listing could reduce the liquidity and market price of our common stock.

•We have broad discretion in the use of the net proceeds from this offering and may not use them effectively or in ways that you would agree with.

•As we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our common stock for return on your investment.

•If securities or industry analysts do not publish research or reports about our business or if they issue unfavorable reports, our stock price and trading volume could decline.

The Offering

Following is a brief summary of this offering:

Common Stock Offered	Up to 228,000 shares of our common stock (262,200 shares if the underwriter exercises its option in full to sell an additional 15% of shares in this offering).

Best Efforts Offering

This is a best efforts underwritten offering. The underwriter has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The underwriter is not purchasing or selling any of the securities we are offering, and is not required to arrange the purchase or sale of any specific number or dollar amount of securities. There is no minimum number of securities or minimum aggregate amount of proceeds that is a condition for this offering to close.

Common Stock Outstanding Before the Offering	17,169,717 shares

Common Stock Outstanding After the Offering	17,397,717 shares of our common stock (17,431,917 shares if the underwriter exercises its option in full to sell an additional 15% of shares in this offering).

Use of Proceeds

We intend to use the net proceeds from this offering for (i) the repayment of certain convertible promissory notes and bridge notes issued to unrelated third-parties, (ii) direct investment into AI UltraProd for growth and U.S. market entry, and (iii) the remainder is expected to be used for working capital, and other general corporate purposes, including potential future acquisitions. See “Use of Proceeds” on page 48.

Lock-up

We and our directors, officers and certain stockholders and debt holders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for certain periods of time after the date of this prospectus. See “Plan of Distribution—Lock-Up Agreements.”

Underwriter’s Warrant

The registration statement of which this prospectus forms a part also registers the Underwriter’s Warrants and the shares of common stock issuable upon exercise of the Underwriter’s Warrants. The Underwriter’s Warrants will entitle the holders to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock sold in this offering.

The Underwriter’s Warrants will be exercisable, in whole or in part, at any time and from time to time during the five-year period commencing on the commencement of sales of this offering, at an exercise price equal to 125% of the public offering price per share in this offering (or $27.50 per share, based on an assumed public offering price of $22 per share). The Underwriter’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e). The Underwriter’s Warrants may not be sold, transferred, assigned, pledged or hypothecated, nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities, for a period of 180 days following the commencement of sales of the securities in this offering, except as permitted by FINRA Rule 5110. See “Plan of Distribution” for a more detailed description of the Underwriter’s Warrants and the shares of common stock issuable upon exercise of the Underwriter’s Warrants.

Risk Factors

Investing in our common stock involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. Please see “Risk Factors” beginning on page 22 for a discussion of factors to carefully consider before deciding to invest in our common stock.

Trading Symbol	Our common stock is currently traded on the OTCQB® Venture Market under the symbol “SCTH.”

Proposed Nasdaq Listing

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “SCTH.”

No assurance can be given that our application will be approved by Nasdaq. If our application is not approved, this offering will not be completed. Consummation of this offering is contingent upon final approval of the listing of our common stock on Nasdaq.

Except as otherwise indicated herein, all information in this prospectus assumes the sale of the number of shares of common stock offered on the cover of this prospectus and no exercise of (i) the underwriter’s option to sell additional shares in this offering, or (ii) the Underwriter’s Warrants, and is based on 17,169,717 shares of common stock outstanding as of August 31, 2026.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data as of and for the fiscal years ended December 31, 2025 and 2024 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our audited consolidated financial statements as of and for the fiscal year ended December 31, 2025 have been restated. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Restatement of Previously Issued Financial Statements” and Note 1 to our audited consolidated financial statements. The summary consolidated financial data as of June 30, 2026 and for the six months ended June 30, 2026 and 2025 are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus, which have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial information for those periods.

Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation.

Our results for any interim period are not necessarily indicative of the results that may be expected for the full fiscal year, and our historical results for any period are not necessarily indicative of results to be expected for any future period. Our acquisition of AI UltraProd on June 23, 2025 materially limits the comparability of the periods presented. You should read the following summary financial information together with our consolidated financial statements and the related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Consolidated Statements of Operations Data (Amount in U.S. Dollars, except share data)	Six Months Ended June 30, 2026 (Unaudited)	Six Months Ended June 30, 2025 (Unaudited)	Fiscal Year Ended December 31, 2025 (Restated)	Fiscal Year Ended December 31, 2024
Total revenues	$ 4,852,716	$ -	$ 7,720,757	$ 14,235
Cost of revenues	3,779,636	-	5,818,498	3,421
Gross profit	$ 1,073,080	$ -	$ 1,902,259	$ 10,814
Total operating expenses	1,722,811	179,938	1,666,939	414,400
(Loss) income from operations	$ (649,731)	$ (179,938)	$ 235,320	$ (403,586)
Other expense, net	(791,845)	(8,314)	(149,612)	(5,854)
(Loss) income before income taxes	$ (1,441,576)	$ (188,252)	$ 85,708	$ (409,440)
Income tax benefit (provision)	110	-	117,590	-
Net (loss) profit	$ (1,441,466)	$ (188,252)	$ 203,298	$ (409,440)
Less: net (loss) profit attributable to redeemable non-controlling interests	(1,206)	-	23,889	-
Less: net (loss) profit attributable to non-controlling interests	(8,875)	-	66,632	-
Net (loss) profit attributable to SecureTech shareholders	$ (1,431,385)	$ (188,252)	$ 112,777	$ (409,440)
(Loss) earnings per share:
Basic	$ (0.08)	$ (0.00)	$ 0.00*	$ (0.01)
Diluted	$ (0.08)	$ (0.00)	$ 0.00*	$ (0.01)
Weighted average common shares outstanding:
Basic	17,637,604	46,000,410	40,010,980	78,148,402
Diluted	17,637,604	46,000,410	222,960,980	78,148,402

* Less than US$0.005

Consolidated Balance Sheet Data (Amount in U.S. Dollars)	As of June 30, 2026 Actual (Unaudited)	As of June 30, 2026 As Adjusted(1)(2) (Unaudited)	As of December 31, 2025 Actual (Restated)
Cash and equivalents	$ 311,711	$ 4,566,591	$ 233,825
Working capital	833,612	$5,073,612	1,148,535
Total assets	20,910,360	25,150,360	19,190,202
Total liabilities	9,352,841	7,174,447	7,115,144
Mezzanine equity — redeemable non-controlling interest	783,324	783,324	738,303
Total equity attributable to SecureTech shareholders	9,876,396	14,131,276	10,602,113
Total stockholders’ equity	10,774,195	15,029,075	11,336,755

(1)The as adjusted consolidated balance sheet data gives effect to (i) the issuance and sale of 228,000 shares of our common stock in this offering at an assumed public offering price of $22.00 per share, which is the last reported sale price of our common stock on the OTCQB Venture Market on August 31, 2026, after deducting underwriting fees and commissions and estimated offering expenses payable by us, and (ii) the repayment of $2,178,400 in the aggregate principal amount of certain notes issued by us with a portion of the net proceeds from this offering.

(2)As adjusted information is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. Each $1.00 increase (decrease) in the assumed public offering price of $22.00 per share would increase (decrease) each of the as adjusted cash and equivalents, working capital, total assets, and total stockholders’ equity by approximately $212,040, $212,040, $212,040 and $212,040, respectively, assuming that the number of shares of common stock offered by us, as set forth on the cover of this prospectus, remains the same, and after deducting the underwriting fees and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 50,000 shares in the number of shares of common stock offered by us, as set forth on the cover of this prospectus, would increase (decrease) each of the as adjusted cash and equivalents, working capital, total assets, and total stockholders’ equity by approximately $1,023,000, $1,023,000, $1,023,000 and $1,023,000, respectively, assuming that the assumed public offering price remains the same, and after deducting the underwriting fees and commissions and estimated offering expenses payable by us.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our consolidated financial statements and the related notes, before deciding whether to invest in our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

The risks described below are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are immaterial may also impair our business operations.

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” “SecureTech” or the “Company” refer to SecureTech Innovations, Inc. and its consolidated subsidiaries.

Risks Related to Our Industry and the Broader Economy

Our industry is highly competitive, and as a small company with an unknown brand, we are at a disadvantage to our competitors.

Our industry is highly competitive in general. We are a small company with limited financial resources and an unknown brand with limited recognition. Our competitors, both established and future unknown competitors, have better brand recognition and, in most cases, substantially greater financial resources than we have. Our ability to compete successfully in our industry depends on many factors, both within and outside our control. These factors include the following:

•our success in designing and developing new or enhanced products;

•our ability to address the changing needs and desires of retailers and consumers;

•the pricing, quality, performance, reliability, features, ease of installation and use, and diversity of our products;

•the quality of our customer service;

•product or technology introductions by our competitors; and

•the ability of our contract manufacturing partners to deliver products on time, on price, and with acceptable quality.

If we cannot effectively compete on a continual basis or unforeseen competitive pressures arise, such inability to compete could have a material adverse effect on our business, results of operations, and overall financial condition.

Risks Related to Our Business

Our use of AI technologies may adversely impact our business, reputation, financial condition and results of operations.

We incorporate any may continue to incorporate artificial intelligence, machine learning, data science, and similar technologies (collectively, “AI”) in connection with our business operations and intend to increase this use over time. Our use of AI technologies carries certain risks, including regarding the accuracy and quality of AI outputs, which may or may be perceived to be inaccurate, incomplete, biased, misleading, discriminatory or otherwise inappropriate for our needs, which could adversely affect our business and reputation. Our use of AI, may also create legal and financial exposure, including for claims and liabilities associated with AI outputs that may be alleged to infringe the intellectual property rights of third parties.

Furthermore, our use or any use by our contractors, consultants, vendors, or service providers, of third-party AI providers to process our confidential or other sensitive information could put the confidentiality of such information at risk, including if any such third-party AI provider breaches its contractual obligations to us, suffers cyber-attacks or intentionally or inadvertently discloses, or misuses our confidential or sensitive information or otherwise incorporates the same into publicly available training sets. In such an instance, it is possible that our confidential or other sensitive information could become available to third parties, including our competitors. We or our employees may use AI technologies, inadvertently or otherwise, in a manner that puts our confidential information or intellectual property rights at risk. Any of the foregoing risks may result in diversion of management’s attention and resources, and may harm our business, reputation, results of operations, financial condition and prospects.

Further, any product created by us using AI technologies may not be subject to copyright protection, which may adversely affect our intellectual property rights in, or ability to commercialize or use, any such content. In the United States, a number of civil lawsuits have been initiated related to the foregoing and other concerns, any one of which may, among other things, require us to limit the ways in which we use AI technologies. To the extent that we do not have sufficient rights to use the data or other material or content used in or produced by the AI technologies we employ, or if we experience cybersecurity incidents in connection with our use of AI, it could adversely affect our reputation and expose us to legal liability or regulatory risk, including with respect to third-party intellectual property, privacy, data protection and cybersecurity, publicity, contractual or other rights. Further, our competitors or other third parties may incorporate AI into their products more quickly or more successfully than us, which could impair our ability to compete effectively.

Additionally, changes in AI technology could require us to make significant ongoing investments to maintain and upgrade our technological capabilities. We may not successfully implement these developments in a timely or cost-effective manner, or at all, and the AI technologies in which we invest may be less effective than expected, or become unavailable to us on favorable terms, or at all. We may also be impacted by risks related to evolving laws, regulations and standards regarding the development and use of AI technologies. Changes in laws, regulations or industry standards governing AI use could lead to increased costs and compliance requirement or restrict our ability to use certain AI technologies in our operations altogether.

As the use of AI becomes more prevalent, we anticipate that it will continue to present new or unanticipated ethical, reputational, technical, operational, legal, competitive, and regulatory issues, among others. We expect that our incorporation of AI in our business will require additional resources, including the incurrence of additional costs, to develop and maintain our products and features to minimize potentially harmful or unintended consequences, to comply with applicable and emerging laws and regulations, to maintain or extend our competitive position, and to address any ethical, reputational, technical, operational, legal, competitive or regulatory issues which may arise as a result of any of the foregoing.

Use of artificial intelligence in our operations could result in reputational or competitive harm and legal or regulatory liability.

We may not be able to achieve the anticipated benefits of the AI initiatives, including expected costs savings. The use of AI also involves various operational, legal and competitive risks and challenges that could adversely affect our business, including cybersecurity vulnerabilities and evolving regulatory requirements across jurisdictions. The complex and evolving regulatory landscape surrounding AI technologies, including in respect of violations of intellectual property rights and data privacy concerns, creates compliance challenges and potential liability. The development and deployment of AI systems involve inherent technical complexities and uncertainties, and our AI systems may encounter unexpected technical difficulties, limitations or errors, including inaccuracies in data processing or flawed algorithms. Our competitors or other third parties may incorporate AI into their product development, product offerings, technology, and infrastructure operations and products more quickly or more successfully than us, which could impair our ability to compete effectively and adversely affect our business, financial condition and results of operations.

Our products may not achieve market acceptance, which would significantly reduce our chances of success.

Our ability to grow depends on whether the market accepts our current and future products and services, and we cannot assure you that any of our offerings will achieve or maintain commercial success. Market demand for emerging technologies is uncertain, customer preferences may change, competing solutions may develop, and unforeseen events may reduce interest in our products. If our products fail to gain broad market acceptance, it could force us to reduce our spending on research and development, advertising, and other essential company functions needed to improve and expand our product and service offerings. We cannot guarantee consumer demand or interest in our current or future products and services. A lack of market acceptance could have a material adverse effect on our business, results of operations, and overall financial condition.

If the market prefers to buy our competitors’ products and services, SecureTech may fail.

While we believe our products will achieve commercial success, there is no assurance that customers will accept or purchase them. If the market chooses our competitors’ products instead, becoming profitable could be challenging, if not impossible. Such a situation would significantly damage our business, potentially causing it to fail and leading to a total loss of investment.

Consumer trends, seasonal fluctuations, and general global economic conditions can lead to unpredictable operating results.

Our operating results may fluctuate significantly from period to period due to various factors, including customer purchasing patterns, competitive pricing, and general economic conditions. There is no assurance that we will be successful in marketing our products or that revenue from product sales will be significant. As a result, our revenues may vary significantly by quarter, and our operating results may experience substantial fluctuations, making it difficult to value our business and could lead to extreme volatility in our future share price. These factors could lead to adverse effects on our business and result in a total loss of investment.

We may be unable to successfully manage our inventory to match consumer demand.

Our inventory purchases are based, in part, on our sales forecasts. If these forecasts overestimate consumer demand, we may experience higher inventory levels, necessitating the sale of products at lower-than-anticipated prices, which would reduce our profit margins. Conversely, if our sales forecasts underestimate consumer demand, we may have insufficient inventory to meet demand, leading to lost sales. Both scenarios could materially and adversely affect our financial performance.

We may implement a product recall or voluntary market withdrawal, which could significantly increase our costs, damage our reputation, and disrupt our business.

The manufacturing, packaging, marketing, and processing of our products involve inherent risks of not meeting applicable quality standards and requirements. In such an event, we may voluntarily implement a recall or market withdrawal, or be required to do so by a regulatory authority. A recall or market withdrawal would be costly, diverting management resources. Additionally, a recall or withdrawal of one of our products, or a similar product processed by another entity, could impair sales due to confusion about the recall’s scope or damage to our reputation for quality and safety. If this situation arises, it could significantly and negatively impact our financial performance.

We may be unable to protect our proprietary rights and intellectual property.

Our future success partially relies on our proprietary technology, technical know-how, and other intellectual property. We use intellectual property laws, confidentiality procedures, and contractual provisions, such as nondisclosure terms, to safeguard our intellectual property. However, others may independently develop similar technology, duplicate our products, or design around our intellectual property rights. Unauthorized parties may also attempt to copy aspects of our products and technologies or obtain and use information that we consider proprietary. Any of these events could significantly harm our business, financial condition, and operating results.

The majority of our patents and software copyrights are issued in China. Implementation of Chinese intellectual property-related laws has historically been ineffective, primarily due to ambiguities in Chinese laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as those in the United States or other developed countries. Furthermore, identifying unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend our patents. Such litigation and its results could cause substantial costs and diversion of resources and management attention, which could harm our business and growth.

Additionally, we rely on technologies acquired from others and may depend on third parties for further required technologies. We might purchase a product’s logic component or other technological devices from outside sources, which may involve annual fees for updates, upgrades, and technical support. In the future, we may need to obtain licenses or other rights related to one or more of our products or technologies. These licenses or rights may not be available on commercially reasonable terms, or at all. Inability to obtain specific licenses or rights or the need to engage in litigation regarding these matters could materially and adversely affect our business, financial condition, and operating results. Moreover, using intellectual property licensed from third parties may limit our ability to protect our products’ proprietary rights.

While no current lawsuits are filed against SecureTech, there is a possibility that claims may arise in the future.

Currently, we do not have a general liability insurance policy. While we intend to seek such coverage during the current fiscal year, we cannot guarantee that we will be able to obtain it or, if offered, afford the annual premiums. Additionally, even with general liability coverage, there is no assurance that it would fully protect us from legal claims arising from future lawsuits. Such legal actions could have a material adverse effect on our results of operations and financial condition, potentially leading to a forced closure of the business and resulting in a total loss of investment.

Our business’s success depends heavily on key personnel, particularly J. Scott Sitra, and his business experience, understanding of the industries we compete in, and general global business operations. SecureTech would likely fail if we were to lose his services.

Our business’s success heavily relies on the abilities and experience of our principal executive officer, J. Scott Sitra. The loss of Mr. Sitra would have a significant and immediate impact on our business, results of operations, and overall financial condition. Furthermore, the loss of Mr. Sitra would force us to seek a replacement or replacements who may have less general business experience and, in particular, less experience in our industry, fewer industry contacts, and less understanding of our overall business plan and strategies. We cannot guarantee that we will be able to find a suitable replacement if Mr. Sitra departs, which could force us to curtail or cease operations, leading to a total loss of investment.

Mr. Sitra is not currently covered by an employment agreement, nor is he subject to a non-compete agreement that would survive his employment termination. Mr. Sitra can terminate his relationship with us at any time without cause. Additionally, we do not carry “key person” insurance on any employee, including Mr. Sitra. His departure would likely have a severe and negative impact on our overall business and could cause us to cease operations, resulting in a total loss of investment.

Besides our dependency on Mr. Sitra’s continued services, our future success will also depend on our ability to attract and retain additional key personnel. We face intense competition for such qualified individuals from well-established and better-financed competitors. We may not be able to attract talented new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition, potentially leading to a total loss of investment.

Our officers and directors currently control an aggregate of approximately 88.5% of our eligible votes in all voting matters. Accordingly, our officers and directors can effectively determine and control all corporate decisions, even if such decisions may not be in the best interest of minority shareholders.

As of the date of this prospectus, our officers and directors currently control an aggregate of 192,962,210 votes in all voting matters, or approximately 88.5% of all eligible votes. Accordingly, our officers and directors can effectively determine the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets without needing minority shareholder approval. The interests of our directors may differ from those of other shareholders, which could lead to corporate decisions that disadvantage minority shareholders. This concentration of voting power could negatively impact the company’s operations, financial condition, and value, potentially resulting in a total loss of investment.

Our officers and directors have other significant outside business interests and will be able to devote only a portion of their professional time to SecureTech’s operations. As such, our business could fail if any of them are unable or unwilling to devote a sufficient amount of time to our business.

The responsibility of developing our core businesses, negotiating and closing strategic business acquisitions, securing necessary financing, and fulfilling public company reporting requirements falls upon our officers and directors. As of the date of this registration statement, our officers and directors devote the following amount of their overall business time to our operations:

Officer/Director	Percentage of Overall Business Time Devoted to SecureTech’s Business

J. Scott Sitra President, CEO, and Director	90%
Anthony Vang Treasurer, Secretary, and Director	90%
Kao Lee General Manager of Top Kontrol	90%

It is essential to consider that none of our officers or directors are currently under employment agreements with any of their business interests, including SecureTech. If they were to enter into such agreements with outside business interests, they could be forced to resign from our business or devote even less time to SecureTech.

If any of our officers or directors are unable to fulfill their duties or decide to spend more time on competing business interests, we may experience a shortfall or complete lack of revenue, resulting in little or no profits and the eventual closure of our business, which could lead to a partial or total loss of investment.

We depend on third-party contract manufacturers who may not have adequate capacity to fulfill our needs or meet our quality and delivery objectives and timetables.

We do not own our production lines or manufacturing facilities. Instead, we manufacture our products through third-party contract manufacturers.

Our reliance on these third-party contract manufacturers involves significant risks, including reduced control over quality and logistics management, potential lack of adequate capacity, and the discontinuance of the contractors’ assembly processes. Potential financial instability at our contract manufacturers could force us to find new suppliers, increasing our costs and delaying our product and installation deliveries. Our contract manufacturers could also choose to discontinue building our products for various reasons, with or without cause. Consequently, we may experience delays in the timeliness, quality, and adequacy of product and installation deliveries. Any of these issues could have a material adverse effect on our business, results of operations, and overall financial condition.

We incur significant additional expenses and management’s time relating to SEC reporting and compliance requirements.

Our officers and directors are responsible for managing us, including complying with our SEC reporting obligations, maintaining disclosure controls and procedures, and preserving internal control over financial reporting. These public reporting requirements and controls are constantly changing and sometimes require us to obtain outside assistance from legal, accounting, or other compliance professionals, which could substantially increase our costs of remaining compliant. Should we fail to comply with these reporting requirements and internal controls and procedures, we may be subject to securities law violations.

Any potential future violation could result in additional compliance costs or costs associated with SEC judgments or fines, either of which would increase our costs, negatively affect our potential profitability, and impact our ability to conduct business.

We have agreed to fully indemnify our officers and directors against lawsuits.

We are a Wyoming corporation. Wyoming law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Wyoming law also authorizes Wyoming corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by Wyoming law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damages or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. While we intend to acquire liability insurance immediately upon resources becoming available, there is no guarantee that we can secure such coverage or that any insurance coverage, if ever secured, would protect us from any damages or loss claims filed against us. This lack of insurance coverage could lead to significant financial strain and potentially result in the closure of our business.

Risks Related to Our Financial Condition

We lack an operating history and are incurring ongoing losses that we expect to continue into the future. There is no assurance that our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on March 2, 2017, and had an accumulated deficit of $3,033,176 as of June 30, 2026, compared to $1,601,791 as of December 31, 2025. We incurred a net loss of $1,441,466 for the six months ended June 30, 2026 and used $2,228,293 of cash in operating activities during that period. We have not achieved profitability and expect to continue incurring net losses in future fiscal periods. We anticipate significant operating expenses, and as a result, we will need to generate substantial revenues to achieve profitability, which may never occur. Even if we achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis. This could lead to the failure and closure of our business.

Operating as a public company requires significant additional expenses and management time, reducing funds available to implement our business plan and potentially adversely affecting our results of operations, cash flow, and overall financial condition.

Operating as a public company is considerably more expensive than operating as a private company, including the need for additional funds to obtain outside assistance from legal, accounting, investor relations, and other professionals, which could be costlier than anticipated. We may also need to hire additional staff to comply with ongoing SEC reporting requirements. We estimate that maintaining our SEC reporting status will cost approximately $250,000 for the fiscal period ending December 31, 2026. As our business grows and develops, our financial statements and regulatory filings will become more complex. This increased complexity will likely raise our overall compliance expenses—potentially substantially—which could have an unexpected material adverse effect on our business, results of operations, and overall financial condition.

There is substantial uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your entire investment.

Our former independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in its audit report on our consolidated financial statements for the fiscal year ended December 31, 2025, dated March 24, 2026, except for the effects of the restatement, as to which the date is August 5, 2026, which report is included in this registration statement. Management has separately concluded, as of June 30, 2026, that conditions exist that raise substantial doubt about our ability to continue as a going concern and that its plans do not alleviate that substantial doubt. This indicates that there is substantial doubt about our ability to continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from this uncertainty. Consequently, we may have to cease operations, which could result in a total loss of your investment.

We will need additional capital in the future, but there is no assurance that funds will be available on acceptable terms, or at all.

We must raise additional funds to achieve growth and fund our business initiatives. This financing may not be available in sufficient amounts or on terms acceptable to us and may be dilutive to existing stockholders if raised through additional equity offerings. Additionally, any securities issued to raise funds may have rights, preferences, or privileges senior to those of existing stockholders. If adequate funds are not available, or are not available on acceptable terms, our ability to expand, develop or enhance services or products, or respond to competitive pressures may be materially limited. This could have a negative impact on our business, financial condition, and overall shareholder value.

We restated our previously issued financial statements, and we have identified material weaknesses in our internal control over financial reporting. If we fail to remediate these material weaknesses, we may be unable to report our results accurately or timely, which could harm our business and the trading price of our common stock.

Our Board of Directors, acting in the absence of an audit committee and after discussion with Gary Cheng CPA Limited, our former independent registered public accounting firm, concluded that our previously issued financial statements for the fiscal year ended December 31, 2025, and for the interim periods ended June 30, 2025, September 30, 2025, and March 31, 2026, should no longer be relied upon and required restatement. We reported that conclusion in a Current Report on Form 8-K filed with the SEC on August 5, 2026. On the same date, we also filed amendments restating our Quarterly Report on Form 10-Q for the period ended June 30, 2025; our Quarterly Report on Form 10-Q for the period ended September 30, 2025; our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and our Quarterly Report on Form 10-Q for the period ended March 31, 2026 (collectively, the “Restatement”). The Restatement corrected the classification of certain accounts receivable from current to non-current assets and the classification of the redeemable non-controlling interest in Zhejiang Jizhu Technology Co., Ltd. from permanent equity to mezzanine equity, together with related accretion.

In connection with the Restatement, management identified a material weakness relating to our controls over the accounting for non-routine and complex transactions. We did not have personnel with sufficient U.S. GAAP technical accounting expertise, or a formal process for the review of significant or unusual transactions, to identify and apply the applicable accounting requirements for complex equity instruments and for the classification of assets as current or non-current. This material weakness is in addition to material weaknesses that have existed since our inception in 2017, namely that we do not have an audit committee and do not have an independent Board of Directors or a board member designated as an independent financial expert.

As of June 30, 2026, our management concluded that our disclosure controls and procedures were not effective and that our internal control over financial reporting was not effective. We have nominated three independent director candidates, each a certified public accountant, and we intend to seat them and establish an audit committee concurrently with or prior to the effectiveness of the listing of our common stock on Nasdaq, subject to our obtaining directors and officers liability insurance. We are also enhancing our technical accounting review and engaging outside technical accounting resources. These measures may not be sufficient, and we will not consider the material weaknesses remediated until the applicable controls have operated for a sufficient period and management has concluded, through testing, that they are operating effectively.

If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses, we may be unable to produce accurate and timely financial statements, we may be required to restate our financial statements again, we may fail to meet our reporting obligations or the continued listing standards of Nasdaq, investors may lose confidence in our reported financial information, and the trading price of our common stock could decline. Any restatement or control failure may also expose us to litigation and to SEC enforcement or review, and may make it more difficult and more expensive for us to obtain directors and officers liability insurance.

Minority investors in our principal operating subsidiary may require us to redeem their equity interests, which would require cash we may not have.

Certain minority investors in Zhejiang Jizhu Technology Co., Ltd., our principal PRC operating subsidiary, hold equity interests that they may require to be redeemed upon the occurrence of specified events, including the failure to complete an initial public offering of Zhejiang Jizhu, the failure to satisfy specified contractual conditions, or the failure to achieve defined operating performance targets. The redemption amount is the holder’s original investment plus a simple annual return of 6% or 8%, depending on the agreement.

Because redemption is not solely within our control, we report these interests as mezzanine equity outside of permanent equity. The carrying amount was $783,324 as of June 30, 2026 and $738,303 as of December 31, 2025, and we accreted $46,227 to redemption value during the six months ended June 30, 2026. If the redemption rights are exercised, we or Zhejiang Jizhu would be required to pay cash that we may not have available, and we may be required to raise capital on unfavorable terms or divert cash from our operations. Zhejiang Jizhu has joint liability under the applicable agreements.

Risks Related to Our Business Strategy

We intend to acquire other companies and technologies. Any acquisition we make could fail to result in a commercial product or sales, divert our management’s attention, result in additional dilution to our stockholders, and otherwise disrupt our business.

We plan to acquire and invest in businesses and technologies that we believe could complement or expand our portfolio, enhance our technical capabilities, and offer new growth opportunities. However, we may not be able to successfully complete any acquisition we choose to pursue. Further, we may not be able to integrate any acquired business, product, or technology in a cost-effective and non-disruptive manner. Our pursuit of acquisitions may require significant attention from management and cause us to incur unforeseen costs and expenses in identifying, investigating, and pursuing suitable acquisitions, whether they are consummated or not.

We may not be able to identify desirable acquisition targets, enter into agreements with them, or obtain the expected benefits from any acquisition or investment. Similarly, we may not be able to identify and acquire new technologies in a timely manner, or at all. Acquisitions could also result in the issuance of dilutive equity securities, the use of our available cash, or the incurrence of debt, harming our operating results. If an acquired business fails to meet our expectations, our business, financial condition, and results of operations may be negatively affected.

Our operating results will be harmed if we cannot effectively manage and sustain our future growth or effectively scale our operations.

We may be unable to manage our growth and future growth efficiently or profitably. Our revenue, operating margins, or growth may be less than expected. If we cannot scale our operations efficiently or maintain pricing without significant discounting, we may fail to achieve expected operating margins, which would have a material and adverse effect on our operating results. Growth may also stress our ability to adequately manage operations, quality of products, safety, and regulatory compliance. If growth significantly decreases, it will negatively impact our cash reserves, possibly necessitating additional financing, which could increase indebtedness or result in dilution to shareholders. Furthermore, we may not be able to obtain additional financing on acceptable terms, if at all. This could lead to a material adverse effect on our business, financial condition, and overall shareholder value.

Risks Related to Planned Data Centers and Blockchain Operations

Future cryptocurrency and other digital asset holdings, including those held by unrelated third parties, may be exposed to cybersecurity threats and hacking.

Malicious actors may seek to exploit vulnerabilities within our future data center networks and programming codes. These actors might attack the network source code, server systems, cryptocurrency miners, third-party platforms, cold and hot storage locations, or software. Flaws in or exploitations of corporate networks or programming source code that allow malicious actors to take or create money occur somewhat regularly. For example, hackers have been able to gain unauthorized access to third-party digital wallets and cryptocurrency exchanges, risking the loss or theft of some or all of our future cryptocurrency and digital asset holdings.

Our future networks may further be vulnerable to intrusions by hackers who could interfere with and introduce defects into our data center network operations. Private keys that enable holders to transfer funds may become lost, stolen, destroyed, or otherwise compromised, resulting in irreversible losses of cryptocurrencies and other digital assets. Such impacts on our private keys could have a material adverse effect on our business, prospects, operations, and the value of any cryptocurrencies or digital assets we might own or hold on behalf of unrelated third parties.

In the event of theft or a cybersecurity attack on our future networks, any losses from hackers to third-party accounts operating on our future networks could result in litigation against SecureTech. If our future insurance coverage is insufficient to satisfy such losses, it could have a material adverse effect on our business and ability to attract clients to our future data center operations. Ultimately, this could lead to a partial or complete loss of investment.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs cryptocurrency assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not occurred, and may never occur. The growth of this industry in general, and the use of Bitcoin, in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

•continued worldwide growth in the adoption and use of cryptocurrencies as a medium to exchange;

•governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

•changes in consumer demographics and public tastes and preferences;

•the maintenance and development of the open-source software protocol of the network;

•the increased consolidation of contributors to the cryptocurrency blockchain through mining pools;

•the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•the use of the networks supporting cryptocurrencies for developing smart contracts and distributed applications;

•general economic conditions and the regulatory environment relating to cryptocurrencies; and

•negative consumer sentiment and perception of Bitcoin specifically and cryptocurrencies generally.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

Risk related to technological obsolescence and difficulty in obtaining advanced hardware.

To remain competitive, SecureTech must continue to monitor the state of available technology for its future data centers and invest in the necessary hardware and equipment. SecureTech’s hardware and software may become obsolete, requiring substantial capital to replace. There can be no assurance that such data center and networking hardware will be readily available when needed.

Moreover, there can be no assurance that new and unforeseeable technology, either hardware-based or software-based, will not disrupt existing commercially available technology platforms. For example, the arrival of quantum computers, capable of solving certain types of mathematical problems fundamental to cybersecurity and blockchain security more quickly and efficiently than traditional computers, may have a significant and negative effect on cybersecurity protection efforts and data centers in general. This could render our technology platforms, both hardware-based and software-based, obsolete and outdated, having a material adverse effect on our business and ability to attract clients to our future data center operations

Our future data centers will be subject to various property and other insurance risks.

SecureTech’s future data center operations and computing equipment will be subject to all the hazards and risks normally encountered by computing equipment, blockchain, and digital asset storage companies. These hazards include the loss of computing and technology platforms due to natural disasters such as floods, fires, inclement weather, mudslides, earthquakes, or other events beyond SecureTech’s or its suppliers’ control. Such events could result in damage to or destruction of computing and technology platforms, damage to life or property, environmental damage, and possible legal liability for which SecureTech may not be insured or may be underinsured.

Additionally, any general hardware or software failure, including the ability to effectively manage and keep our data centers online and operational, could materially adversely affect SecureTech’s overall business, results of operations, and financial condition. Serious malfunctions in servers or central processing units, or their collapse, pose a risk as well. While malfunctions may occur on a specific server or part of it for short periods, such crashes or failures could potentially cause the collapse of the entire data center, resulting in significant economic damage to SecureTech and its data center operations.

Although SecureTech intends to maintain insurance against risks in the operation of its future data center operations in amounts it believes to be reasonable, such insurance will contain exclusions and limitations on coverage. If we incur material losses, our business, operating results, and financial condition could be adversely affected, and we may not have recourse against an insurer. Even if SecureTech maintains insurance, there is no guarantee that the coverage will be sufficient or that insurance proceeds will be paid to us.

The financial performance of our future data centers may be impacted by price fluctuations in the power market and other market factors beyond SecureTech’s control.

SecureTech’s future data center revenues, cost of doing business, results of operations, and operating cash flows may be impacted by price fluctuations in the power market and other factors beyond SecureTech’s control. Market prices for power, capacity, and other ancillary services are unpredictable and tend to fluctuate substantially. Unlike most other commodities, electric power can only be stored on a very limited basis and generally must be produced concurrently with its use. As a result, power prices are subject to significant volatility due to supply and demand imbalances, especially in the day-ahead and spot markets. Long- and short-term power prices may also fluctuate substantially due to other factors outside of SecureTech’s control, including:

•Changes in generation capacity in SecureTech’s markets, particularly with preferred sources such as clean hydroelectric electricity, including new supplies of power from new sources, expansion of existing sources, continued operation of uneconomic sources due to state subsidies, or additional transmission capacity;

•Environmental regulations and legislation;

•Supply disruptions, including source outages and transmission disruptions;

•Changes in power transmission infrastructure;

•Weather conditions, including extreme weather conditions and seasonal fluctuations, which can significantly reduce or limit the amount of hydroelectric energy that can be produced in an area;

•Development of new sources, new technologies, and new forms of competition for the production of power;

•Changes in economic and political conditions;

•Supply and demand for energy commodities;

•Supply chain disruption of electrical components needed to transmit electricity;

•Availability of competitively priced alternative energy sources; and

•Changes in capacity prices and capacity markets.

These factors and the associated fluctuations in power and prices could affect wholesale power generation and, ultimately, the cost of electricity SecureTech must pay to operate its future data centers. Changes, especially sharp and unexpected increases, in the price of electricity SecureTech must pay at its future data centers could make our future data center operations unprofitable, which would have a material adverse effect on SecureTech’s overall business, results of operations, and financial condition.

Hazards associated with high-voltage electricity transmission and industrial operations may result in the suspension of our operations or the imposition of civil or criminal penalties.

SecureTech’s future data center operations will be subject to the typical hazards associated with high-voltage electricity transmission and the supply of utilities to company facilities at an industrial scale. These hazards include explosions, fires, inclement weather, natural disasters, flooding, mechanical failure, unscheduled downtime, equipment interruptions, remediation, chemical spills, and discharges or releases of toxic or hazardous substances or gases, among other environmental risks. These hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment, and environmental damage. They may also result in the suspension of operations and the imposition of civil or criminal penalties, any of which could have a material adverse effect on SecureTech’s overall business, results of operations, and financial condition. Ultimately, we may have to discontinue all such operations, which could result in a partial or complete loss of your investment.

Risks Related to Market for Our Common Stock

Investing in SecureTech is a risky investment and could result in the loss of your entire investment.

Purchasing shares in SecureTech is speculative in nature and involves significant risks. Our shares should not be purchased by anyone who cannot afford to lose their entire investment. SecureTech’s business plan and objectives are speculative, and we may not achieve them successfully. Shareholders in SecureTech may be unable to realize a substantial return on their investment or any return whatsoever, potentially losing their entire investment. Therefore, each prospective investor should read this registration statement and all of its exhibits carefully and consult with their attorney, business advisor, and/or investment advisor.

An active trading market for shares of our common stock has yet to develop and may never develop. In the event a market does develop in the future, such future market prices for our shares may be volatile.

Our common stock currently trades on the OTCQB Venture Market, which generally provides less liquidity and visibility than a national securities exchange. We have submitted an application to list our common stock on Nasdaq in connection with this offering, but there can be no assurance that our listing application will be approved or that our common stock will continue to meet Nasdaq’s listing standards after any such listing. Consummation of this offering is contingent upon final approval of the listing of our common stock on Nasdaq.

The market price of our common stock may be highly volatile and subject to wide fluctuations, including declines that may occur immediately after our common stock begins trading on Nasdaq, regardless of our operating performance. The initial public offering price for our common stock will be determined by negotiations between us and the investors and may bear little or no relationship to the market price at which the common stock will trade after this offering. In addition, the trading market for our common stock may be limited, and our public float is expected to be relatively small, which can increase volatility and the risk of rapid and substantial price movements in response to relatively small trades or changes in sentiment. Thin trading volumes can also make it easier for market participants to engage in short-term trading strategies that may increase volatility in the market price of our common stock.

The market price of our common stock may decline below the initial public offering price, and you may not be able to resell your shares at or above the price you paid, or at all. The market price of our common stock may fluctuate in response to many factors, some of which are beyond our control, including: variations in our operating results or credit-performance metrics; changes in expectations regarding our growth, profitability or capital needs; announcements by us or our competitors; changes in securities analysts’ estimates or the absence of analyst coverage; changes in laws or regulations affecting our business or our industry; actual or anticipated sales of a large number of shares, including by our officers, directors or other large stockholders; the impact of our dual-class structure, closely held ownership and controlled-company status; and general market, economic or geopolitical conditions.

We do not intend to pay any dividends on our common stock, so there are limited ways to profit from an investment in SecureTech Innovations, Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. If we seek additional funding in the future, our future funding sources may likely prohibit us from paying any dividends. Because we do not intend to declare dividends, any gain on an investment in our shares of common stock will need to come through the appreciation of our common stock’s share price. We cannot guarantee that our common stock will ever appreciate in value, and even if it does, there is no assurance that you will be able to sell your shares at all, much less for a profit.

We have certain anti-takeover provisions and may issue additional securities, including common and preferred shares, without shareholder consent. This may make it difficult, if not impossible, to replace or remove our current management and could also result in significant dilution to existing investments in our common stock.

Our Articles of Incorporation, as amended, authorize the issuance of up to 500 million shares of common stock and up to 50 million shares of blank check preferred stock with such rights and preferences as may be determined by our Board of Directors.

Our Board of Directors may, without requiring shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting, or other rights that could supersede or adversely affect the voting power or other rights of the holders of our common stock. The ability of our Board of Directors to issue shares of common stock and/or preferred stock may prevent any shareholder attempt to replace or remove current management and could make it extremely difficult for a third party to acquire us, even if doing so would benefit our stockholders. Additionally, the issuance of additional common stock or preferred stock in the future may significantly reduce your proportionate ownership and voting power.

Sales of our common stock under Rule 144 could reduce our stock price.

From time to time, certain of our stockholders may be eligible to sell some or all of their shares of our common stock through ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement (which disappears after one year). Affiliates may sell after six months subject to Rule 144 volume, manner of sale, current public information, and notice requirements.

As of August 31, 2026, we had 17,169,717 shares of our common stock issued and outstanding. Of these shares currently issued and outstanding:

•11,559,705 are freely tradable without restrictions (commonly referred to as the “public float”);

•3,162,210 shares are held by affiliates and are subject to the restrictions and sale limitations imposed by Rule 144; and

•2,447,802 held by non-affiliates and are subject to the restrictions and sale limitations imposed by Rule 144.

The eventual availability for sale of substantial amounts of our common stock under Rule 144 could adversely affect the then-prevailing market prices for our securities and cause you to lose most, if not all, of your investment in our business.

Risks Related to Our Capital Structure and Public Company Status

If you invest in this offering, you will experience immediate and substantial dilution in the net tangible book value of your investment, and you may experience further dilution in the future.

The initial public offering price of our common stock is expected to be substantially higher than the as-adjusted net tangible book value per share of our common stock immediately after this offering. As a result, investors in this offering will incur immediate and substantial dilution of the difference between the public offering price paid by purchasers in this offering and the as-adjusted net tangible book value per share of our common stock after giving effect to this offering. Existing stockholders will also benefit disproportionately from any increase in the trading price of our common stock because they acquired their shares at prices significantly below the public offering price.

In addition, you may experience further dilution to the extent that additional shares of our common stock are issued after this offering, including upon conversion of our outstanding convertible debentures and other convertible securities, in connection with future equity or equity-linked financings, as equity compensation to employees, directors or consultants, or in connection with acquisitions or other strategic transactions. Any such issuances could result in additional dilution to you and could adversely affect the market price of our common stock.

We expect that we will need to raise additional capital in the future, which may not be available on favorable terms, may be available only on terms that are dilutive to existing stockholders and could depress the market price of our common stock.

Even after this offering, we expect that we will need to raise additional capital in the future to support the growth of our business, including to fund business advances, absorb credit losses, invest in technology and operations, and meet regulatory and public-company requirements. We may seek such capital through a combination of equity, equity-linked and debt financings, including additional public offerings of common stock or other securities, private placements, at-the-market (“ATM”) programs, credit facilities, or other instruments.

Additional capital may not be available on terms acceptable to us, or at all. If we raise capital through the issuance of equity or equity-linked securities, your ownership interest in our company will be diluted, and the issuance or potential issuance of such securities could depress the market price of our common stock. If we raise capital through debt financing, we may be subject to restrictive covenants and other terms that could limit our operational and financial flexibility and increase our interest expense. If we are unable to obtain additional capital when needed, on acceptable terms and in the amounts required, we may be forced to reduce or delay originations, scale back our growth plans, curtail investments in technology and personnel or otherwise modify our business strategy, any of which could adversely affect our business, financial condition and results of operations.

Our capital structure and status as a closely held, “controlled company” will concentrate control with our Executive Officers and may limit your ability to influence corporate matters and result in corporate governance that differs from that of other public companies.

Immediately following the completion of this offering, J. Scott Sitra, our President and Chief Executive Officer, Anthony Vang, our Chief Financial Officer, Treasurer and Secretary, and Kao Lee, our general manager, will beneficially own approximately 88,4% of the aggregate voting power of our outstanding capital stock.

As a result, we will be a “controlled company” under the corporate-governance standards of The Nasdaq Stock Market LLC (“Nasdaq”) for so long as more than 50% of the voting power of our outstanding capital stock is held by Messrs. Sitra, Vang and Lee, we will effectively be a closely held corporation with a single stockholder (together with his affiliates) exercising substantial control over our affairs. Under Nasdaq rules applicable to controlled companies, we are permitted to rely on certain exemptions from Nasdaq’s corporate-governance requirements, including exemptions from the requirements that a majority of our board of directors be independent and that our compensation and nominating and corporate-governance committees be composed entirely of independent directors. Although we do not currently intend to rely on these exemptions, we could elect to do so in the future. If we rely on one or more of these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate-governance requirements.

Even if we do not rely on the controlled-company exemptions, our dual-class structure and the concentration of voting power with Messrs. Sitra, Vang and Lee will allow them to exert significant influence over all matters submitted to a vote of our stockholders, including the election and removal of directors, amendments to our organizational documents, mergers, asset sales and other significant corporate transactions. Messrs. Sitra, Vang and Lee’s interests may conflict with, and may not always be aligned with, those of our other stockholders. For example, they may be more focused on long-term strategic objectives, liquidity for their own holdings, tax or estate-planning considerations or other factors than maximizing short-term stock price performance.

This concentrated control could discourage, delay, or prevent a change of control that stockholders may consider favorable, limit your ability to influence our corporate policies and adversely affect the market price and liquidity of our common stock. Investors who do not agree with the decisions of our controlling stockholders will be limited in their ability to change our management or strategy.

Our status as a “smaller reporting company” allows us to avail ourselves of reduced disclosure and governance requirements, which may make our stock less attractive to investors.

We are a “smaller reporting company” under SEC rules. As a smaller reporting company, we may take advantage of exemptions from various reporting and governance requirements applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and, in certain circumstances, exemptions from advisory votes on executive compensation and “golden parachute” payments. We have also elected to use the extended transition period for new or revised financial accounting standards applicable to smaller reporting companies, which means our financial statements may not be comparable to those of companies that adopt such standards on the effective applicable dates.

In addition, following this offering, securities class-action litigation could be brought against us in the event of a decline in the market price of our common stock. Any such litigation could result in substantial costs and divert management’s attention and resources, which could adversely affect our business, financial condition and results of operations.

We will incur increased costs and demands on management as a result of being a public company, and if we fail to maintain effective internal controls over financial reporting and disclosure controls, we could harm our business and the trading price of our common stock.

As a public company, particularly if we are successful in listing our common stock on Nasdaq, we will incur significant legal, accounting, insurance and other expenses that we did not incur as a private or OTC-traded company. These obligations include preparing and filing periodic and current reports with the SEC, complying with applicable listing-exchange rules, implementing and maintaining internal controls over financial reporting and disclosure controls and procedures, and satisfying other corporate-governance and compliance requirements.

Our management team is relatively small and has limited experience managing a public company. We may face challenges in designing, implementing and maintaining effective internal controls and procedures within the time periods required by law. If we identify material weaknesses or significant deficiencies in our internal control over financial reporting, and if we are unable to remediate them in a timely manner, we could be unable to report our financial results accurately, on a timely basis or in compliance with SEC rules, and we could face restatements, regulatory investigations, sanctions, investor lawsuits, loss of investor confidence and declines in the trading price of our common stock.

Risks Related to Doing Business in China

We face certain general risks related to doing business in China.

We are a company incorporated under the laws of the State of Wyoming and to date, AI UltraProd, Inc., our wholly owned subsidiary that is also incorporated in Wyoming, has served as our primary operating business and generated all of our consolidated revenues. However, to support our strategic growth, we have established several wholly owned subsidiaries in the People’s Republic of China (the “PRC”). As we begin to transact business in the PRC, there are certain risks and uncertainties related to doing business in China that include, but are not limited to, the following:

•We face risks related to health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019, and other outbreaks, which could disrupt our operations and adversely affect our business, financial condition and results of operations.

•Under the PRC Enterprise Income Tax Law (discussed in more detail below), we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

•There are significant uncertainties under the Enterprise Income Tax Law relating to the withholding tax liabilities of any of subsidiaries organized in the PRC (the “PRC subsidiaries”), and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify for certain treaty benefits.

•The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

•We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of technology-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

Change in China’s economic, political or social conditions, laws, regulations or governmental policies could have a material adverse effect on our business, financial conditions and results of operations.

We do not currently conduct significant operations in China, but that could change going forward. As a result, our results of operations, financial condition and prospects could be influenced by economic, political and legal developments in China. Economic reforms began in the late 1970s have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised. The economy of China differs from the economies of most developed counties in many respects, including with respect to the amount of government involvement, level of development, growth rate control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government exercises significant control over China’s economic growth through allocation resources and providing preferential treatment to particular industries or companies. The Chinese government also has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among different economic sectors. The Chinese government has implemented measures to encourage economic growth and guide the allocation of the resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations.

Although the PRC economy has grown significantly in the past decade, that growth may not continue, as evidenced by the slowing of the growth of the PRC economy since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on a specific industry including our operating companies in China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position.

The current tension in international trade, particularly with regard to U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations.

Although cross-border business may not be an area of our focus, if we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. Recently, there have been heightened tensions in international economic relations, such as the one between the United States and China, but also as a result of the war in Ukraine and sanctions on Russia. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement Between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020.

Although the direct impact of the current international trade tension, and any escalation of such tension, on the industries in which we operate is uncertain, the negative impact on general, economic, political and social conditions may have the effect of restricting our ability to transact or otherwise do business with entities within or outside of China and may cause investors to lose confidence in Chinese companies and counterparties, including us. If we were unable to conduct our business as it is currently conducted as a result of such regulatory changes, our business, financial condition and results of operations.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the interpretation and enforcement of laws, and sudden or unexpected changes of PRC laws and regulations with little advance notice could adversely affect us and limit the legal protections available to you and us, and the Chinese government may exert more oversight and control over offerings that are conducted overseas, which changes could materially hinder our ability to offer or continue to offer our securities, and cause the value of our securities to significantly decline or become worthless.

Certain of our operating subsidiaries are incorporated under and governed by the laws of the PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the Chinese government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, rules and regulations in China can change quickly with little advance notice. The interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws and regulations involve uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company like us, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain Chinese government authorities may not be consistently applied by other Chinese government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate or predict the outcome of administrative and court proceedings and the level of legal protection available to you and us than in more developed legal systems.

In addition, the PRC legal system is a law system based on written statutes. Unlike the common law system, prior court decisions in the PRC may be cited for reference but have limited precedential value.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, any domestic companies that seek to offer or list securities overseas, including those indirect overseas offering and listing which meet certain conditions, should fulfil the filing procedures with the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing. However, since the Trial Measures were newly promulgated, the interpretation, application and enforcement of Trial Measures remain unclear. However, as the Trial Measures were newly published, there are substantial uncertainties as to the implementation and interpretation, and how they will affect any future financing or other capital raising activities. If the filing procedure with the CSRC under the Trial Measures is required for any future offerings or any other capital raising activities, it is uncertain whether it would be possible for us to complete the filing, or how long it will take us to do so. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas could materially and adversely hinder our ability to offer or continue to offer our securities, and cause the value of our securities to significantly decline or become worthless.

The Chinese government has substantial oversight and influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions could impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time as the government deems appropriate to further regulatory, political and societal goals. For instance, the Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries. The Chinese government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership, which could materially and adversely impact the results of our operations and future prospects.

Our ability to operate in the PRC may be further harmed by changes in its laws and regulations. The central or local governments of the PRC may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof. We cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition, results of operations and the value of our common stock.

Our business is also subject to various government and regulatory interference. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, which could result in further material changes in our operations and adversely impact the value of our securities.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law. On March 28, 2021, the SEC issued interim measures implementing the HFCA Act which became effective on May 5, 2021. On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the HFCA Act, which went into effect on January 10, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “HFCA Act”). The bill, if enacted, would shorten the three-consecutive-year compliance period under the HFCA Act to two consecutive years. On December 29, 2022, the Accelerating HFCA Act was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Our auditor, Marcum Asia CPAs LLP (“Marcum Asia”), which is based in New York, is currently subject to inspection by the PCAOB on a regular basis. As a result, the time period before our shares of common stock may be prohibited from trading or delisted was reduced. Our Board of Directors engaged Marcum Asia to be our independent registered public accounting firm, to review our consolidated financial statements for the quarterly periods ended June 30, 2026 and ending September 30, 2026, and to audit our consolidated financial statements for the fiscal year ending December 31, 2026.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC Ministry of Finance, which was only the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. Law. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. On February 24, 2023, the CSRC, the Ministry of Finance, the State Secrecy Administration, and the State Archives Bureau jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Provisions, which aim to standardize confidentiality and archives administration in respect of direct or indirect overseas issuance of securities by domestic enterprises of the PRC and came into effect on March 31, 2023. The Provisions provide the following requirements: (a) working papers formed within the territory of China by the securities firms and securities service agencies that provide corresponding services for the overseas issuance and listing of domestic enterprises shall be stored within the territory of China. Those that need to transmit working papers outbound shall go through examination and approval formalities in accordance with the relevant provisions of the State, and (b) the relevant domestic enterprise, securities firms and securities service agencies shall obtain the consent of the CSRC or the relevant administrative authorities prior to cooperating in the inspection or investigation carried out by the overseas securities regulator or relevant administrative authorities or providing documents and materials for cooperating in the inspection or investigation. The Provisions further provide that, where the overseas securities regulator and the relevant competent authorities request to conduct inspection or investigation to collect evidence from a domestic enterprise and the domestic securities firms and securities service agencies providing corresponding services regarding the overseas offering and listing activities of the domestic enterprise, the inspection or investigation shall be carried out under the cross-border regulatory cooperation mechanism, and the CSRC or the relevant authorities shall provide the requisite assistance pursuant to the bilateral and multilateral cooperation mechanism. Given that the Statement of Protocol and the Provisions have just been issued and that official guidance and related implementation rules of the Provisions have not been issued and the Provisions may be subject to further clarifications during subsequent implementation, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination.

Our auditor, Marcum Asia CPAs LLP, the independent registered public accounting firm that will issue the audit report for our fiscal year ending December 31, 2026, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in New York, New York, and has been inspected by the PCAOB on a regular basis. Therefore, it is not subject to the determinations announced by the PCAOB on December 16, 2021, as it is not on the list published by the PCAOB. However, in the event the PRC authorities would further strengthen regulations over auditing work of Chinese companies listed on the U.S. stock exchanges, which would prohibit our current auditor to perform work in China, then we would need to change our auditor and the audit workpapers prepared by our new auditor may not be inspected by the PCAOB without the approval of the PRC authorities, in which case the PCAOB may not be able to fully evaluate the audit or the auditors’ quality control procedures. Furthermore, due to the recent developments in connection with the implementation of the HFCA Act, we cannot assure you whether the SEC, Nasdaq or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the Accelerating HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within two consecutive years, may result in our delisting in the future if the PCAOB is unable to inspect our accounting firm at such future time.

As of April 12, 2022, 23 China-based companies have been identified by SEC and were given 15 business days to submit opinion. The identification occurred after these companies have filed their annual reports to the SEC and subsequently, share prices of them plunged. As such, it is possible that we will be identified by SEC and the value of our shares of common stock may be materially adversely affected.

The approval, filing, or other procedures of the CSRC or other Chinese government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies on September 8, 2006 and amended on June 22, 2009, require that offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of CSRC prior to publicly listing their securities on an overseas stock exchange.  Based on our understanding of the current PRC laws and regulations, as the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as this offering contemplated by us are subject to the M&A Rules, we do not expect that this offering will trigger MOFCOM pre-notification under the above-mentioned circumstances or any review by other PRC government authorities under the M&A Rules. However, the interpretation and application of the regulations remain unclear. If the CSRC approval under the M&A Rules is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval in due course, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant Chinese government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedure, such domestic company may be subject to administrative penalties; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited combined financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application, and subsequent securities offerings of a domestic company in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three business days after the offering is completed.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; and (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements. We will seek advice from PRC legal counsel to determine whether we will be required to file with the CSRC in accordance with the Trial Measures with respect to any future offerings and whether we must complete the filing before the completion of any future overseas offering. In accordance with the CSRC notification, we are required to report the offering and listing status to the CSRC within 15 business days from our completion of certain of our offerings. If we fail to complete such offering within 12 months from the issuance date of notification, and the offering is still under progress, we are required to update the filing materials with the CSRC. If the filing procedure with the CSRC under the Trial Measures is required for any future offerings or any other capital raising activities, we cannot assure you that we will be able to complete such filings in a timely manner, or even at all. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Archives Rules, which took effect on March 31, 2023. Pursuant to the Archives Rules, domestic companies that seek for overseas offering and listing shall strictly abide by applicable laws and regulations of the PRC and the Archives Rules, enhance legal awareness of keeping state secrets and strengthening archives administration, institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. Such domestic companies shall not leak any state secret and working secret of government agencies, or harm national security and public interest. Furthermore, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any document and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Moreover, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. The Archives Rules also stipulate that a domestic company that provides accounting archives or copies of accounting archives to any entities including securities companies, securities service providers and overseas regulators and individuals shall fulfill due procedures in compliance with applicable national regulations. As we do not plan to leak any state secret and working secret of government agencies, or harm national security or public interest in connection with provision of documents, materials and accounting archives, we believe we may not be required to obtain relevant approval or file with the secrecy administrative department in accordance with the Archives Rules with respect to the offering. However, as the Archives Rules was newly published, there are substantial uncertainties as to the implementation and interpretation, and if we are required to perform additional procedures in connection with the provision of accounting archives or other documents, we cannot assure you that we will be able to fulfill such procedures in a timely manner, or even at all. Any failure by us to comply with the Archives Rules may materially adversely affect our ability to offer securities to investors.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the PRC regulatory authorities for failure to seek approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. Any uncertainties or negative publicity regarding such requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

We may become subject to a variety of laws and regulations regarding cybersecurity and data protection, and any failure to comply with applicable laws and regulations, including improper use or appropriation of personal information provided directly or indirectly by our customers or end customers, could have a material adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection with emphasis of personal information and privacy protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other customer data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

The integrity and protection of our customers, employees and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep this personal information strictly confidential and to take adequate security measures to safeguard such information.

PRC regulators, including the CAC, the MIIT, and the Ministry of Public Security, have been increasingly focused on regulation in areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various PRC regulatory bodies, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation (the “SAMR”), have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In addition, certain internet platforms in mainland China have reportedly been subject to heightened regulatory scrutiny in relation to cybersecurity matters.

On December 28, 2021, the Chinese government promulgated amended Cybersecurity Review Measures (the “2022 Cybersecurity Review Measures”), which came into effect on February 15, 2022. According to the 2022 Cybersecurity Review Measures, (i) critical information infrastructure operators that purchase network products and services and internet platform operators that conduct data processing activities shall be subject to cybersecurity review in accordance with the 2022

Cybersecurity Review Measures if such activities affect or may affect national security; and (ii) internet platform operators holding personal information of more than one million customers and seeking to have their securities list on a stock exchange in a foreign country shall file for cybersecurity review with the Cybersecurity Review Office. As of the date of this prospectus, neither we nor any of our PRC subsidiaries has been informed by any Chinese governmental authority that we or any of our PRC subsidiaries is a “critical information infrastructure operator.” We believe that neither we nor any of our PRC subsidiaries qualifies as a critical information infrastructure operator. As of the date of this prospectus, as an internet platform operator, we have not conducted any data processing activities that affected or may affect national security, nor do we hold personal information of more than one million customers.

On November 14, 2021, the CAC released the draft Administrative Regulation on Network Data Security for public comments through December 13, 2021 (the “Draft Regulation on Network Data Security”). Under the Draft Regulation on Network Data Security, (i) data processors, i.e., individuals and organizations who can decide on the purpose and method of their data processing activities at their own discretion, that process personal information of more than one million individuals shall apply for cybersecurity review before listing in a foreign country; (ii) foreign-listed data processors shall carry out annual data security evaluation and submit the evaluation report to the municipal cyberspace administration authority; and (iii) where the data processor undergoes merger, reorganization and subdivision that involves important data and personal information of more than one million individuals, the recipient of the data shall report the transaction to the in-charge authority at the municipal level.

As of the date of this prospectus, neither we nor any of our PRC subsidiaries has been required by any Chinese governmental authority to apply for cybersecurity review, nor have we or any of our PRC subsidiaries received any inquiry, notice, warning, sanction in such respect or been denied permission from any PRC regulatory authority to list on U.S. exchanges. As of the date of this prospectus, based on the facts that (i) we possess personal information of less than 1 million users in the PRC, and do not qualify as a critical information infrastructure operator or possess any core data or important data of the PRC or any information, which affects or may affect national security of the PRC; and (ii) we have not been informed by any governmental authority of mainland China of any requirement to file for a cybersecurity review, we believe that neither we nor any of our PRC subsidiaries is subject to the cybersecurity review with respect to the offering of our securities or the business operations of our PRC subsidiaries by the CAC under the 2022 Cybersecurity Review Measures. However, there are substantial uncertainties as to how the 2022 Cybersecurity Review Measures will be interpreted or implemented in the future.

As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we or our PRC subsidiaries will be able to comply with such regulations in all respects, and we or our PRC subsidiaries may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. In addition, while our PRC subsidiaries take various measures to comply with all applicable data privacy and protection laws and regulations, there is no guarantee that our current security measures, operation and those of our third-party service providers may always be adequate for the protection of our customers, employee or company data against security breaches, cyberattacks or other unauthorized access, which could result in loss or misuse of such data, interruptions to our service system, diminished customer experience, loss of customer confidence and trust and impairment of our technology infrastructure and harm our reputation and business, resulting in fines, penalties and potential lawsuits.

As of the date of this prospectus, our Hong Kong subsidiary has not collected, stored, or managed any personal data and remains as a shareholding vehicle which does not conduct any actual business operation in Hong Kong. Therefore, we concluded that currently we do not expect that laws and regulations in mainland China on data security, data protection, or cybersecurity to be applied to our Hong Kong subsidiary or that the oversight of the CAC will be extended to its operations outside of mainland China. In Hong Kong, the Personal Data (Privacy) Ordinance (Chapter 486, Laws of Hong Kong), or the PDPO, applies to data users who control the collection, holding, processing or use of personal data in Hong Kong. These data users shall not do any act, or engage in a practice, that contravenes any of the data protection principles, or DPP, set out in Schedule 1 to the PDPO. DPP set out that (1) personal data must be collected in a lawful and fair way, for a purpose directly related to a function or activity of the data user. Data subjects must be notified of the purpose for which the data is to be used for and the classes of persons to whom the data may be transferred. Data collected should be adequate but not excessive; (2) personal data must be accurate and should not be kept for a period longer than necessary for the fulfilment of the purpose for which the data is or is to be used; (3) personal data must be used for the purpose for which the data is collected or for a directly related purpose unless voluntary and explicit consent with a new purpose is obtained from the data subject; (4) a data user shall take practicable steps to safeguard any personal data held against unauthorized or accidental access, processing, erasure, loss or use; (5) a data user shall take practicable steps to ensure that its policies and practices in relation to personal data, the kind of personal data it holds and the main purposes for which the personal data is or is to be used for are made known to the public; and (6) a data shall be entitled to request access to personal data and must be allowed to correct the personal data if it is inaccurate. PDPO or DPP have minimal impact, if not none, to us currently given that we do not collect, hold, process or use personal data in Hong Kong. In case our future business operations involve these activities, our Hong Kong subsidiary will be subject to the general requirements under the PDPO including the need to obtain the prescribed consent of the data subject and to take all practicable steps to protect the personal data held by data users against unauthorized or accidental access, loss or use. Breaches of the PDPO may lead to a variety of civil and criminal sanctions including fines. In addition, data subjects have a right to bring proceedings in court to seek compensation for damage. Our Hong Kong subsidiary has not received any notice, warning, sanction, or any regulatory objection for any breach of data security laws and regulations in Hong Kong. However, we cannot guarantee that we are, or will be, in compliance with all applicable international regulations as they are enforced now or as they evolve.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

It may be difficult for you to effect service of process upon us or our management named in the prospectus inside mainland China. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. Furthermore, class action lawsuits, which are available in the U.S. for investors to seek remedies, are generally uncommon in China.

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong.

We have a wholly owned subsidiary incorporated under the laws of Hong Kong. The Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by the U.S. regulators.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may subject us to penalties or liabilities.

The PRC Labor Contract Law, which was enacted in 2008 and amended in 2012, introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. Under the Labor Contract Law, an employer is obligated to sign a non-fixed term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract, with certain exceptions, must have non-fixed term. With certain exceptions, an employer must pay severance to an employee where a labor contract is terminated or expires. In addition, the Chinese governmental authorities have continued to introduce various new labor-related regulations since the effectiveness of the Labor Contract Law.

These laws and regulations designed to enhance labor protection tend to increase our labor costs. In addition, as the interpretation and implementation of these regulations are still evolving, our employment practices may not be at all times deemed in compliance with the regulations. As a result, we could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations.

You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of our common stock.

Under the Enterprise Income Tax Law and its implementation rules, PRC withholding tax at a rate of 10% is generally applicable to dividends from PRC sources paid to investors that are resident enterprises outside of China and that do not have an establishment or place of business in China, or that have an establishment or place of business in China if the income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10% PRC income tax if the gain is regarded as income derived from sources within China. Under the PRC Individual Income Tax Law and its implementation rules, dividends regarded as income derived from sources within China and paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20% and gains from PRC sources realized by these investors on the transfer of shares are generally subject to 20% PRC income tax. Any such PRC tax liability may be reduced by the provisions of an applicable tax treaty. Currently none of our income is derived from our PRC subsidiaries; however, a portion of our business operations may in the future come from China. It is unclear whether the dividends we pay, if any, with respect to our common stock, or the gains realized from the transfer of our common stock, would be treated as income derived from sources within China and as a result be subject to PRC income tax if we are considered a PRC resident enterprise. If PRC income tax is imposed on gains realized through the transfer of our common stock or on dividends paid to our non-resident investors, the value of your investment in our common stock may be materially and adversely affected. Furthermore, our shareholders whose jurisdictions of residence have tax treaties or arrangements with China may not qualify for benefits under these tax treaties or arrangements.

In addition, pursuant to the Double Tax Avoidance Arrangement between the Mainland of China and the Hong Kong and China, if a Hong Kong resident enterprise owns more than 25% of the equity interest of a PRC company at all times during the twelve-month period immediately prior to obtaining a dividend from such company, the 10% withholding tax on the dividend is reduced to 5%, provided that certain other conditions and requirements are satisfied at the discretion of the PRC tax authority. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, issued in 2009 by the State Administration of Taxation, if the PRC tax authorities determine, at their discretion, that a company benefits from the reduced income tax rate due to a structure or arrangement that is primarily tax-driven, the PRC tax authorities may adjust the preferential tax treatment. If our Hong Kong subsidiary were determined by Chinese government authorities as receiving benefits from reduced income tax rates due to a structure or arrangement that is primarily tax-driven, the dividends paid by our PRC subsidiaries to our Hong Kong subsidiary will be taxed at a higher rate, which will have a material adverse effect on our financial performance.

There are some political risks associated with conducting business in Hong Kong.

We have one subsidiary in Hong Kong, Aiultraprod Group Limited. Accordingly, its business operations and financial conditions will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect the business operations of our Hong Kong subsidiary. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

The Hong Kong protests that began in 2019 are ongoing and were triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the protests turned increasingly violent. Most notably, the airline, retail, and real estate sectors have seen their sales decline.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China and Hong Kong, which could potentially harm our business.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our Hong Kong subsidiary’s business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our Hong Kong subsidiary’s business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected.

 Risks Related to Ownership of Our Common Stock and This Offering

The market price of our common stock may be volatile and could decline significantly, including immediately following this offering, and you may lose all or part of your investment.

Our common stock currently trades on the OTCQB® Venture Market, which generally provides less liquidity and visibility than a national securities exchange. We intend to apply to list our common stock on the Nasdaq Capital Market in connection with this offering, but there can be no assurance that our listing application will be approved or that our common stock will continue to meet Nasdaq’s listing standards after any such listing. In addition, consummation of this offering is contingent upon final approval of the listing of our common stock on Nasdaq.

The market price of our common stock may be highly volatile and subject to wide fluctuations, including declines that may occur immediately after our common stock begins trading on Nasdaq, regardless of our operating performance. The initial public offering price for our common stock will be determined by negotiations between us and the investors and may bear little or no relationship to the market price at which the common stock will trade after this offering. In addition, the trading market for our common stock may be limited, and our public float is expected to be relatively small, which can increase volatility and the risk of rapid and substantial price movements in response to relatively small trades or changes in sentiment. Thin trading volumes can also make it easier for market participants to engage in short-term trading strategies that may increase volatility in the market price of our common stock.

The market price of our common stock may decline below the initial public offering price, and you may not be able to resell your shares at or above the price you paid, or at all. The market price of our common stock may fluctuate in response to many factors, some of which are beyond our control, including: variations in our operating results or credit-performance metrics; changes in expectations regarding our growth, profitability or capital needs; announcements by us or our competitors; changes in securities analysts’ estimates or the absence of analyst coverage; changes in laws or regulations affecting our business or our industry; actual or anticipated sales of a large number of shares, including by our officers, directors or other large stockholders; the impact of our dual-class structure, closely held ownership and controlled-company status; and general market, economic or geopolitical conditions.

In addition, following this offering, securities class-action litigation could be brought against us in the event of a decline in the market price of our common stock. Any such litigation could result in substantial costs and divert management’s attention and resources, which could adversely affect our business, financial condition and results of operations.

There is no assurance that if our shares of common stock are listed on the Nasdaq Capital Market, we will not continue to experience volatility in our share price.

OTCQB® Venture Market, where our common stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB® Venture Market thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per share may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

Market prices for our common stock will be influenced by a number of factors, including:

·	·	•the issuance of new equity securities pursuant to a future offering,
·	·	· •including issuances of preferred stock;
·	·	•the introduction of new products or services by us or our competitors;
·	·	•changes in interest rates;
·	·	•competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
·	·	•variations in quarterly operating results;
·	·	•change in financial estimates by securities analysts;
·	·	•a limited amount of news and analyst coverage for our company;
·	·	•the depth and liquidity of the market for our shares of common stock;
·	·	•sales of large blocks of our common stock, including sales by our major stockholder, any executive officers or directors appointed in the future, or by other significant shareholders;
·	·	•investor perceptions of our company and the direct selling segment generally; and
·	·	•general economic and other national and international conditions.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

Our outstanding convertible promissory notes are convertible at prices that float at a discount to our market price. Conversion of these notes could result in the issuance of a substantial and indeterminate number of shares, causing significant dilution and downward pressure on our stock price.

As of June 30, 2026, we had $1,722,967 of notes payable outstanding, a substantial portion of which is convertible into our common stock at a conversion price equal to 60% of our lowest trading price during the 15 trading days preceding conversion. Because the conversion price floats at a discount to our market price, the number of shares issuable on conversion increases as our stock price declines. There is no cap on the number of shares that may be issued on conversion of certain of these notes.

On July 9, 2026, we issued 28,479 shares of common stock upon conversion of $123,200 of principal and accrued interest at a conversion price of $4.326 per share, after the holder declined our tender of cash repayment. Holders of our other notes may make the same election. Sales of the shares issued upon conversion may depress the market price of our common stock, which in turn would reduce the conversion price applicable to future conversions and increase the number of shares issuable, further depressing the market price. This pattern may repeat and may result in substantial dilution to purchasers in this offering.

In addition, because we have elected the fair value option for certain of these notes, declines in our stock price increase the reported fair value of the notes and cause us to recognize losses in our statement of operations. During the six months ended June 30, 2026, we recognized $274,867 of loss from changes in the fair value of notes payable, $250,997 of loss on issuance of notes payable, and $138,365 of loss on extinguishment of notes payable, together representing 84% of our other expense, net for the period.

Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a de-listing of our common stock.

Our ability to list our common stock on Nasdaq in connection with this offering, and to maintain any such listing, thereafter, is subject to our satisfaction of Nasdaq’s quantitative and qualitative listing standards, including requirements relating to minimum bid price, stockholders’ equity, market value of publicly held shares, number of round-lot stockholders and corporate-governance criteria. There can be no assurance that we will satisfy these listing standards at the time of this offering or on an ongoing basis. Our relatively small public float and limited operating history increase the risk that we may fail to meet Nasdaq’s continued-listing requirements in the future, particularly if our stock price declines or trading volume remains low.

If our Nasdaq listing application is not approved, this offering will not proceed as contemplated, and our common stock would continue to trade on the OTCQB® Venture Market or another over-the-counter market. Following any initial listing, if we fail to satisfy Nasdaq’s continued-listing requirements, our common stock could be delisted. A delisting could materially reduce the liquidity and market price of our common stock, limit or preclude certain types of institutional investors from purchasing or holding our shares, reduce analyst coverage, and impair our ability to raise additional capital on acceptable terms. If our common stock were delisted from Nasdaq and traded on an over-the-counter market, it could also become subject again to the

SEC’s “penny stock” rules, which may impose additional disclosure requirements and make it more difficult for investors to sell their shares.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively or in ways that you would agree with.

We currently expect to use the net proceeds from this offering to repay convertible and bridge notes to unrelated parties, make a direct investment in AI UltraProd for growth and U.S. market entry, and allocate the balance to working capital and future acquisitions. Our management will have broad discretion over the specific allocation and timing of these uses within these general categories and may change the allocation of the net proceeds without prior notice or stockholder approval. Notably, none of our outstanding notes to insiders or related parties will be repaid from the proceeds of this offering, in compliance with FINRA Rule 5110.

Our actual use of proceeds may differ materially from the “Use of Proceeds” section of this prospectus as a result of a variety of factors, including our future capital requirements, portfolio performance, regulatory developments, market conditions, the availability and cost of other funding sources and the identification of new or different opportunities. For example, we may decide to allocate more or less of the net proceeds to originations than currently anticipated, to use a portion of the proceeds to repay or restructure indebtedness, or to pursue strategic transactions or relationships, some of which may involve related parties.

We may also use proceeds to support initiatives that are ultimately less successful than we expect or that do not increase our revenues, profitability or stock price. Our failure to apply the net proceeds from this offering effectively could adversely affect our business, financial condition and results of operations and could cause the market price of our common stock to decline.

In addition, following this offering, securities class-action litigation could be brought against us in the event of a decline in the market price of our common stock. Any such litigation could result in substantial costs and divert management’s attention and resources, which could adversely affect our business, financial condition and results of operations.

As we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our common stock for return on your investment.

We currently intend to retain all available funds and any future earnings to support the operation and growth of our business and do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on a variety of factors, including our financial condition, results of operations, cash-flow needs, capital-expenditure plans, contractual restrictions, debt-covenant requirements, regulatory considerations, tax consequences and other factors that our board may deem relevant.

As a result, you must rely on price appreciation of our common stock for any return on your investment. If our common stock does not appreciate in value, or if its value declines, you may not realize any return on your investment and could lose all or part of the amount you invest.

If securities or industry analysts do not publish research or reports about our business or if they issue unfavorable reports, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us, our industry and our business. We do not control these analysts, and any analysts who choose to cover us may have limited experience with our company or our industry. If one or more analysts who cover us downgrade our stock, issue unfavorable commentary or reduce their target prices, the market price of our common stock could decline.

If analysts cease coverage of our company or fail to regularly publish reports about us, or if we are unable to attract or maintain analyst coverage following this offering, our visibility in the financial markets could decrease, the trading volume of our common stock may decline, and our stock price may be more volatile and less reflective of our underlying performance.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The underwriter has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The underwriter has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and we have not, nor will we, establish an escrow account in connection with this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, underwriting fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement of which this prospectus forms a part contains forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies and projected or anticipated benefits or other consequences of our plans or strategies, are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•Our ability to execute our growth strategies;

•Supply chain disruptions and general price inflation;

•Our ability to maintain favorable relationships with suppliers and manufacturers;

•Competition from more established and better financed competitors;

•Our ability to attract and retain competent and qualified personnel;

•Managing a “just right” product inventory size and mix;

•Impacts on our business from epidemics, pandemics, or natural disasters;

•Risks related to doing business in China;

•Our ability to remediate the material weakness in our internal control over financial reporting or additional material weaknesses or other deficiencies in the future or to maintain effective disclosure controls and procedures and internal control over financial reporting, and;

•Other risks and uncertainties, in this prospectus, including those under the section of this prospectus entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $4.3 million, after deducting underwriting fees and commissions, the non-accountable expense allowance and estimated offering expenses payable by us and assuming no exercise of the underwriter’s option to sell to investors an additional 15% of our shares of common stock in this offering at the public offering price listed on the cover page of this prospectus.

Each $1.00 increase (decrease) in the assumed public offering price of $22.00 per share (the last reported sales price for our common stock as quoted on the OTCQB® Venture Market on August 31, 2026) would increase (decrease) the net proceeds to us from this offering by approximately $212,040, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting fees and commissions, the non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 50,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering by approximately $1,023,000, assuming the assumed public offering price remains the same, and after deducting the underwriting fees and commissions, the non-accountable expense allowance and estimated offering expenses payable by us.

We currently expect to use the net proceeds of this offering as follows:

•Approximately $2,178,400 for the repayment of convertible and bridge notes;

• Approximately $1,500,000 for direct investment into AI UltraProd for growth and U.S. market entry; and

•The remainder is expected to be used for working capital, and other general corporate purposes, including potential future acquisitions.

As stated above, a portion of the net proceeds, or a total of approximately $2,178,400 is intended to be used to repay certain convertible and bridge notes issued by us to unrelated parties, including the following: (i) the $137,760 structured promissory note issued by us on December 18, 2025 to Vanquish Funding Group Inc., bearing interest at a rate of 12% per annum and maturing on September 15, 2026, (ii) the $112,000 structured promissory note issued by us on December 18, 2025 to Boot Capital LLC, bearing interest at a rate of 12% per annum and maturing on September 15, 2026, (iii) the $144,000 self-amortizing structured promissory note issued by us on April 16, 2026 to GS Capital Partners, LLC, bearing interest at 12% per annum and maturing on December 10, 2026, (iv) a $112,500 convertible promissory note issued by us to Willow Creek Capital Holdings, LLC, bearing interest at 10% per annum and maturing on May 8, 2027, (v) the $445,000 convertible promissory note issued by us on May 8, 2026 to Red Rock Development Group, LLC, bearing interest at 10% per annum and maturing on May 8, 2027, (vi) a $231,840 structured promissory note issued by us on June 3, 2026 to Vanquish Funding Group Inc., bearing interest at a rate of 12% per annum and maturing on March 15, 2027, (vii)  a $140,000 promissory note issued by us on July 1, 2026  to Pacific Pier Capital II, bearing interest at a rate of 10% per annum and maturing on July 1, 2027, (viii) a $165,000 promissory note issued by us on July 1, 2026 to Firstfire Global Opportunities Fund, LLC, bearing interest at a rate of 10% per annum and maturing on July 1, 2027, and (ix) a $245,300 convertible promissory note issued by us on July 22, 2026 to Labrys Fund II, LP, bearing interest at a rate of 6% per annum and maturing on July 22, 2027.

The foregoing represents our current intention to use and allocate the net proceeds of this offering based upon our present plans and business conditions. The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Although we currently anticipate using a portion of the net proceeds for working capital, and other general corporate purposes, including potential future acquisitions, we have not designated any specific uses. We may use a portion of the net proceeds to fund possible investments in, or acquisitions of, complementary businesses, services or technologies; however, we have no current agreements or commitments with respect to any investment or acquisition. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds, we expect to invest such proceeds in short-term, interest-bearing, investment-grade instruments, cash and cash equivalents or to use them to temporarily pay down borrowings that may be re-drawn. See “Risk Factors—Risks Related to Ownership of Our Common Stock and This Offering—We have broad discretion in the use of the net proceeds from this offering and may not use them effectively or in ways that you would agree with.”

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. See also “Risk Factors— Risks Related to Our Common Stock— As we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our common stock for return on your investment.”

MARKET PRICE

Market Information

Shares of our common stock are quoted on the OTCQB® Venture Market under the symbol “SCTH.” Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and do not necessarily represent actual transactions. The last reported sales price of our common stock which trades under the symbol “SCTH” on the OTCQB® Venture Market on August 31, 2026, was $22.00.

Holders

As of August 31, 2026, there were approximately 280 stockholders of record of our common stock and 8 stockholders of record of our Series A Preferred Stock.

CAPITALIZATION

The following table sets forth our cash and equivalents and our capitalization as of June 30, 2026:

•on an actual basis; and

•on an as adjusted basis to give effect to our issuance and sale of 228,000 shares of our common stock in this offering at an assumed initial public offering price of $22.00 per share, which was the last reported sales price of our common on the OTCQB® Venture Market on August 31, 2026, after deducting underwriting fees and commissions and estimated offering expenses payable by us, resulting in estimated net proceeds to us of approximately $4.3 million.

The as adjusted information below is illustrative only. Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the other financial information contained in this prospectus.

(Amount in U.S. Dollars)	As of June 30, 2026 Actual (Unaudited)	As of June 30, 2026 As Adjusted
Cash and equivalents	$ 311,711	$ 4,566,591
Indebtedness:
Short-term borrowings	3,448,733	3,448,733
Notes payable	1,722,967	1,722,967
Notes payable, related parties	199,564	199,564
Operating lease liabilities (current and non-current)	312,912	312,912
Total indebtedness	5,684,176	5,684,176
Mezzanine equity:
Redeemable non-controlling interest	783,324	783,324
Stockholders’ equity:
Preferred stock, $0.001 par value; 50,000,000 shares authorized; 19,725 shares issued and outstanding, actual; 19,725 shares issued and outstanding, as adjusted	20	20
Common stock, $0.001 par value; 500,000,000 shares authorized; 17,092,694 shares issued and outstanding, actual; 17,320,694 shares issued and outstanding, as adjusted	17,093	17,321
Contingent consideration	1,652,910	1,652,910
Additional paid in capital	11,044,456	15,299,108
Accumulated deficit	(3,033,176)	(3,033,176)
Accumulated other comprehensive gain	195,093	195,093
Total equity attributable to SecureTech shareholders	9,876,396	14,131,276
Non-controlling interests	897,799	897,799
Total stockholders’ equity	10,774,195	15,029,075
Total capitalization	$ 17,241,695	$ 21,496,575

The number of shares of our common stock to be outstanding upon completion of this offering is based on 17,092,694 shares of common stock outstanding as of June 30, 2026 and does not give effect to:

•our intended repayment of unrelated short-term bridge notes payable described under “Use of Proceeds”;

•shares of our common stock representing the underwriter’s option to sell an additional 15% of shares to investors in this offering;

• shares of our common stock issuable upon the exercise of the Underwriter’s Warrants; and

•shares of common stock issuable upon exercise or conversion of outstanding convertible securities or redeemed shares of Series A Preferred Stock (representing up to 197,250,000 shares of common stock that could be issued if we elected to redeem all 19,725 shares of Series A Preferred Stock outstanding as of June 30, 2026 (or 200,820,000 shares of common stock that could be issued if we elected to redeem all 20,082 shares of Series A Preferred Stock outstanding as of August 31, 2026) for shares of our common stock at the fixed ratio of 10,000 shares of common stock per share of Series A Preferred Stock).

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed public offering price of $22.00 per share (the last reported sales price for our common stock as quoted on the OTCQB® Venture Market on August 31, 2026), and the net tangible book value per share immediately upon the consummation of this offering of the shares of our common stock. Net tangible book value per share represents the book value of our tangible assets less the book value of our total liabilities divided by the number of shares of common stock then issued and outstanding.

As of June 30, 2026, our net tangible book value attributable to holders of our common stock was $296,337, or approximately $0.02 per share, based on 17,092,694 shares of common stock outstanding as of that date. Net tangible book value attributable to holders of our common stock is calculated as our total assets of $20,910,360, less goodwill of $6,278,366 and intangible assets of $3,301,693, less total liabilities of $9,352,841, less mezzanine equity of $783,324 and non-controlling interests of $897,799. Our net tangible book value per share is substantially below the assumed initial public offering price because a significant portion of our total assets consists of goodwill and acquired intangible assets recognized in the AI UltraProd acquisition.

After giving effect to the sale of 228,000 shares of our common stock in this offering at an assumed public offering price of $22.00 per share, after deducting underwriting fees and commissions, the non-accountable expense allowance and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026 would have been approximately $4,551,217, or approximately $0.26 per share (assuming no exercise of the underwriter’s option to sell additional shares and no exercise of the Underwriter's Warrants). This represents an immediate increase in net tangible book value of approximately $0.24 per share to our existing stockholders and an immediate and substantial dilution of $21.74 per share, or approximately 98.8%, to new investors purchasing shares of our common stock in this offering. The following table illustrates this dilution per share:

Assumed public offering price per share	$22.00
Net tangible book value per share as of June 30, 2026	$0.02
As adjusted net tangible book value per share to new investors attributable to this offering	$0.24
As adjusted net tangible book value per share after giving effect to this offering	$0.26
Dilution per share to new investors participating in this offering	$21.74

A $1.00 increase (decrease) in the assumed public offering price of $22.00 per share would increase (decrease) the as adjusted net tangible book value by approximately $212,040, or approximately $0.014 per share, and increase (decrease) the dilution per share to new investors by approximately $0.014per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting fees and commissions and estimated offering expenses (assuming no exercise of the underwriter’s option to sell an additional 15% of shares to investors in this offering and no exercise of the Underwriter’s Warrants), in each case payable by us. We may also increase or decrease the number of shares we are offering. An increase (decrease) of 50,000 shares offered by us would increase (decrease) our as adjusted net tangible book value by approximately $0, or $0.0008 per share and increase (decrease) the dilution per share to new investors by approximately $0.0023 per share, assuming the assumed public offering price remains the same and after deducting estimated underwriting fees and commissions and estimated offering expenses payable by us. The pro forma information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our common stock to be outstanding upon completion of this offering, assuming an offering of 228,000 shares of our common stock at the assumed price of $22.00 per share, will be 17,397,717 shares assuming no exercise of the underwriter’s option to sell an additional 15% of shares to investors in this offering and no exercise of the Underwriter’s Warrants by the underwriter, which is based on 17,169,717 shares of our common stock outstanding as of August 31, 2026, and excludes, as of the date of this prospectus:

•shares of our common stock representing the underwriter’s option to sell an additional 15% of shares to investors in this offering;

•shares of our common stock issuable upon the exercise of the Underwriter’s Warrants, and

•shares of our common stock issuable upon exercise or conversion of outstanding convertible securities or redeemed shares of Series A Preferred Stock (representing up to 200,820,000 shares of common stock that could be issued if the

Company were to elect to redeem all 20,082 shares of Series A Preferred Stock outstanding as of August 31, 2026 for Common Stock at the fixed ratio of 10,000 shares of Common Stock per share of Series A Preferred Stock).

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto. This section contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors,” that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of the risks and uncertainties that could cause actual results to differ from those described in these forward-looking statements, you should read “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

Business Overview

SecureTech Innovations, Inc. is a technology-driven company focused on developing and commercializing artificial intelligence–driven manufacturing systems, blockchain‑based digital infrastructure, and automotive safety technologies. Our mission is to deliver secure, efficient, and scalable technology solutions across industrial, digital, and consumer markets. We operate through three primary business units—AI UltraProd, Piranha Blockchain, and Terra Nova Technologies (Top Kontrol product line)—each addressing distinct high‑growth sectors with significant long‑term demand drivers. Our portfolio includes:

•AI UltraProd, acquired on June 23, 2025, serves as our primary operating business and generated all of our consolidated revenues for the six months ended June 30, 2026 and substantially all of our consolidated revenues for the fiscal year ended December 31, 2025.

•Piranha Blockchain, an early‑stage enterprise that is focused on building digital‑asset infrastructure and cybersecurity capabilities.

•Terra Nova Technologies (Top Kontrol product line), a legacy product line undergoing restructuring in preparation for a planned spin‑off onto the OTCQB Venture Market. This product line generated no revenue during the six months ended June 30, 2026.

Restatement of Previously Issued Financial Statements

Our Board of Directors, acting in the absence of an audit committee and after discussion with Gary Cheng CPA Limited, our former independent registered public accounting firm, concluded that our previously issued financial statements for the fiscal year ended December 31, 2025, and for the interim periods ended June 30, 2025, September 30, 2025, and March 31, 2026, should no longer be relied upon and required restatement. We reported that conclusion in a Current Report on Form 8-K filed with the SEC on August 5, 2026. On the same date, we also filed amendments restating our Quarterly Report on Form 10-Q for the period ended June 30, 2025; our Quarterly Report on Form 10-Q for the period ended September 30, 2025; our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and our Quarterly Report on Form 10-Q for the period ended March 31, 2026 (collectively, the “Restatement”).

Management identified two errors in those previously issued financial statements:

•Classification of accounts receivable. Certain accounts receivable that we had presented as current assets were not expected to be collected within one year of the balance sheet date and required reclassification to non-current assets. At December 31, 2025, $1,185,097 of accounts receivable was reclassified from current to non-current.

•Classification of the redeemable non-controlling interest. Minority investors in our subsidiary Zhejiang Jizhu Technology Co., Ltd. hold equity interests that they may require to be redeemed upon events that are not solely within our control. Under ASC 480-10-S99, those interests must be reported as mezzanine (temporary) equity outside of permanent equity rather than within permanent equity, where we had previously presented them, together with the related accretion to redemption value. At December 31, 2025, $738,303 was reclassified from permanent equity to mezzanine equity, and additional paid-in capital was increased by $2,172 to record accretion.

All financial information for the fiscal year ended December 31, 2025  and the interim period ended June 30, 2026 presented in this prospectus reflects the Restatement. In connection with the Restatement, management identified an additional material weakness in our internal control over financial reporting relating to our controls over the accounting for complex equity instruments and the classification of balance sheet items as current or non-current. See “Risk Factors — We restated our previously issued financial statements, and we have identified material weaknesses in our internal control over financial reporting.”

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to evaluate our performance. We acquired our principal operating business, AI UltraProd, on June 23, 2025, and we have operated it as a consolidated subsidiary for approximately one year. We cannot guarantee success in our business operations. Our business faces inherent risks in establishing a new enterprise, including limited capital resources and potential cost overruns in marketing, administrative expenses, accounting and audit fees, and legal fees related to filings and regulatory compliance.

As of June 30, 2026, we had an accumulated deficit of $3,033,176, compared to an accumulated deficit of $1,601,791 as of December 31, 2025. We incurred a net loss of $1,441,466 for the six months ended June 30, 2026. Although we recorded net profit of $203,298 for the fiscal year ended December 31, 2025, we have not achieved sustained profitability and expect to continue incurring net losses in future fiscal periods. We anticipate significant operating expenses and, consequently, need to generate substantial revenues to achieve profitability, which may never occur. Even if we achieve profitability, sustaining or increasing profitability on an ongoing basis may be challenging, potentially leading to business failure.

To become profitable and competitive, we must successfully innovate and develop new products, technologies, and services that the market will accept. We anticipate continuing to rely on equity sales of our common stock to fund our operations until we generate sufficient revenues to cover our operating expenses, which may never happen. Issuing additional shares will dilute our existing stockholders. There is no assurance that we can make further sales of our equity securities or arrange for debt or other financing to fund our planned business activities. We may also rely on loans from management or significant shareholders, but there are no assurances that they will provide additional funds in the future.

We are continually exploring new financing sources to meet our need for additional cash, including raising funds through equity sales and loans. We cannot assure you that our efforts to secure additional financing will be successful. See “—Liquidity and Capital Resources” and “—Going Concern Consideration.” There is no guarantee that future funding will be available on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations. Additionally, future equity financing could result in substantial dilution to existing shareholders.

Results of Operations

Comparison of the Three Months Ended June 30, 2026 and 2025

The following table sets forth the results of our operations for the three months ended June 30, 2026, and 2025.

	Three Months Ended June 30,
	2026	2025
Sales	$2,772,981	$-
Cost of goods sold	(1,885,227)	-
Gross profit	887,754	-
Operating expenses	(1,211,630)	(89,003)
Loss from operations	(323,876)	(89,003)
Other expense, net	(702,431)	(4,884)
Provision for income taxes	13,647	-
Net loss	$(1,039,954)	$(93,887)
Less: net profit attributable to redeemable non-controlling interests	589	-
Less: net profit attributable to non-controlling interests	1,705	-
Net loss attributable to SecureTech shareholders	$(1,042,248)	$(93,887)

Sales

Sales for the three months ended June 30, 2026, totaled $2,772,981, compared to $-0- for the same period in 2025. All sales are the result of SecureTech’s acquisition of AI UltraProd.

Sales were attributable as follows:

	Three Months Ended June 30,
	2026	2025
AI UltraProd products	$1,443,939	$-
AI UltraProd services	1,329,042	-
Total sales	$2,772,981	$-

Cost of Goods Sold

Cost of goods sold for the three months ended June 30, 2026, was $1,885,227, compared to $-0- for the same period in 2025. As a percentage of overall sales, the cost of goods sold was 68.0% during the three months ended June 30, 2026.

Gross Profit

Gross profit for the three months ended June 30, 2026, was $887,754, compared to $-0- for the same period in 2025. Our gross profit margin was 32.0% during the three months ended June 30, 2026.

Operating Expenses

	Three Months Ended June 30,
	2026	2025
Operating expenses:
General and administrative	$607,523	$86,857
Selling and marketing expenses	471,514	-
Research and development	132,593	2,146
Operating expenses	$1,211,630	$89,003

Our operating expenses for the fiscal period consisted of three components: general and administrative expenses, selling and marketing expenses, and research and development expenses. Total operating expenses were $1,211,630 during the three months ended June 30, 2026, compared to $89,003 for the same period of 2025, representing an increase in operating expenses of $1,122,627, or 1,261.3%, from the three months ended June 30, 2025. The increase in operating expenses is a result of SecureTech’s acquisition of AI UltraProd.

Loss From Operations

As a result of the foregoing, our loss from operations was $323,876 during the three months ended June 30, 2026, compared with an operating loss of $89,003 for the same period of 2025. The $234,873, or 263.9%, increase in operating loss is the result of increased operating activities derived from SecureTech’s acquisition of AI UltraProd.

Other Expense, Net

	Three Months Ended June 30,
	2026	2025
Other income (expense):
Change in fair value of notes payable	$(263,467)	$-
Loss on issuance of notes payable	(250,997)	-
Loss on extinguishment of notes payable	(138,365)	-
Government grants	21,912	-
Interest income	63	-
Interest expense	(87,621)	(4,884)
Others, net	16,044	-
Other expense, net	$(702,431)	$(4,884)

Our other expense, net is comprised of various elements including change in fair value of notes payable, loss on issuance of notes payable, losses on extinguishment of notes payable, government grants, bank interest received on cash deposits, interest paid on outstanding loans, and other non-operating items. During the three months ended June 30, 2026, we had $702,431 in other expense, net compared to $4,884 in other expense, net for the same period in 2025, representing an increase in other expense, net of $697,547, or 14,282.3%. The increase in other expense, net is largely due to increased borrowing costs tied to short-term bridge capital notes and SecureTech’s acquisition of AI UltraProd.

Provision for Income Taxes

During the three months ended June 30, 2026, we recorded a provision for income taxes of $13,647, compared to no provision for income taxes during the same period of 2025. The provision for income taxes is connected to SecureTech’s acquisition of AI UltraProd, as AI UltraProd generated profit before income taxes during the period.

Net Loss

The result was that our net loss was $1,039,954 during the three months ended June 30, 2026, compared with a net loss of $93,887 for the same period of 2025. After taking into consideration aggregate allocation to non-controlling interests of $2,294 for the three months ended June 30, 2026, SecureTech generated a net loss of $1,042,248 that was attributable to SecureTech’s shareholders, and is the result of SecureTech’s acquisition of AI UltraProd.

Comparison of the Six Months Ended June 30, 2026 and 2025

The following table sets forth the results of our operations for the six months ended June 30, 2026, and 2025.

	Six Months Ended June 30,
	2026	2025
Sales	$4,852,716	$-
Cost of goods sold	(3,779,636)	-
Gross profit	1,073,080	-
Operating expenses	(1,722,811)	(179,938)
Loss from operations	(649,731)	(179,938)
Other expense, net	(791,845)	(8,314)
Benefit for income taxes	(110)	-
Net loss	$(1,441,466)	$(188,252)
Less: net loss attributable to redeemable non-controlling interests	(1,206)	-
Less: net loss attributable to non-controlling interests	(8,875)	-
Net loss attributable to SecureTech shareholders	$(1,431,385)	$(188,252)

Sales

Sales for the six months ended June 30, 2026, totaled $4,852,716, compared to $-0- for the same period in 2025. All sales are the result of SecureTech’s acquisition of AI UltraProd.

Sales were attributable as follows:

	Six Months Ended June 30,
	2026	2025
AI UltraProd products	$3,403,191	$-
AI UltraProd services	1,449,525	-
Total sales	$4,852,716	$-

Cost of Goods Sold

Cost of goods sold for the six months ended June 30, 2026, was $3,779,636, compared to $-0- for the same period in 2025. As a percentage of overall sales, the cost of goods sold was 77.9% during the six months ended June 30, 2026.

Gross Profit

Gross profit for the six months ended June 30, 2026, was $1,073,080, compared to $-0- for the same period in 2025. Our gross profit margin was 22.1% during the six months ended June 30, 2026.

Operating Expenses

	Six Months Ended June 30,
	2026	2025
Operating expenses:
General and administrative	$1,049,716	$177,792
Selling and marketing expenses	473,649	-
Research and development	199,446	2,146
Operating expenses	$1,722,811	$179,938

Our operating expenses for the fiscal period consisted of three components: general and administrative expenses, selling and marketing expenses, and research and development expenses. Total operating expenses were $1,722,811 during the six months ended June 30, 2026, compared to $179,938 for the same period of 2025, representing an increase in operating expenses of $1,542,873, or 857.4%, from the six months ended June 30, 2025. The increase in operating expenses is a result of SecureTech’s acquisition of AI UltraProd.

Loss From Operations

As a result of the foregoing, our loss from operations was $649,731 during the six months ended June 30, 2026, compared with an operating loss of $179,938 for the same period of 2025. The $469,793, or 261.1%, increase in operating loss is the result of increased operating activities derived from SecureTech’s acquisition of AI UltraProd.

Other Expense, Net

	Six Months Ended June 30,
	2026	2025
Other income (expense):
Change in fair value of notes payable	$(274,867)	$-
Loss on issuance of notes payable	(250,997)	-
Loss on extinguishment of notes payable	(138,365)	-
Government grants	30,750	-
Interest income	183	-
Interest expense	(155,792)	(8,314)
Others, net	(2,757)	-
Other expense, net	$(791,845)	$(8,314)

Our other expense, net is comprised of various elements including change in fair value of notes payable, loss on issuance of notes payable, losses on extinguishment of notes payable, government grants, bank interest received on cash deposits, interest paid on outstanding loans, and other non-operating items. During the six months ended June 30, 2026, we had $791,845 in other expense, net compared to $8,314 in other expense, net for the same period in 2025, representing an increase in other expense, net of $783,531, or 9,424.2%. The increase in other expense, net is largely due to increased borrowing costs tied to short-term bridge capital notes and SecureTech’s acquisition of AI UltraProd.

Benefit for Income Taxes

During the six months ended June 30, 2026, we recorded a deferred income tax benefit of $110, compared to no provision for income taxes during the same period of 2025. The benefit for income taxes is connected to SecureTech’s acquisition of AI UltraProd, including the utilization of AI UltraProd’s prior-year tax losses and the reversal of deferred tax liabilities resulting from the amortization of intangible assets recognized in connection with the acquisition.

Net Loss

The result was that our net loss was $1,441,466 during the six months ended June 30, 2026, compared with a net loss of $188,252 for the same period of 2025. After taking into consideration aggregate net loss attributed to non-controlling interests of $10,081 for the six months ended June 30, 2026, SecureTech generated a net loss of $1,431,385 that was attributable to SecureTech’s shareholders, and is the result from SecureTech’s acquisition of AI UltraProd.

Total Stockholders’ Equity

Total stockholders’ equity attributable to SecureTech was $9,876,396 as of June 30, 2026, compared to stockholders’ equity of $10,602,113 on December 31, 2025.

Comparison of the Fiscal Years Ended December 31, 2025 and 2024

The following table sets forth the results of our operations for the fiscal years ended December 31, 2025, and 2024.

	Fiscal Years Ended December 31,
	2025	2024
Sales	$7,720,757	$14,235
Cost of goods sold	(5,818,498)	(3,421)
Gross profit	1,902,259	10,814
Operating expenses	(1,666,939)	(414,400)
Profit (loss) from operations	235,320	(403,586)
Other (expense)	(149,612)	(5,854)
Income tax benefit (provision)	117,590	-
Net profit (loss)	$203,298	$(409,440)
Less: net profit attributable to redeemable non-controlling interests	23,889	-
Less: net profit attributable to non-controlling interests	66,632
Net profit (loss) attributable to SecureTech shareholders	$112,777	$(409,440)

Sales

Sales for the fiscal year ended December 31, 2025, totaled $7,720,757, compared to $14,235 for the same period in 2024, representing an increase of $7,706,522, or 54,137.8%, compared to the previous fiscal period. The increase in sales is the result of SecureTech’s acquisition of AI UltraProd. Sales were attributable as follows:

	Fiscal Years Ended December 31,
	2025	2024
AI UltraProd products	$6,793,538	$-
AI UltraProd services	927,219	-
Top Kontrol	-	14,235
Total sales	$7,720,757	$14,235

Cost of Goods Sold

Cost of goods sold for the fiscal year ended December 31, 2025, was $5,818,498, compared to $3,421 for the same period of 2024. As a percentage of overall sales, the cost of goods sold was 75.4% during the fiscal year ended December 31, 2025.

Gross Profit

Gross profit for the fiscal year ended December 31, 2025, was $1,902,259, compared to $10,814 for the same period of 2024. Our gross profit margin was 24.6% during the fiscal year ended December 31, 2025.

Operating Expenses

	Fiscal Years Ended December 31,
	2025	2024
Operating expenses:
General and administrative	$1,366,109	$414,400
Selling and marketing expenses	20,569	-
Research and development	280,261	-
Operating expenses	$1,666,939	$414,400

Our operating expenses for the fiscal period consisted of three components: general and administrative expenses, selling and marketing expenses, and research and development expenses. Total operating expenses were $1,666,939 during the fiscal year ended December 31, 2025, compared to $265,868 for the same period of 2024, representing an increase in operating expenses of $1,401,071, or 527.0%, from the fiscal year ended December 31, 2024. The increase in operating expenses is a result of SecureTech’s acquisition of AI UltraProd.

Profit (Loss) From Operations

As a result of the foregoing, our profit from operations was $235,320 during the fiscal year ended December 31, 2025, compared with a loss of ($403,586) for the same period of 2024. The swing from an operating loss to an operating profit is the result of SecureTech’s acquisition of AI UltraProd.

Other Income (Expense)

Our other income (expense) is comprised of change in fair value of notes payable, bank interest received on cash deposits, interest paid on outstanding loans, government grants, and other non-operating items. During the fiscal year ended December 31, 2025, we had ($149,612) in other income (expense) comprised of ($4,304) in change in fair value of notes payable, $76 in bank interest received on cash deposits, ($77,489) in interest paid on outstanding loans, $429 in government grants, and ($68,324) in other non-operating expenses.  This compares to ($5,854) in other income (expense) comprised solely of interest paid on outstanding loans for the same period of 2024. The increase in other income (expense) is largely due to SecureTech’s acquisition of AI UltraProd.

Provision for Income Taxes

During the fiscal year ended December 31, 2025, we recorded a tax deferral gain of $117,590, compared to no provision for income taxes during the same period of 2024. The tax deferral gain is the result of SecureTech’s acquisition of AI UltraProd.

Net Profit (Loss)

The result was that our net profit was $203,298 during the fiscal year ended December 31, 2025, compared with a net loss of ($409,440) for the same period of 2024. After taking into consideration non-controlling interests of $90,521 for the fiscal year ended December 31, 2025, SecureTech generated a net profit of $112,777 that was attributable to SecureTech’s shareholders, and is the result from SecureTech’s acquisition of AI UltraProd.

Liquidity and Capital Resources

Our principal liquidity needs are to fund inventory and manufacturing, support the growth of our AI UltraProd operations, meet our debt service and regulatory compliance costs, and provide for general corporate purposes. We have historically funded these needs through cash flow from operations, short-term bank borrowings, notes payable, and sales of our securities.

As of June 30, 2026, we had cash and cash equivalents of $311,711, compared to $233,825 as of December 31, 2025. We had total current assets of $9.5 million and total current liabilities of $8.6 million, resulting in working capital of approximately $0.9 million. Our current assets consisted primarily of accounts receivable of $2.1 million, inventories of $1.1 million, and prepayments and other current assets of $5.8 million. Our current liabilities consisted primarily of short-term bank borrowings of $3.4 million, notes payable of $1.7 million, contract liabilities of $1.5 million, and accounts payable of $1.1 million.

Summary of Cash Flows

	Six Months Ended June 30,
	2026	2025

Net cash used in operating activities	$(2,228,293)	$(124,330)
Net cash (used in) provided by investing activities	$(52,222)	$363,522
Net cash provided by financing activities	$2,242,702	$134,645

For the six months ended June 30, 2026, net cash used in operating activities was $2.2 million (2025: $0.1 million); net cash used in investing activities was $52,222 (2025: $363,522 provided); net cash provided by financing activities was $2.3 million (2025: $134,645); and the effect of exchange-rate changes on cash was $115,699.

•Operating activities: Net cash used in operating activities was $2.2 million, compared to $0.1 million in the prior-year period, which preceded our acquisition of AI UltraProd. The FY2026 usage was driven primarily by our net loss and by a $2.4 million increase in prepayments to suppliers and a $1.27 million decrease in accounts payable and accrued liabilities as we scaled production, partially offset by a $1.4 million increase in contract liabilities and a $0.9 million reduction in inventories.

•Investing activities: Net cash used in investing activities was $52,222, consisting of equipment purchases. In the prior-year period, investing activities provided $363,522, substantially all of which was cash acquired in the AI UltraProd acquisition.

•Financing activities: Net cash provided by financing activities was $2.3 million, consisting of $2.4 million in proceeds from short-term bank borrowings, repayment of short-term bank borrowings of $1.5 million, $1.0 million in proceeds from notes payable, redemption of notes payable of $0.4 million, and $0.7 million contributed by a noncontrolling shareholder of our Zhejiang Jizhu subsidiary. In the prior-year period, financing activities provided $134,645.

•Overall change in cash: As a result of the foregoing, cash and equivalents increased to $311,711 as of June 30, 2026, compared to $233,825 as of December 31, 2025.

Liquidity Outlook

We do not expect that our existing cash, cash flow from the operations of AI UltraProd, and access to short-term bank financing will, by themselves, be sufficient to fund our operations and growth strategy for the next twelve months. Our strategy – including our planned uplisting to a national securities exchange, continued acquisition activity, and the planned spin-off of our Top Kontrol business – will require additional capital, which we expect to seek through a combination of short-term bridge financing, longer-term debt facilities, and equity issuances. Since June 30, 2026, we have raised additional debt capital, including a $370,008 related-party promissory note issued on July 6, 2026 and a $245,300 convertible note issued on July 22, 2026. There can be no assurance that additional financing will be available on acceptable terms, or at all. If we are unable to raise capital when needed, we may be required to delay or curtail our growth initiatives.

SecureTech’s ability to continue as a going concern depends on the successful execution of its business plan, the generation of consistent positive cash flows from operations, and the securing of additional financing as needed. Management continues to monitor liquidity closely and is committed to aligning expenditures with available resources while pursuing strategic growth opportunities. See Note 2 — Going Concern in the notes to the unaudited financial statements for the three and six months ended June 30, 2026 included elsewhere in this prospectus for additional information.

PRC and Hong Kong Subsidiaries

Current foreign exchange and other regulations in the PRC may restrict our PRC entities in their ability to transfer their net assets to us and our subsidiaries in Hong Kong. However, as of the date of this prospectus, these restrictions have no impact on the ability of these PRC entities to transfer funds to us as we do not anticipate declaring or paying any dividends in the foreseeable future, as we plan to retain our retained earnings to continue to grow our business. In addition, these restrictions have no impact on the ability for us to meet our cash obligations.

To utilize the proceeds from this offering, we may make additional loans or capital contributions to our PRC subsidiaries. PRC laws and regulations allow an offshore holding company to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC Subsidiaries or make additional capital contributions to fund their capital expenditures or working capital. For an increase of registered capital, our PRC Subsidiaries need to file such change of registered capital with the State Administration for Market Regulation (the “SAMR”) or its local counterparts through the enterprise registration system and the national enterprise credit information publicity system, and the SAMR or its local counterparts will then push such information to the China’s Ministry of Commerce or its local counterparts. If the holding company provides funding to our PRC Subsidiaries through loans, (i) in the event that the foreign debt management mechanism as provided in the Measures for Foreign Debts Registration and Administration and other relevant rules applies, the balance of such loans cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with the SAFE or its local branches, or (ii) in the event that the mechanism as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9, applies, the balance of such loans will be subject to the risk-weighted approach and the net asset limits and we will need to file the loans with the SAFE in its information system pursuant to applicable requirements and guidelines issued by the SAFE or its local branches. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions to our PRC Subsidiaries and loans to our PRC Subsidiaries, we cannot assure that we will be able to complete these filings and registrations on a timely basis, or at all. See “Risk Factors—Risks Related to Doing Business in China.”

Going Concern Consideration

Our former independent registered public accounting firm, Gary Cheng CPA Limited, issued a going concern opinion in their audit report dated March 24, 2026. This auditor report was initially included in our Annual Report on Form 10-K filed with the SEC on March 25, 2026, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the SEC on August 5, 2026 as well as in this prospectus. This opinion indicates that our former auditor believed there is substantial doubt about our ability to continue as an ongoing business for the next 12 months.

As of June 30, 2026, the Company had current assets of $9,458,668 and current liabilities of $8,625,056. Although current assets exceeded current liabilities, current assets consist principally of accounts receivable, inventories and prepayments rather than cash, and the Company does not expect to convert those assets to cash quickly enough to meet its obligations as they come due.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Off-Balance Sheet Operations

As of June 30, 2026, we had no off-balance sheet activities or operations.

Critical Accounting Policies And Estimates

We prepare our financial statements in conformity with the U.S. GAAP, which require us to make judgments, estimates, and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there were no material changes made to the accounting estimates and assumptions in the past fiscal year, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience, and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

Intangible Assets

Intangible assets with finite useful lives are stated at cost, less accumulated amortization and impairment losses, if any. Amortization is recognized on a straight-line basis over the estimated useful lives of the assets, unless another method better reflects the pattern in which the economic benefits are consumed.

The Company evaluates finite-lived intangible assets for impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment loss is recognized when the carrying amount of an asset group exceeds the estimated undiscounted cash flows expected to result from the use and eventual disposition of the asset group. The impairment loss is measured as the amount by which the carrying amount exceeds its fair value.

Goodwill

Goodwill represents the excess of the purchase price and other consideration transferred over the fair value of identifiable net assets acquired in a business combination. Goodwill is not amortized but is tested for impairment at least annually and more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable.

Goodwill is tested for impairment at the reporting unit level. The Company may first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment indicates that it is more likely than not that impairment exists, or if the Company elects to bypass the qualitative assessment, the Company performs a quantitative impairment test by comparing the reporting unit’s fair value with its carrying amount, including goodwill. An impairment loss is recognized to the extent that the reporting unit’s carrying amount exceeds its fair value, limited to the amount of goodwill allocated to that reporting unit.

The determination of the fair value of reporting units and intangible assets requires the Company to make significant estimates and assumptions, including projected revenues and cash flows, growth rates, discount rates, and other market and economic factors. Changes in these assumptions could materially affect the estimated fair values and the amount of any impairment recognized.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represent technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In addition, from time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements, but does not expect the impact to be material.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or “ASC”). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2024-03 requires public companies to disclose, in the notes to the financial statements, specific information about certain costs and expenses at each interim and annual reporting period. This includes disclosing amounts related to employee compensation, depreciation, and intangible asset amortization. In addition, public companies will need to provide qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. ASU 2024-03 is effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. In January 2025, the FASB issued ASU 2025-01, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date.” ASU 2025-01 amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15,

2027. Implementation of ASU 2024-03 may be applied prospectively or retrospectively. Early adoption of ASU 2024-03 is permitted. The Company does not expect the adoption of ASU 2024-03 to have a material impact on its consolidated financial statements.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendment provides (1) all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and (2) entities other than public business entities with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently reviewing the provisions of this guidance, has not yet adopted the standard, and does not currently expect adoption of ASU 2025-05 to have a material effect on the consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations, and cash flows.

DESCRIPTION OF BUSINESS

Business Overview

SecureTech Innovations, Inc. is a technology-driven company focused on developing and commercializing artificial intelligence–driven manufacturing systems, blockchain‑based digital infrastructure, and innovative automotive safety technologies. Our mission is to deliver secure, efficient, and scalable technology solutions across industrial, digital, and consumer markets. We operate through three primary business units—AI UltraProd, Piranha Blockchain, and Terra Nova Technologies (Top Kontrol product line)—each addressing distinct high‑growth sectors with significant long‑term demand drivers. Our portfolio includes:

•AI UltraProd, acquired on June 23, 2025, serves as our primary operating business and generated all of our consolidated revenues for the six months ended June 30, 2026 and substantially all of our consolidated revenues for the fiscal year ended December 31, 2025.

•Piranha Blockchain, an early‑stage enterprise that is focused on building digital‑asset infrastructure and cybersecurity capabilities.

•Terra Nova Technologies (Top Kontrol product line), a legacy product line undergoing restructuring in preparation for a planned spin‑off onto the OTCQB Venture Market. This product line generated no revenue during the six months ended June 30, 2026.

AI UltraProd’s operating results were first consolidated in our financial statements beginning on June 23, 2025, the date we completed the acquisition. As a result, our consolidated results for the fiscal year ended December 31, 2025 include only approximately six months of AI UltraProd’s operations, and our consolidated results for the three and six months ended June 30, 2025 include only seven days of those operations. The six months ended June 30, 2026 is the first comparable half-year period that reflects AI UltraProd’s results for the entire period. Period-to-period comparisons of our results are therefore of limited use in evaluating our business.

Our business segments continue to pursue distinct commercial strategies. SecureTech provides centralized oversight of finance, governance, SEC compliance, and merger and acquisition activities, with the objective of enhancing long-term shareholder value.

Corporate History

SecureTech was incorporated in the State of Wyoming on March 2, 2017, under the name SecureTech, Inc. On December 20, 2017, the Company amended its Articles of Incorporation to change its name to SecureTech Innovations, Inc.

SecureTech has established several wholly owned subsidiaries to support its strategic growth initiatives:

•On November 19, 2021, and November 25, 2021, SecureTech formed Piranha Blockchain, Inc., a Wyoming corporation, and Piranha Blockchain, Ltd., an Anguilla-based international business company, respectively (collectively, “Piranha”).

•On January 27, 2025, SecureTech incorporated two additional Wyoming-based subsidiaries: Terra Nova Technologies, Inc. and Top Kontrol, LLC.

•On June 6, 2025, SecureTech formed AI UltraProd, Inc., also a Wyoming corporation.

•On May 9, 2026, SecureTech’s Hong Kong subsidiary, Aiultraprod Group Limited, established a wholly owned subsidiary in the People’s Republic of China named AiUltraProd (Ningbo) Technology Co., Ltd.

•On May 21, 2026, SecureTech’s Hong Kong subsidiary, Aiultraprod Group Limited, established a majority owned subsidiary in the People’s Republic of China named AiUltraProd (Guangzhou) Technology Co., Ltd. SecureTech indirectly owns 51% of this subsidiary.

On June 23, 2025, through its wholly owned subsidiary AI UltraProd, Inc., SecureTech acquired 100% of Aiultraprod Group Limited, a Hong Kong limited liability company. As of June 30, 2026, Aiultraprod Group Limited owns an 88.2% equity interest in Zhejiang Jizhu Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (collectively, “AI UltraProd”). Our ownership interest in Zhejiang Jizhu decreased from 90.0% as a result of a capital increase completed on April 3, 2026, as described under “Recent Developments—Completed Landmark Acquisition of Aiultraprod Group Limited and Subsidiaries.” See “Risk Factors — Risks Related to Doing Business in China.”

The following table sets forth our majority-owned subsidiaries as of June 30, 2026:

Subsidiary (Entity Name)	Jurisdiction	SecureTech Ownership	Principal Activity
AI UltraProd, Inc.	Wyoming	100.0%	US holding company for AI 3D printing and additive manufacturing assets
Aiultraprod Group Limited	Hong Kong	100.0%	IP holding and Asia-Pacific sales hub
Zhejiang Jizhu Technology Company Limited	PRC	88.2% (indirect)	R&D, 3D printing, robotics manufacturing, and materials
AiUltraProd (Ningbo) Technology Co., Ltd.	PRC	100.0% (indirect)	Expansion capital integration and future investments
AiUltraProd (Guangzhou) Technology Co., Ltd.	PRC	51.0% (indirect)	Guangzhou-based joint venture delivering intelligent integrated systems
Jizhu Technology (Huzhou) Company Limited	PRC	89.3% (indirect)	Scientific research and technical services
Piranha Blockchain, Inc.	Wyoming	100.0%	Cybersecurity and blockchain platforms
Piranha Blockchain, Ltd.	Anguilla	100.0%	International digital-asset services
Terra Nova Technologies, Inc.	Wyoming	100.0%	Top Kontrol brand holding entity
Top Kontrol, LLC	Wyoming	100.0%	Anti-theft/anti-carjacking systems

Corporate Structure

The following diagram illustrates our corporate structure as of June 30, 2026:

Recent Developments

Appointment of New President and Chief Executive Officer

On January 14, 2025, SecureTech appointed J. Scott Sitra as its new President, Chief Executive Officer, Principal Executive Officer, and member of the Board of Directors. Mr. Sitra brings executive leadership and strategic guidance across SecureTech’s portfolio. Concurrently, Kao Lee, who previously served in those roles, transitioned to the position of General Manager of Top Kontrol, and now serves as President and CEO of Top Kontrol. Mr. Lee’s responsibilities now focus exclusively on advancing the development and commercialization of the Top Kontrol product line. Mr. Sitra will oversee SecureTech’s enterprise-level operations, business strategy, and execution.

Completion of Share Reduction Program (78% Reduction in Common Shares)

Between January 1, 2025 and June 30, 2026, SecureTech reduced its issued and outstanding shares of common stock by approximately 61 million, representing a 78% reduction and aligning the capital structure with long-term shareholder interests. The Company reduced the shares of common stock by entering into share exchange agreements with certain of its shareholders and issuing shares of its Series A Preferred Stock for the common stock. As of August 31, 2026, SecureTech had 17,169,717 shares of its common stock issued and outstanding and 20,082 shares of its Series A Preferred Stock issued and outstanding.

Completed Landmark Acquisition of Aiultraprod Group Limited and Subsidiaries

On June 23, 2025, through its wholly owned subsidiary AI UltraProd, Inc., SecureTech acquired 100% of the equity interests of Aiultraprod Group Limited, a Hong Kong limited liability company. As part of this acquisition, SecureTech also assumed indirect majority ownership in two operating subsidiaries, Zhejiang Jizhu Technology Co., Ltd. and Jizhu Technology (Huzhou) Co., Ltd., each a limited liability company organized under the laws of the People’s Republic of China.

This acquisition was completed under an Acquisition and Stock Purchase Agreement (“Acquisition Agreement”) dated June 23, 2025. Under the terms of the Acquisition Agreement, SecureTech issued 185 unregistered shares of its Series A Preferred

Stock, $0.001 par value per share, to the Seller. These shares were valued at $8,565,500, equating to a per-share value of $46,300.

Key highlights of this transaction include:

•FY2025 Revenue (audited): $7.7 million

•Technology Differentiation: AI-powered industrial 3D printing and robotic systems that deliver scalable, high-precision manufacturing solutions.

•Intellectual Property Portfolio: 12 issued patents and 13 software copyrights. AI UltraProd presently has three additional patent applications pending and two additional software copyrights pending.

•Growth Strategy: SecureTech intends to pursue expansion of AI UltraProd’s operations, including entry into the U.S. and Indonesian markets. On August 13, 2026, the parties to the Acquisition Agreement unanimously elected to forgo the previously contemplated spin-off of AI UltraProd as a separate exchange-listed company and to retain AI UltraProd as a permanent subsidiary of SecureTech. See “—Permanent Subsidiary and Earnout Election — AI UltraProd” below.

Uplisting to OTCQB Venture Market

On August 1, 2025, SecureTech’s common stock commenced trading on the OTCQB® Venture Market under the ticker symbol “SCTH”. The OTCQB is recognized by the SEC as an established public market and serves as the initial tier for early-stage and smaller reporting companies within the OTC framework. Companies listed on the OTCQB must meet rigorous financial reporting standards, maintain current filings with the SEC or a U.S. banking regulator, and annually verify company information and management certification. SecureTech’s uplist from the OTCID to OTCQB provides enhanced transparency, increased liquidity, and stronger visibility within the capital markets.

Craft Capital Management LLC Engagement

On August 7, 2025, SecureTech engaged Craft Capital Management LLC as its exclusive investment banking partner to support capital formation, uplisting to a national securities exchange, and strategic mergers and acquisitions. This partnership aims to strengthen SecureTech’s financial position and accelerate its growth initiatives following its recent acquisition of AI UltraProd. The collaboration is expected to enhance shareholder value and position SecureTech for scalable expansion in advanced technology sectors.

Engagement of Ajene Watson, LLC

On October 6, 2025, SecureTech engaged Ajene Watson, LLC (“AWLLC”), a business management and financial services consultancy specializing in development-stage and microcap companies. The nine-month engagement is designed to:

•Establish a Bitcoin and Ethereum treasury management strategy;

•Facilitate introductions to potential strategic partners and distribution channels to support AI UltraProd’s planned 2026 entry into the U.S. market; and

•Enhance investor communications and disclosure practices to align with SEC expectations and improve transparency.

AWLLC will also advise management on capital markets positioning and best practices for microcap issuers.

The nine‑month agreement includes strategic consulting services related to capital formation, disclosure practices, establishing a Bitcoin and Ethereum treasury, and AI UltraProd’s U.S. market entry. AWLLC is compensated through a combination of cash, restricted equity, and key performance incentives. AWLLC acts strictly as an independent contractor.

Engagement of Public Yield Capital

On October 21, 2025, SecureTech engaged Public Yield Capital, a firm specializing in investor outreach and capital markets engagement for smaller reporting companies. Public Yield Capital focuses on equity crowdfunding channels such as

Regulation A+, Regulation CF, and Regulation D, and combines investment marketing, investor relations, and scalable engagement tools. Under this engagement, Public Yield Capital will:

•Develop and manage a compliant investor awareness and communications program;

•Expand SecureTech’s visibility among retail and institutional investors;

•Support efforts to increase market liquidity and broaden the shareholder base; and

•Enhance overall investor relations strategy in alignment with SEC and FINRA guidelines.

This six-month engagement requires Public Yield to provide SecureTech with retail‑investor outreach, digital advertising, content development, and shareholder engagement services. Compensation includes both cash and restricted equity components.

Nomination of Three Independent Director Candidates

Between March 31, 2026 and April 14, 2026, SecureTech announced the nomination of three independent director candidates — Brian Zucker, CPA; Robert V. Castro, CPA/CGMA; and Robert J. Williams, CPA — each to serve as an independent director and as a member of the Audit, Nominating, and Compensation Committees. Each nominee has agreed to serve on the Board of Directors and such committees upon formal appointment. SecureTech intends to formally seat all three independent directors as promptly as practicable, and in any event concurrently with or prior to the effectiveness of the listing of our common stock on Nasdaq, with such seating not contingent upon approval of any such listing. Seating remains subject to SecureTech obtaining directors and officers liability insurance coverage.

Appointment of Anthony Vang as Chief Financial Officer

On June 5, 2026, SecureTech formally appointed Anthony Vang as its Chief Financial Officer. Mr. Vang, a SecureTech co-founder, has served as Principal Financial Officer, Secretary, Treasurer, and a director since inception and retains those positions in addition to his new role. Mr. Vang initially serves as Chief Financial Officer without compensation, pending the formal constitution of SecureTech’s Compensation Committee, at which time an appropriate compensation arrangement will be established and disclosed in accordance with applicable SEC requirements.

Restatement of Previously Issued Financial Statements

Our Board of Directors, acting in the absence of an audit committee and after discussion with Gary Cheng CPA Limited, our former independent registered public accounting firm, concluded that our previously issued financial statements for the fiscal year ended December 31, 2025, and for the interim periods ended June 30, 2025, September 30, 2025, and March 31, 2026, should no longer be relied upon and required restatement. We reported that conclusion in a Current Report on Form 8-K filed with the SEC on August 5, 2026. On the same date, we also filed amendments restating our Quarterly Report on Form 10-Q for the period ended June 30, 2025; our Quarterly Report on Form 10-Q for the period ended September 30, 2025; our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and our Quarterly Report on Form 10-Q for the period ended March 31, 2026 (collectively, the “Restatement”). The Restatement corrected the classification of certain accounts receivable from current to non-current assets and the classification of the redeemable non-controlling interest in Zhejiang Jizhu from permanent equity to mezzanine equity. See the sections of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Restatement of Previously Issued Financial Statements” and “Risk Factors.”

Change in Independent Registered Public Accounting Firm

On July 31, 2026, SecureTech’s Board of Directors, acting in the absence of an audit committee, dismissed Gary Cheng CPA Limited as SecureTech’s independent registered public accounting firm and, effective the same date, engaged Marcum Asia CPAs LLP, a U.S.-based PCAOB-registered firm, to review SecureTech’s interim financial statements for the quarterly periods ending June 30, 2026 and September 30, 2026 and to audit its consolidated financial statements for the fiscal year ending December 31, 2026. Gary Cheng CPA Limited’s report on the consolidated financial statements for the fiscal year ended December 31, 2025, as restated, is included in this prospectus. See “Change in Registrant’s Certifying Accountant.”

Permanent Subsidiary and Earnout Election — AI UltraProd

On August 13, 2026, SecureTech entered into a Permanent Subsidiary and Earnout Election Agreement with AI UltraProd, Inc., Aiultraprod Group Limited, AIUP Holding Limited, and Zhejiang Jizhu Technology Co., Ltd., pursuant to which the parties unanimously elected to forgo the previously contemplated spin-off of the AI UltraProd business and to retain it as a permanent subsidiary of SecureTech. In connection with the election, SecureTech exercised the “No Spin-Off Earnout” under the Acquisition and Stock Purchase Agreement dated June 23, 2025 and issued 357 shares of its Series A Preferred Stock to AIUP Holding Limited in settlement of the contingent consideration established at the acquisition date. The contingent consideration had been recognized at the acquisition date at its fair value of $1,652,910 and classified within equity; accordingly, the issuance settled that equity-classified contingent consideration within equity and did not result in any additional purchase consideration, remeasurement through earnings, or change in goodwill. Upon issuance, the Acquisition and Stock Purchase Agreement and the related Incubation Operating Agreement automatically terminated in accordance with their terms, except for provisions that expressly survive.

2026 Roadmap: Driving Innovation and Growth

Under the leadership of our newly appointed President and Chief Executive Officer, J. Scott Sitra, SecureTech is repositioning its strategic focus to support accelerated growth, operational efficiency, and long-term shareholder value. In 2026, the Company is executing on a defined set of core initiatives, each aimed at transforming its business platform and expanding its market presence.

The principal strategic objectives include:

•Complete Nasdaq Listing: SecureTech is working toward completing the listing of its common stock on the Nasdaq Capital Market in connection with this offering, subject to meeting all applicable listing requirements and regulatory approvals. There can be no assurance that our listing application will be approved, and the closing of this offering is conditioned on that approval.

•AI UltraProd Expansion into U.S. and Indonesian Markets: AIUP is actively entering the U.S. and Indonesian markets, leveraging its advanced AI-driven manufacturing technologies to serve high-growth industrial sectors.

•Continue Investor Awareness Program: SecureTech has initiated a structured investor awareness and communications program to enhance visibility and broaden outreach to the investment community.

•Retain AI UltraProd as a Permanent Subsidiary: On August 13, 2026, the parties to the Acquisition Agreement unanimously elected to forgo the previously contemplated spin-off of AI UltraProd as a separate exchange-listed company. AI UltraProd will be retained as a permanent subsidiary of SecureTech.

•Evaluate Additional M&A Opportunities: SecureTech will continue reviewing acquisition candidates with $5–$10 million in annual revenue, strong intellectual property, and experienced management teams capable of scaling into new markets and regions.

•Complete the Top Kontrol Spin-Off: The company plans to finalize the previously announced spin-off of its Top Kontrol safety device business onto the OTCQB Venture Market, creating a dedicated platform for growth while providing value to SecureTech shareholders.

•Establish a Bitcoin Treasury Under Piranha Blockchain: As part of its digital infrastructure strategy, SecureTech intends to establish a BTC treasury reserve within its Piranha Blockchain subsidiary, aligning with emerging trends in digital asset management and treasury diversification.

AI UltraProd

AI UltraProd is dedicated to building an industrial customized solutions platform that connects creativity, intelligence, and advanced manufacturing. AI UltraProd provides end-to-end solutions covering concept design, manufacturing technology development, product realization, and delivery management.

Guided by a philosophy of deep integration and innovation, AI UltraProd tightly couples artificial intelligence, digitalization, and next-generation manufacturing technologies to serve global manufacturing enterprises.

Business Model

As an industrial customized solutions provider bridging creativity, intelligence, and manufacturing, AI UltraProd leverages artificial intelligence, digitalization, and advanced manufacturing technologies to deliver comprehensive solutions to traditional industries.

AI UltraProd provides full-process services ranging from customized solution design and technical implementation to integrated software/hardware products and supporting services, addressing complex and systemic challenges faced by clients.

AI UltraProd’s value proposition lies not in the performance of a single product, but in delivering sustained value through customized solution design, system integration, and professional delivery services.

Currently, AI UltraProd has established industry leadership in construction 3D printing robotics and has expanded into AI computing infrastructure and algorithm development, smart city solutions, intelligent healthcare and community systems, renewable energy, port logistics, and autonomous warehousing robotics.

Core Capabilities and Value Proposition

1. Robotics Product Matrix for Construction, Renewable Energy, Port Logistics, and Autonomous Warehousing

AI UltraProd has independently developed a series of 3D printing robots (including the GR1, RF1, RC1, and RT1 series), integrated with AI-driven design solutions and proprietary advanced 3D printing materials such as Geo Mix and Geo Add.

This integrated approach has created a new paradigm in the construction industry, where AI UltraProd continues to maintain a leading position.

The core value of AI UltraProd’s 3D printing technology lies in its exceptional efficiency in constructing vertical building structures (walls), which represents the largest and most direct cost-saving component in building projects.

In traditional construction budgets, structural framing (wood or masonry) and wall systems account for approximately 20%–25% of total project costs. With 3D printing technology, this cost can be reduced to 15% or lower. These savings are primarily driven by:

•Labor Reduction: Large teams of carpenters or masons are replaced by a small team of three to four technicians operating the printing system.

•Efficiency Improvement: The walls of a 2,000-square-foot house can be printed within a few days, significantly shortening the construction cycle and reducing financial and management costs.

•Material Optimization: 3D printing places material only where needed, nearly eliminating the waste commonly found on traditional construction sites.

Building upon its success in construction 3D printing robotics, AI UltraProd has accumulated deep technical expertise and industrial application capabilities. The company has expanded its robotics portfolio into renewable energy, port logistics, and autonomous warehousing, delivering integrated robotic solutions supported by coordinated software and hardware systems.

2. Artificial Intelligence and Large-Scale Computing Infrastructure

Beyond its advanced manufacturing capabilities, AI UltraProd’s success in 3D printing is supported by AI-driven design systems that form a strong technological moat.

Leveraging its expertise in AI algorithms and accumulated industry resources, AI UltraProd provides clients with comprehensive solutions based on algorithm platforms, including system design, technical support, and integrated software and hardware services.

3. Comprehensive Intelligent Scenario Solutions

Through the integration of advanced manufacturing (3D printing), artificial intelligence, and traditional industry sectors, AI UltraProd has pioneered an innovative model that empowers conventional industries with intelligent and digital technologies.

In addition to construction, the company actively develops solutions for cities, healthcare institutions, schools, and communities. By delivering holistic intelligent solutions—covering system design, integrated hardware and software development, debugging, and delivery services—AI UltraProd enables clients to achieve sustainable growth and operational excellence.

Core Business Segments

Based on its established capability system, AI UltraProd currently operates three primary business segments:

1. Robotics and Hardware Equipment

AI UltraProd provides robotic products for construction, renewable energy, port logistics, and autonomous warehousing. The company also supplies hardware and turnkey equipment systems for AI computing centers, smart hospitals, smart campuses, smart water management systems, and other intelligent scenarios.

2. Robotics and Hardware-Related Derivative Businesses

AI UltraProd offers supporting businesses related to robotics and hardware products, including:

•Specialized printing materials for 3D printing robots

•Highly customized 3D printing services (delivered as finished products)

•Spare parts and accessories for 3D printing and other robotic systems

•Robotics leasing services

3. Robotics and Hardware-Related Technical Services

The company provides comprehensive technical and maintenance support services, including:

•Installation and commissioning of robotic and hardware equipment

•3D detailed engineering design services required for 3D printing applications

•On-site technical support and professional training

•Overall solution design for AI computing centers and intelligent transformation of traditional sectors (such as smart hospitals, campuses, and water systems)

•Equipment upgrades, maintenance, and repair services

Products and Application Scenarios

Model: GEO RC1 KC20 (Concrete)

Movable and liftable, adaptable to various operating conditions. Suitable for the trial production and manufacturing of prefabricated building components, various landscape parts, urban furniture, special-shaped sculptures, retaining walls, etc.

Model: GEO RT1 KC20 (Concrete)

The guide rail is expandable, and the robot can move along the rail. Suitable for the mass production of prefabricated building components, various concrete landscape parts, urban furniture, special-shaped sculptures, etc.

Model: GEO RF1 KC20 (Concrete)

Highly integrated, enabling rapid and precise construction of concrete structures. Suitable for the trial production and manufacturing of various small and medium-sized concrete components.

Model: GEO RF1 KP10 (Polymer)
Highly integrated, enabling rapid and precise construction. Suitable for the trial production and manufacturing of various small and medium-sized polymer products.

Model: GEO RT1 KP10 (Polymer)

The guide rail is expandable, and the robot can move along the rail. Suitable for the mass production of prefabricated polymer components, various landscape decorations, urban furniture, special-shaped sculptures, etc.

Model: GEO GD1 (Concrete)
A laboratory research device suitable for teaching and scientific research, material R&D, and landscape ornament printing. It features flexible layout and simple operation.

Model: GEO GD2 (Concrete)
High precision, flexibility, easy operation, strong environmental adaptability – for trial production/manufacturing of small and medium-sized concrete components.

Foundations of AI UltraProd’s Success

1. Solving Complex Problems and Creating Higher Value

Clients purchase not merely isolated software or hardware products, but measurable outcomes that ensure smooth business operations.

For example, in the 3D printing robotics business, AI UltraProd not only supplies the equipment, but also provides the required 3D detailed design services and proprietary printing materials. If clients lack experienced operational teams, AI UltraProd dispatches professional engineers for training and on-site support, ensuring clients can generate tangible value from this technology.

This transforms AI UltraProd from a product supplier into a long-term value partner, enabling higher margins and stronger strategic positioning.

2. Building Strong Customer Stickiness

AI UltraProd supports clients not only in deploying solutions but also in continuously extracting value from them. Because its solutions address multidimensional operational needs and deliver concrete results, the switching costs—both direct and indirect—for customers are significantly high, fostering long-term, stable partnerships.

3. Cross-Industry Ecosystem Synergy

By collaborating with leading AI algorithm and computing companies, top software providers, hardware manufacturers, and service partners, AI UltraProd integrates cutting-edge technologies into traditional industry scenarios.

This ecosystem approach enables clients to build competitive advantages that competitors find difficult to replicate, strengthening their long-term strategic moat.

Piranha Blockchain

SecureTech is advancing its commitment to digital security and decentralized infrastructure through its wholly owned subsidiaries operating under the Piranha Blockchain brand. Piranha is focused on developing next-generation blockchain, Web3, and cybersecurity platforms that enable secure digital asset management, enhance online privacy, and protect users from emerging cyber threats.

•Data Centers: Development of secure, low-cost data centers powered by renewable energy, designed to support blockchain operations while minimizing environmental impact.

•Advanced Cybersecurity Solutions: Deployment of proprietary cybersecurity hardware and software to protect client data, digital identities, and assets from theft, ransomware, and other malicious attacks.

•Blockchain Infrastructure & Crypto Platforms: Creation of robust systems for cryptocurrency mining, digital asset storage, and trading exchanges, supporting the evolving needs of the blockchain ecosystem.

Revenue Model

Piranha intends to generate revenue through four primary channels:

•Product Sales: One-time sales of cybersecurity hardware and software applications.

•Subscription Services: Recurring revenue from cybersecurity subscriptions and hosting services.

•Cryptocurrency Ventures: Mining operations, third-party rig hosting, and joint venture initiatives.

•Transaction Fees: Fees from crypto exchanges, trading, and fiat conversions.

Growth Strategy

Piranha’s expansion strategy combines internal innovation with targeted acquisitions:

•Internal Development: Investment in proprietary technologies and product innovation to drive organic growth.

•Strategic Acquisitions: Identification and acquisition of synergistic businesses to accelerate market penetration and expand capabilities.

Top Kontrol Product Line

Top Kontrol® is a next-generation automotive security system engineered to prevent both passive theft and active carjacking—without requiring any action from the driver. Unlike conventional vehicle immobilizers, Top Kontrol is designed to protect occupants during real-time threats, making it the most advanced anti-theft and anti-carjacking solution available today.

Key Features and Benefits

Top Kontrol’s patented technology delivers comprehensive protection through:

•Anti-Theft Circuits: Actively prevent unauthorized vehicle access and operation.

•Idle Theft Prevention: Automatically stops theft even when keys are in the ignition and the engine is idling.

•Carjacking Defense: Detects and responds to carjacking attempts with both active and passive countermeasures.

•Non-Interference Design: Seamlessly integrates without disrupting OEM vehicle systems.

•Universal Compatibility: Works with most car and truck makes and models.

•Manual Engine Kill Switch: Enables manual engine shutdown for added control.

•Wireless Code Security: Blocks attempts to intercept or spoof wireless security signals.

•Battery-Independent Operation: Functions even when the vehicle’s battery is disabled.

Market Landscape and Competitive Advantage

According to the National Insurance Crime Bureau, a motor vehicle was stolen every 48 seconds in the United States in 2025, with 659,880 vehicles reported stolen nationwide for the year — down 23% from 2024 but still a significant and persistent crime affecting hundreds of thousands of vehicle owners annually. Top Kontrol competes with brands such as Viper, Clifford, and OEM-integrated immobilizers. Its key differentiator is automated anti-carjacking defense—a feature unmatched by competitors and increasingly vital in high-risk urban environments.

Corporate Strategy and Spin-Off Plans

SecureTech Innovations is currently restructuring Top Kontrol under its wholly owned subsidiary, Terra Nova Technologies, Inc., in preparation for a planned spin-off on the OTCQB Venture Market. SecureTech plans to finalize the spin‑off in Fall 2026. Following the spin‑off, SecureTech shareholders are expected to receive shares in the newly public entity, and SecureTech’s balance sheet will reflect ownership of equity in a separate public company, which may enhance long‑term shareholder value.

Competition

SecureTech, through its subsidiaries AI UltraProd, Piranha Blockchain, and Top Kontrol, operates in highly competitive industries. Success depends on our ability to continuously develop innovative technologies and market them effectively. Our strategy centers on attracting a substantial customer base to support sustained profitability.

We face intense competition from established companies with significant financial resources, deep operating histories, and strong market presence. Their advantages in marketing, purchasing power, and negotiating leverage present ongoing challenges. Furthermore, emerging startups and lesser-known rivals continue to enter the space with disruptive solutions.

Despite the breadth and scale of our target markets offering room for successful competition, technological evolution remains rapid and unpredictable. To remain relevant and resilient, SecureTech prioritizes adaptability and continuous innovation across all its business segments.

Manufacturing

SecureTech’s manufacturing operations span multiple geographies.

AI UltraProd Products

AI UltraProd’s additive construction systems are assembled in Ningbo and Hangzhou, PRC, using a modular supply chain of local CNC, laser, and materials vendors. AI UltraProd maintains ISO 9001-certified quality processes and leases 128 m² of office space for its headquarters and 197 m² of production space in Zhejiang Province. AI UltraProd does not operate any long-term take-or-pay material contracts and sources metal powders from qualified domestic mills under annual framework agreements.

Top Kontrol Products

Top Kontrol is manufactured by US-based contract manufacturers, with the final assembly taking place at our Minnesota headquarters. We deliberately avoid long-term or exclusivity agreements to preserve flexibility in selecting partners and responding to market demands.

Government Regulation

SecureTech products meet all applicable regulatory requirements. We actively monitor changes in the regulatory landscape to ensure ongoing compliance.

AI UltraProd

Compliant with ISO 9001 and CE directives for exported equipment. Construction-grade UHPC is certified under PRC GB/T 50082 2019 durability standards. Export classifications fall under U.S. BIS EAR99. No current products are subject to ITAR or EU dual use regulations, to the Company’s knowledge.

Piranha Blockchain

Actively monitors and aligns with SEC and CFTC digital asset regulations, FinCEN AML/KYC guidelines, and OFAC sanctions lists. Compliance personnel review protocol updates quarterly.

Top Kontrol

Certified by the Federal Communications Commission (FCC) with a Declaration of Conformity issued in March 2020.

Compliance with Environmental Laws

As of June 30, 2026, SecureTech has not incurred material expenses related to environmental compliance. We anticipate no such costs in the foreseeable future and remain in full compliance with existing environmental regulations.

Intellectual Property Rights and Proprietary Information

Innovation is a core pillar of SecureTech’s competitive strategy. We protect our technologies using a combination of patents, trademarks, trade secrets, and contractual safeguards, including nondisclosure agreements.

Notably, SecureTech holds a portfolio of issued and licensed patents, each with specific dates of issuance:

•SecureTech holds an exclusive license to U.S. Patent No. 8,436,721 — "Automobile Theft Protection and Disablement System" — issued on May 7, 2013 to Shongkawh, LLC, a related party controlled by co-founder Kao Lee. This license extends through the patent’s expiration on March 19, 2030.

•AI UltraProd holds 12 issued PRC patents, including CN219214112U for quick-release large-format build plates, and has three additional patent applications pending. It also owns 13 copyrighted software packages for generative design, slicing, simulation, and robotic control, with two additional software copyrights pending.

Patent Strategy

We actively pursue patent applications for novel product features, disclosing critical components to our patent counsel under confidentiality prior to public release. Patent applications may not always be granted or may exclude key claims.

Trademark Protection

SecureTech owns federally registered trademarks, including SECURETECH INNOVATIONS® and TOP KONTROL®. Trademark applications for PIRANHA BLOCKCHAIN and AI ULTRAPROD are currently pending with the U.S. Patent and Trademark Office (USPTO).

Confidentiality Agreements

All employees, consultants, and third-party vendors are bound by nondisclosure agreements, prohibiting the disclosure of confidential company information during and after their engagement.

Employees

As of June 30, 2026, SecureTech employed 26 individuals across all business units, comprised of 25 full-time employees and one part-time employee. The geographic breakdown of our employees is as follows:

•United States: Three employees, comprised of three full-time employees.

•Hong Kong & Mainland China: 23 employees, comprised of 22 full-time employees and one part-time employee.

Properties

SecureTech’s principal executive offices are in leased office space located at 2355 Highway 36 West, Suite 400, Roseville, MN 55113.

AI UltraProd leases executive office space in Hong Kong and operates production facilities from leased industrial premises in Zhejiang Province, PRC.

SecureTech does not own or lease any other property or equipment.

Legal Proceedings

During the past ten years no director, person nominated to become a director or executive officer, or promoter of SecureTech has been involved in any legal proceeding that would require disclosure hereunder.

From time to time, we may become subject to various legal proceedings and claims that arise in the ordinary course of our business activities. However, litigation is subject to inherent uncertainties for which the outcome cannot be predicted. Any adverse result in these or other legal matters could arise and cause harm to our business. We currently are not party to any claim or litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business.

Available Information

We maintain a website with the address www.securetechinnovations.com. We make available free of charge through our Internet website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, and any amendments thereto, and other documents as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. We are not including the information on our website as a part of, nor incorporating it by reference into, this prospectus. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers, including us, file electronically with the SEC. The SEC’s website address is www.sec.gov.

MANAGEMENT

Directors, Executive Officers and Corporate Governance

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position(s)

J. Scott Sitra	54	President, Chief Executive Officer, and Director
Anthony Vang	54	Chief Financial Officer, Treasurer, Secretary, and Director
Kao Lee	56	President and Chief Executive Officer, Top Kontrol, LLC
Brian Zucker, CPA	64	Independent Director Nominee
Robert V. Castro, CPA, CGMA	68	Independent Director Nominee
Robert J. Williams, CPA	66	Independent Director Nominee

J. Scott Sitra, 54, has served as our President, Chief Executive Officer, and member of our Board of Directors since January 2025. Mr. Sitra has over 37 years of professional experience in securities and global regulatory compliance. He has held senior positions in various public companies, guiding them through various phases of business, including early-stage formation, raising capital, establishing international supply chains, product development and launches, and pursuing merger & acquisition opportunities. Mr. Sitra’s private consulting firm, Taurus Financial Partners, LLC (“Taurus”), has played a key role in supporting SecureTech’s regulatory compliance since its inception, making him well-acquainted with the company’s operations. Before joining SecureTech, Mr. Sitra founded Taurus in 2010 as an international management and financial consulting firm specializing in taking private companies public on to the US OTC marketplace and assisting clients in maintaining regulatory compliance with all applicable securities rules and business regulations. Mr. Sitra will concurrently serve as President and CEO of Taurus.

Anthony Vang, 54, is a co-founder and has served as our Treasurer, Secretary, and member of our Board of Directors since our inception in March 2017. He was appointed as our full-time Chief Financial Officer in June 2026. Mr. Vang concurrently serves as a Director of Shongkawh, LLC (since its inception in 2009), a research and development firm focused on personal and automobile security and safety devices and technologies. Before co-founding SecureTech and Shongkawh, Mr. Vang served as a Director of Evergreen Home Healthcare Company from 2005 through 2009. At Evergreen, he assisted with obtaining regulatory licenses, procuring new business and contracts, and overseeing the company’s general management.

Kao Lee, 56, is a co-founder and served as our President, Chief Executive Officer, and member of our Board of Directors since our inception in March 2017. In January 2025, Mr. Lee transitioned from these roles to become the General Manager of Top Kontrol, eventually assuming the positions of President and CEO of Top Kontrol, LLC, a wholly-owned subsidiary of SecureTech. In his current role, he focuses on innovating and advancing the Top Kontrol product line. Mr. Lee also co-founded Shongkawh, LLC, in 2009, where he concurrently serves as President and CEO. Shongkawh is a research and development firm dedicated to personal and automobile security and safety devices and technologies. At Shongkawh, Mr. Lee’s responsibilities include directing technological development, overseeing product marketing and promotion, and facilitating international relationships with technology buyers in Asia and Europe.

Brian Zucker, CPA, 64, was nominated on March 31, 2026 to serve as an independent director of the Company and is expected to serve as Chair of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Zucker has served as President and Chairman of Atlantis Business Development Corp. (ABDV), Chief Financial Officer of Natcore Solar Technology, Inc. (NTCXF), and Managing Director of American Frontier Financial Corp. (EVIS). Since May 2018, he has served as Chief Financial Officer of EIG Energy Partners Capital Markets, LLC. He holds CPA licenses in the States of New Jersey and New York and holds several FINRA licenses. He is a member of the Board of Directors of the National Investment Banking Association (NIBA). Mr. Zucker obtained a B.S. in Public Accounting from Pace University. The Board expects Mr. Zucker to qualify as an independent director under the applicable Nasdaq rules and Rule 10A-3 under the Exchange Act and expects him to qualify as an “audit committee financial expert” as defined by the SEC. Mr. Zucker’s appointment is subject to (i) the Company’s common stock being approved for listing on the Nasdaq Capital

Market and such listing becoming effective and (ii) the Company obtaining directors’ and officers’ liability insurance at coverage levels satisfactory to the Board.

Robert V. Castro, CPA, CGMA, 68, was nominated on April 6, 2026 to serve as an independent director of the Company and is expected to serve on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Castro brings more than forty years of audit, financial services, and regulatory experience. He has served as a financial expert in high-profile legal matters involving Bear Stearns, Ames Department Stores, and several Big Four accounting firms in matters such as Madoff, Manhattan Fund, and Refco. He has provided expert testimony before the SEC, FINRA, and the CFTC. He has also served as an advisor to world-renowned financial services firms, including Renaissance Technologies, Greenlight Capital, and Lord Abbett. Mr. Castro is a professor at Hofstra University and in the CUNY system, teaching Advanced Accounting at the graduate level and Accounting Principles, Intermediate Accounting, and Cost Accounting at the undergraduate level. He has been quoted as an expert on the hedge fund industry by publications including Alpha Magazine, Hedge Fund Law Report, and Barron’s. He holds a Bachelor of Science in Accounting from Long Island University and is a member of the American Institute of Certified Public Accountants and a past member of the New York State Society of Certified Public Accountants’ Stockbrokerage Committee. The Board has determined that, upon the effectiveness of his appointment, Mr. Castro will qualify as an independent director under the applicable rules of the Nasdaq Capital Market and Rule 10A-3 under the Exchange Act. Mr. Castro’s appointment is subject to (i) the Company’s common stock being approved for listing on the Nasdaq Capital Market and such listing becoming effective and (ii) the Company obtaining directors’ and officers’ liability insurance at coverage levels satisfactory to the Board.

Robert J. Williams, CPA, 66, was nominated on April 13, 2026 to serve as an independent director of the Company and is expected to serve on the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Mr. Williams brings more than four decades of experience in tax strategy, forensic accounting, and transactional advisory services. He spent twenty years at Ernst & Young (“EY”), retiring as Partner-in-Charge of the Real Estate Tax Practice in EY’s San Diego office, where he led a team of 36 professionals. At EY, he developed expertise in Internal Revenue Code Section 263A and its application to real estate and homebuilding companies, simultaneously representing seven of the top ten U.S. homebuilders. He provided guidance to the U.S. Treasury Department on regulatory provisions subsequently incorporated into federal tax regulations. In 1993, he authored an article in the Real Estate Tax Digest on Internal Revenue Code Section 263A that became a standard reference. He served as tax leader on a forensic accounting team investigating one of the largest savings and loan associations in the 1980s, the findings of which were cited in Congressional testimony, and the U.S. Department of Justice engaged him on three occasions to assist in preparing for criminal trials involving financial institution fraud. Since 2001, he has served as the sole shareholder and principal of SXM Consulting, Inc., providing tax, business, and transactional advisory services to private companies. He is also a co-founder of the Sporting Fraternity Hospitality Group. Mr. Williams holds a B.S. in Business Administration from California State University, Fullerton, and is a Certified Public Accountant licensed in both California and Florida. The Board has determined that, upon the effectiveness of his appointment, Mr. Williams will qualify as an independent director under the applicable rules of the Nasdaq Capital Market and Rule 10A-3 under the Exchange Act. Mr. Williams’ appointment is subject to (i) the Company’s common stock being approved for listing on the Nasdaq Capital Market and such listing becoming effective and (ii) the Company obtaining directors’ and officers’ liability insurance at coverage levels satisfactory to the Board.

Planned Board Composition and Director Nominees

As of the date of this prospectus, our board of directors consists of two directors. We currently have three executive officers. We do not yet have any directors who qualify as “independent directors” under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) or the applicable rules of the SEC, and we have not yet established any standing committees of the board of directors.

In connection with this offering and our proposed listing of our common stock on Nasdaq, we have nominated Brian Zucker, CPA, Robert V. Castro, CPA, CGMA, and Robert J. Williams, CPA, to serve as independent directors. Upon their formal appointment, our board of directors will consist of five members, including three independent directors. Each nominee’s appointment is subject to (i) our common stock being approved for listing on the Nasdaq Capital Market and such listing becoming effective, and (ii) our obtaining directors’ and officers’ liability insurance at coverage levels satisfactory to our Board.

Following the completion of this offering and the appointment of the additional directors described above, we expect to have a board of directors that includes a majority of independent directors and to have established an audit committee, a compensation committee and a nominating and corporate governance committee, each composed entirely of independent directors as defined under the Nasdaq listing rules and applicable SEC requirements. Although, as described under “Implications of Being a Controlled Company,” we will qualify as a “controlled company” under Nasdaq’s corporate governance rules because our Chief Executive Officer is expected to control a majority of the voting power of our outstanding capital stock, we do not currently intend to rely on the exemptions available to controlled companies with respect to board and committee independence.

Family Relationships

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Legal Proceedings

None of our officers or directors – past or present – have appeared as a party during the past ten (10) years in any legal proceedings that may bear on their ability or integrity to serve as an officer or director of SecureTech.

Qualification

There is currently no shareholding qualification for directors or director nominees under our charter documents or applicable law. A shareholding qualification for directors may be established in the future by our stockholders by resolution or by an amendment to our corporate governance documents.

Corporate Governance

Board Committees

As of the date of this prospectus, our board of directors has not established any standing committees. Until such time as our committees are formed and constituted, the full board of directors is responsible for performing the functions that would otherwise be delegated to an audit committee, a compensation committee and a nominating and corporate governance committee.

In connection with this offering and our proposed Nasdaq listing, we expect to establish three standing committees of our board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We expect to adopt a written charter for each committee, consistent with the requirements of Nasdaq and applicable SEC rules. Following the completion of this offering and the appointment of our additional independent directors, we expect each of these committees to be composed entirely of independent directors.

Below is a summary of the expected primary responsibilities of each committee. The final composition and responsibilities of each committee will be determined by our board of directors and may change from time to time.

Audit Committee

Upon the effectiveness of their appointments, we expect our audit committee to be composed of Brian Zucker, CPA, who we expect will serve as Chair, Robert V. Castro, CPA, CGMA, and Robert J. Williams, CPA, each of whom we expect will satisfy the “independence” requirements of Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act. We expect that Mr. Zucker will qualify as an “audit committee financial expert” as defined by the SEC.

The audit committee will be responsible for, among other things:

•overseeing the integrity of our financial statements and related disclosures;

•overseeing our accounting and financial reporting processes and our systems of internal control over financial reporting;

•overseeing the qualifications, independence and performance of our independent registered public accounting firm;

•appointing, compensating, retaining and, when appropriate, replacing our independent registered public accounting firm and pre-approving all audit and permissible non-audit services to be performed by such firm;

•reviewing and discussing with management and our independent auditors our annual and quarterly financial statements and related disclosures;

•reviewing our policies with respect to risk assessment and risk management, including as they relate to financial, operational, cybersecurity and compliance risks; and

•establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

Until our audit committee is formed and constituted, these responsibilities are being performed by our full board of directors.

Compensation Committee

Upon the effectiveness of their appointments, we expect our compensation committee to be composed of Brian Zucker, CPA, Robert V. Castro, CPA, CGMA, and Robert J. Williams, CPA, each of whom we expect will satisfy the independence requirements for compensation committee members under Nasdaq Listing Rule 5605(d).

The compensation committee will be responsible for, among other things:

•reviewing and approving the compensation of our Chief Executive Officer and other executive officers;

•reviewing and making recommendations to the board of directors with respect to our overall compensation philosophy, policies and programs;

•administering our equity incentive plans and other benefit plans to the extent provided in such plans;

•reviewing and approving employment agreements, severance arrangements, change in control provisions and other compensatory arrangements with our executive officers; and

•reviewing and making recommendations to the board of directors with respect to the compensation of our non-employee directors.

Until our compensation committee is formed and constituted, these responsibilities are being performed by our full board of directors.

Nominating and Corporate Governance Committee

Upon the effectiveness of their appointments, we expect our nominating and corporate governance committee to be composed of Brian Zucker, CPA, Robert V. Castro, CPA, CGMA, and Robert J. Williams, CPA, each of whom we expect will satisfy the independence requirements of Nasdaq Listing Rule 5605(a)(2).

The nominating and corporate governance committee will be responsible for, among other things:

•identifying, evaluating and recommending candidates for election or appointment to our board of directors and its committees;

•reviewing the composition, size and structure of the board of directors and its committees and making recommendations to the board regarding any changes;

•developing and recommending to the board of directors corporate governance principles and overseeing compliance with such principles;

•overseeing the annual evaluation of the board of directors, its committees and management; and

•reviewing potential conflicts of interest and director independence matters.

Until our nominating and corporate governance committee is formed and constituted, these responsibilities are being performed by our full board of directors.

Director Independence

As of the date of this prospectus, our board of directors consists of two directors, who do not qualify as an “independent director” under Nasdaq Listing Rule 5605(a)(2) or the applicable rules of the SEC. Accordingly, we do not currently have any independent directors.

In connection with this offering and our proposed listing on Nasdaq, we intend to appoint additional directors whom we expect to qualify as independent under the Nasdaq listing standards and SEC rules. Following such appointments, we expect that a majority of our board of directors will be independent, and that each of our audit, compensation and nominating and corporate governance committees will be composed entirely of independent directors.

Term of Office

Our directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Our executive officers are appointed by, and serve at the discretion of, our board of directors. The members of each committee of the board of directors will be appointed and removed by the board of directors. Committee members will serve until their successors are duly appointed and qualified, or until their earlier death, resignation or removal.

Compensation of Directors

As of the date of this prospectus, we do not pay our directors any cash compensation. However, we may reimburse our directors for any out-of-pocket travel and lodging expenses associated with their attendance of Board meetings.

In connection with the consummation of this offering and the expansion of our board of directors, we expect to adopt a compensation program for our directors that may include cash retainers, equity-based awards and reimbursement of reasonable out-of-pocket expenses incurred in connection with their service on our board of directors and its committees. The specific terms of any such program will be determined by our board of directors or compensation committee and may be amended from time to time.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all directors, officers (including our principal executive officer and principal financial officer), and employees. The Code of Ethics is designed to deter wrongdoing and promote:

•Honest and ethical conduct;

•Full, fair, accurate, timely, and understandable disclosure in reports and documents filed with, or submitted to, the SEC;

•Compliance with applicable laws, rules, and regulations;

•Prompt internal reporting of Code of Ethics violations; and

•Accountability for adherence to the Code of Ethics.

A copy of our Code of Ethics is available at no charge by sending a written request to our Corporate Secretary at 2355 Highway 36 W, Suite 400, Roseville, MN 55113.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for our fiscal years ended December 31, 2025 and 2024.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
J. Scott Sitra, President, CEO, and Director (1)	2025 2024	129,996 0	0 0	0 0	0 0	0 0	0 0	0 0	129,996 0
Kao Lee, Former President, CEO and Director(2)	2025 2024	0 56,333	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Abdikarim Farah, Former Vice President (3)	2025 2024	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Anthony Vang, Treasurer, Secretary, Director	2025 2024	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

(1)Effective January 14, 2025, we appointed J. Scott Sitra as our President, Chief Executive Officer, Principal Executive Officer, and member of the Board of Directors.

(2)Kao Lee resigned from the positions of President, Chief Executive Officer, and member of the Board of Directors when he assumed the new positions of President and Chief Executive Officer at Top Kontrol, LLC, a SecureTech wholly-owned subsidiary, in January 2025.

(3)Abdikarim Farah resigned from his position at SecureTech in February 2025.

Employment Agreements

We have not entered into any employment agreements with our officers or directors. As of the date of this prospectus, we had no executive employees other than those listed above. Future employment arrangements are subject to the discretion of our Board of Directors.

Incentive Plans

As of the date of this prospectus, we have not yet adopted an equity incentive plan.

In connection with the closing of this offering and our proposed listing of our common stock on the Nasdaq Capital Market, our board of directors expects to adopt an equity incentive plan that will provide a framework for granting equity-based awards to eligible employees, officers, directors and consultants. Assuming our application to list of our common stock on the Nasdaq Capital Market is approved, our stockholders, as well as our board of directors, will be required to approve the terms of the equity incentive plan.

The primary purpose of the plan will be to promote the interests of the Company and its stockholders by providing participants with an opportunity to acquire or increase a proprietary interest in the Company, thereby aligning their interests with those of our stockholders and helping us attract, retain and motivate key personnel.

We currently expect that:

•we will initially reserve for issuance under our equity incentive plan a number of shares that we believe is appropriate for our company at that time, which will also include an appropriate “evergreen provision” (subject to adjustment in the event of stock splits, recapitalizations and similar events); and

•the plan will permit the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards, in each case subject to the terms and limitations of the plan and applicable law.

The final terms of the plan, including the share reserve, evergreen provision, eligibility, vesting and performance conditions, and the specific types of awards available, will be determined by our board of directors and will be described in more detail in a proxy statement prepared in connection with an annual meeting of our stockholders.

Clawback Policy

In connection with this offering and our proposed listing of our common stock on Nasdaq, we expect to adopt an incentive compensation recovery policy (a “clawback” policy) that complies with the requirements of Section 10D of the Exchange Act, Rule 10D-1 thereunder and the applicable Nasdaq listing rules.

Changes in Control

We are unaware of any contract or other arrangement that could result in a change of control of SecureTech.

Bonuses and Deferred Compensation

We may pay bonuses as determined by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the Board’s discretion.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers. We are not obligated to pay severance or other enhanced benefits to executive officers upon the termination of their employment.

Officer Compensation

We intend to begin paying our officers reasonable cash compensation later this fiscal year.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our capital stock by (i) each person or group known by us to beneficially own more than 5% of any class of our outstanding voting securities, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group, in each case as of August 31, 2026.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to securities, as well as any securities that a person has the right to acquire within 60 days of August 31, 2026 (through the exercise of options or warrants, conversion of convertible securities or otherwise). Under SEC rules, more than one person may be deemed to be the beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

The table below presents beneficial ownership of our capital stock on a pro forma basis before giving effect to this offering (the “Before this offering” column), and on a pro forma as adjusted basis after giving effect to this (the “After this offering” column), in each case based on the issuance of 228,000 shares of our common stock in this offering.

Unless otherwise indicated, the percentages of shares beneficially owned in the table are based on 17,169,717 shares of our common stock outstanding before this offering, and 17,397,717 shares of our common stock outstanding on a pro forma as adjusted basis after this offering, in each case assuming no exercise of the underwriter’s option to sell an additional 15% of shares in this offering and no exercise of the Underwriter’s Warrants. Holders of shares of our common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of stockholders. The percentages of shares beneficially owned in the table are based on 20,082 shares of our Series A Preferred Stock outstanding before and after this offering. Holders of shares of our Series A Preferred Stock are entitled to 10,000 votes for each share of Series A Preferred Stock held of record on all matters submitted to a vote of stockholders.

To calculate a stockholder’s percentage of beneficial ownership, we must include in the numerator and denominator those shares of common stock underlying options, warrants or other convertible securities that such stockholder may acquire or  beneficially own within 60 days of August 31, 2026. Shares of common stock underlying options, warrants or other convertible securities held by other stockholders are disregarded for this purpose. As a result, the denominator used in calculating beneficial ownership for each stockholder may differ, and the percentages of shares beneficially owned may not add up to 100%, if any such holder is deemed to be the beneficial owner of any such derivative securities.

Unless otherwise indicated, the address for each beneficial owner listed in the table is c/o 2355 Highway 36 West, Suite 400, Roseville, MN 55113.

	Shares Beneficially Owned Prior to the Offering						Shares Beneficially Owned After the Offering
	Common Stock		Series A Preferred Stock		Votes		Common Stock		Series A Preferred Stock		Votes
Name of Beneficial Owner	Number of Shares	Percentage of Class (1)	Number of Shares	Percentage of Class (2)	Total Votes	Percentage of Votes (3)	Number of Shares	Percentage of Class (4)	Number of Shares	Percentage of Class (2)	Total Votes	Percentage of Votes (5)
J. Scott Sitra, President, CEO, and Director	115,000	0.67%	11,390	56.7%	114,015,000	52.3%	115,000	0.66%	11,390	56.7%	114,015,000	52.25%
Anthony Vang, Treasurer, Secretary, and Director	2,949,070	17.18%	700	3.5%	9,949,070	4.56%	2,949,070	16.95%	700	3.5%	9,949,070	4.56%
Kao Lee, President and CEO, Top Kontrol, LLC	98,140	0.57%	6,890	34.3%	68,998,140	31.65%	98,140	0.56%	6,890	34.3%	68,998,140	31.62%
All officers and directors as a group (3 persons)	3,162,210	18.4%	18,980	94.5%	192,962,210	88.52%	3,162,210	18.18%	18,980	94.5%	192,962,210	88.43%

(1) Based on 17,169,717 shares of common stock issued and outstanding as of August 31, 2026.

(2) Based on 20,082 shares of Series A Preferred Stock issued and outstanding as of August 31, 2026.

(3) Based on 217,989,717 total votes in each voting matter as of August 31, 2026.

(4) Based on 17,397,717 shares of common stock issued and outstanding as of August 31, 2026, on a pro forma basis to reflect the assumed issuance of 228,000 shares in this offering.

(5) Based on 218,217,717 total votes in each voting matter as of August 31, 2026, on a pro forma basis to reflect the assumed issuance of 228,000 shares of common stock in this offering, for a total of (i) 20,082 shares of Series A Preferred Stock issued and outstanding, and (ii) 17,397,717 shares of common stock issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Patent License

On March 2, 2017, SecureTech entered into a Patent License Agreement with Shongkawh, LLC (“Licensing Agreement”), which is controlled by our executive officers Kao Lee and Anthony Vang (and directly owned by Mr. Lee and his brother, Thao Lee) is deemed a related party. This Licensing Agreement gives us exclusive use and control of United States Patent No. 8,436,721.

Under the Licensing Agreement terms, Shongkawh will receive a royalty of 2% of all products manufactured under this patent, including our Top Kontrol product. The 2% royalty is based on SecureTech’s selling price of any products utilizing this patent, which would typically be the wholesale price we offer to distributors. Royalties are to accrue and be paid in quarterly calendar payments.

As of December 31, 2025, SecureTech had no accrued patent license royalties owed to Shongkawh.

Founder’s Shares

On March 2, 2017, SecureTech issued an aggregate of 175,000,000 shares of its common stock, $0.001 par value, as Founder’s Shares with $-0- value.

Of these Founder’s Shares, 80,000,000 were issued to SecureTech’s officers, 75,000,000 to an entity controlled by one of the SecureTech’s directors, and 20,000,000 to outside consultants who assisted with SecureTech’s formation and early organization.

As of December 31, 2025, an aggregate of 130,100,000 Founder’s Shares have been canceled and returned to the Treasury, including the 67,100,000 Founder’s Shares that were part of the Share Exchange Agreements described below.

Convertible Debt Conversion with Related Party

On October 23, 2024, SecureTech entered into an agreement converting $50,000 in past due accounts payable to a related party into a non-interest-bearing $50,000 convertible promissory note maturing on April 23, 2025.

Subsequently, on October 24, 2024, the note holder converted the outstanding $50,000 convertible promissory note into 100,000,000 shares of SecureTech’s common stock, $0.001 par value. Each share was valued at $0.0005 per share in accordance with the conversion terms of the convertible note agreement.

Following this note conversion, on October 25, 2024, SecureTech and the original note holder signed a Share Exchange Agreement in which 100,000,000 shares of SecureTech’s common stock were exchanged for 10,000 shares of its Series A Preferred Stock, $0.001 par value. No gain or loss was recorded within the terms of these agreements.

Share Exchange and Cancellations

During the fiscal year ended December 31, 2023, SecureTech entered into a Share Exchange Agreement with one of its co-founders, Kao Lee, whereby it issued 2,500 shares of its Series A Preferred Stock in exchange for an aggregate of 25,000,000 shares of its common stock (Founder’s Shares).

During the fiscal year ended December 31, 2024, SecureTech entered into two Share Exchange Agreements with a related party whereby it issued 10,200 shares of its Series A Preferred Stock in exchange for an aggregate of 101,795,774 shares of its common stock. These share exchanges were part of SecureTech’s ongoing Share Reduction Program. SecureTech recorded a $51,057 loss due to the issuance of additional Series A Preferred Shares based on the market’s closing price of $0.25 a share of SecureTech’s common stock on the date of the issuance.

During the fiscal year ended December 31, 2025, SecureTech entered into two Share Exchange Agreements with related parties whereby it issued 4,210 shares of its Series A Preferred Stock in exchange for an aggregate of 42,100,000 shares of its common stock (Founder’s Shares).

Accrued Payroll

As of December 31, 2023, the Company had aggregated $63,090 in related party accrued payroll, consisting of $58,500 in accrued payroll and $4,590 in accrued employer taxes.

As of December 31, 2024, the Company had aggregated $322,448 in related party accrued payroll, consisting of $311,812 in accrued payroll and $10,636 in accrued employer taxes.

As of December 31, 2025, the Company had aggregated $70,331 in related party accrued payroll, consisting of $70,331 in accrued payroll and $-0- in accrued employer taxes.

Notes Payable and Imputed Interest

As of December 31, 2023, the Company had no outstanding notes payable to related parties or imputed interest expenses.

As of December 31, 2024, the Company had outstanding non-interest bearing notes payable to a related party aggregating $39,611. The Company recorded an imputed interest expense of $2,212 for the fiscal year ended December 31, 2024 on these notes outstanding with maturity dates ranging between October 13, 2024 and April 30, 2025. The related party has suspended the maturity dates without penalty until the Company is able to raise sufficient funds to satisfy these outstanding notes.

As of December 31, 2025, the Company had outstanding non-interest bearing notes payable to a related party aggregating $39,611. The Company recorded an imputed interest expense of $5,152 for the fiscal year ended December 31, 2025 on these notes outstanding with maturity dates ranging between October 13, 2024 and April 30, 2025. The related party has suspended the maturity dates without penalty until the Company is able to raise sufficient funds to satisfy these outstanding notes.

Indemnification

The Wyoming Business Corporation Act, W.S. §§ 17-16-851 through 17-16-857 (the “WBCA”) provides that directors and officers of Wyoming corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The WBCA also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Further, Article X of our bylaws contains provisions which allows SecureTech to indemnify its officers, directors, employees and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our common stock is the only class of our securities registered under the Exchange Act.

Authorized Capital Stock

Our Articles of Incorporation authorize us to issue up to 550,000,000 shares of capital stock, consisting of 500,000,000 shares of  our common stock and up to 50,000,000 shares of preferred stock, par value $0.001 per share. The outstanding shares of our common stock are fully paid and non-assessable.

As of August 31, 2026, we had 17,169,717 shares of  common stock issued and outstanding and 20,082 shares of Series A Preferred Stock issued and outstanding; no other classes or shares of preferred stock are issued and outstanding.

Description of Common Stock

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended Articles of Incorporation and our Bylaws. We encourage you to read our Articles of Incorporation, our Bylaws, and the applicable provisions of Wyoming law for additional information.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our common stock does not have cumulative voting rights.

Dividend Rights

Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to any preferential rights of outstanding shares of Preferred Stock, holders of common stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution.

Other Rights and Preferences

Our common stock has no sinking fund or redemption provisions or preemptive, conversion, or exchange rights. Holders of common stock may act by unanimous written consent.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Dynamic Stock Transfer, Inc.

Listing

Our common stock is quoted on the OTCQB® Venture Market under the symbol “SCTH.”

Preferred Stock

Our Articles of Incorporation, as amended, authorizes us to issue up to 50,000,000 shares of preferred stock, $0.001 par value. Our Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that the Board of Directors’ power to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing or acquisition transactions in the future. However, the issuance of preferred stock could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring, or preventing a change in control of our company.

Series A Preferred Stock

On May 31, 2023, SecureTech’s Board of Directors created a new class of preferred stock designated as its Series A Preferred Stock, SecureTech may issue up to 250,000 shares of Series A Preferred Stock with the following terms, rights, and privileges:

Designation and Amount

This class of preferred stock shall be designated Series A Preferred Stock. The Corporation’s Board of Directors may issue up to two-hundred fifty thousand (250,000) shares of this Series A Preferred Stock.

Rank	The Series A Preferred Stock shall rank superior to SecureTech’s common stock and all other classes, including currently outstanding or future preferred stock designations.

Dividends

The Series A Preferred Stock is eligible for all legal dividends as may be approved by SecureTech’s Board of Directors. If a dividend is declared across multiple classes of stock, the amount of any dividend to be received by holders of the Series A Preferred Stock shall be calculated on a fully diluted, pro-rata basis with the other classes of stock participating in said dividend.

Voting Rights

Holders of the Series A Preferred Stock shall have the right to vote on all matters with holders of common stock (and other eligible classes of preferred stock, if any) by aggregating votes into one (1) voting class of stock. Each share of Preferred Stock shall have ten thousand (10,000) votes for any election or other voting matter placed before the shareholders of SecureTech, regardless if the vote is taken with or without a shareholders’ meeting. Holders of the Series A Preferred Stock may not cumulate their votes in any voting matter.

Redemption by SecureTech

After a minimum period of one (1) year from the date of issue SecureTech may, at its sole discretion, redeem some or all of the Series A Preferred Stock in either cash (the then market value), SecureTech’s common stock at a fixed ratio of ten thousand (10,000) shares of common stock for each share of Preferred Stock redeemed, or a combination thereof.

As of August 31, 2026, 20,082 shares of the Series A Preferred Stock were issued and outstanding.

Share Purchase Warrants

As of the date of this prospectus, we had no issued or outstanding stock purchase warrants.

Options

As of the date of this prospectus, we had no outstanding options to purchase shares of our stock.

Convertible Securities

As of August 31, 2026, we had outstanding convertible and structured promissory notes in the aggregate principal amount of $1,578,400. Of that amount, $952,800 in principal amount is convertible at the holder’s election into shares of our common stock at a conversion price equal to 60% of our lowest trading price during the 15 trading days preceding the conversion date; $481,600 in principal amount contains conversion features that become exercisable only upon specified events of default; and $144,000 in principal amount is a self-amortizing structured note that is not convertible. Because the conversion prices float at a discount to our market price, the number of shares issuable upon conversion is indeterminate and increases as our stock price declines. In addition, we had a promissory note in the amount of $370,008.35 issued to a related party on July 6, 2026, which is not convertible. See “Risk Factors” and Note 13 to our unaudited condensed consolidated financial statements.

Dividend Policy

We have never declared or paid cash dividends. We currently intend to retain all future earnings for our business’s operation and expansion and do not anticipate paying cash dividends on the common stock in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, and other factors deemed relevant by our directors.

Anti-Takeover Effects of Provisions of our Articles of Incorporation, Bylaws, and Wyoming Law

The following is a brief description of the provisions in our Articles of Incorporation and Bylaws that could have an effect of delaying, deferring, or preventing a change in control of SecureTech.

Authorized Shares

Our Articles of Incorporation authorize the issuance of up to 500 million shares of common stock and up to 50 million shares of blank check preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors. Our Board of Directors may, without requiring shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting, or other rights that could supersede and/or adversely affect the voting power and/or other rights of the holders of our common stock. The ability of our Board of Directors to issue shares of common stock and/or preferred stock could make it more difficult or discourage an attempt to obtain control of SecureTech through a proxy contest, tender offer, merger, or otherwise.

No Cumulative Voting

Holders of our common shares do not have cumulative voting rights in the election of Directors. The absence of cumulative voting may make it more difficult for shareholders owning less than a majority of our common shares to elect any Directors to our Board.

Number of Directors; Vacancies; Removal

Our Bylaws provide that our Board of Directors may increase or decrease the number of directors at any Board meeting. Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold such office until his successor is duly elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, or by an election at an annual shareholders meeting, or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the stockholder.

Our Bylaws provide that any director or directors of the corporation may be removed from office at any time, with or without cause, by the vote or written consent of stockholders representing not less than a majority of the issued and outstanding capital stock entitled to voting power.

Control Share Acquisitions

We may be, or we may become subject to Wyoming’s control share law in the future. The law focuses on the acquisition of a "controlling interest," which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect and individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the corporation’s stockholders, approved at a special or annual meeting of stockholders. The control share law contemplates that the other stockholders will consider voting rights only once. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell their shares to others. If the buyers of those shares do not acquire a controlling interest, their shares are not governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Business Combinations

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Wyoming has a business combination law that prohibits certain business combinations between Wyoming corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation’s Board of Directors approves the combination in advance. For purposes of Wyoming law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit their own interests rather than the interests of the corporation and its other stockholders. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Limitations of Liability and Indemnification Matters

The Wyoming Business Corporation Act (the “WBCA”) provides that directors and officers of Wyoming corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The WBCA also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Further, Article X of our bylaws contains provisions which allows SecureTech to indemnify its officers, directors, employees, and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•U.S. expatriates and former citizens or long-term residents of the United States;

•persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•banks, insurance companies, and other financial institutions;

•brokers, dealers, or traders in securities;

•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•tax-exempt organizations or governmental organizations;

•persons deemed to sell our common stock under the constructive sale provisions of the Code;

•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•tax-qualified retirement plans;

•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR

SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•an individual who is a citizen or resident of the United States;

•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•a trust that (a) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•our common stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock on the OTCQB® Venture Market. We cannot predict the effect, if any, that future market sales of shares of our common stock, or the availability of shares for future sale, will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Upon the closing of this offering (assuming an offering of 228,000 shares), we will have an aggregate of 17,397,717 shares of our common stock outstanding. Of these shares of our common stock, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Of the remaining shares of our common stock, approximately 2,447,802 shares held by non-affiliates will be subject to the restrictions and sale limitations imposed by Rule 144 (these are referred to as “restricted securities,” as that term is defined in Rule 144 under the Securities Act). In addition, an aggregate of 3,162,210 shares will be held by affiliates and subject to the restrictions and sale limitations imposed by Rule 144. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below. We expect that substantially all of these shares will be subject to the 6-month lock-up period under the lock-up agreements described below. Upon expiration of the lock-up period, we estimate that approximately  11,787,705 shares of our common stock will be available for sale in the public market, subject in some cases to applicable volume limitations under Rule 144.

Rule 144

Non-affiliates

In general, under Rule 144 as currently in effect, a person who has beneficially owned unregistered shares of our common stock for at least six months would be entitled to sell such shares pursuant to Rule 144 of the Securities Act, provided that (i) such person is not deemed to have been our “affiliate” (as defined in Rule 144(a)(1) at the time of, or at any time during the 90 days preceding, a sale, and (ii) we are subject (which is currently the case) to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. In addition, under Rule 144, any person who is not an “affiliate” of ours and has held their shares for at least one year, as measured by applicable SEC rules, including the holding period of any prior owner other than an “affiliate” of ours, then such person is entitled to sell an unlimited number of shares in the public market without complying with any of the requirements of Rule 144 (subject to any applicable lock-up agreement).

Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of our voting securities (including securities which are issuable within the next 60 days) are deemed to be an “affiliate: of the issuing company.

Affiliates

A person who is our affiliate (or who was our affiliate at any time during the preceding 90 days) may sell (subject to any applicable lock-up agreement) shares of our common stock under Rule 144 after a six-month holding period, but will be subject to additional conditions, including:

•the current public information requirement;

•volume limitations, which limit the number of shares that may be sold in any three-month period to the greater of (i) 1% of the number of shares of our outstanding common stock, or (ii) the average weekly trading volume in our common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of a Form 144 notice relating to such sale;

•manner-of-sale requirements for equity securities; and

•notice requirements, including the filing of a Form 144 for sales in excess of specified thresholds.

As of August 31, 2026, we had 17,169,717 shares of our common stock issued and outstanding. Of these shares currently issued and outstanding:

•11,559,705 are freely tradable without restrictions (commonly referred to as the “public float”);

•3,162,210 held by affiliates and are subject to the restrictions and sale limitations imposed by Rule 144; and

•2,447,802 held by non-affiliates and are subject to the restrictions and sale limitations imposed by Rule 144.

Rule 144 is not available for the resale of securities by any holder if we fail to comply with our reporting obligations under the Exchange Act. In addition, the SEC may in the future amend Rule 144, either retroactively or prospectively, which could further restrict the ability of holders to resell our securities under that rule.

Lock-up Agreements

Our directors, executive officers and holders of 5% or more of our Common Stock are subject to lock-up agreements or market standoff provisions that, subject to certain exceptions, prohibit them from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to purchase, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of our Common Stock, options to acquire shares of our Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired, or entering into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership, for a period of six (6) months following the date of this prospectus, without the prior written consent of the underwriter. See “Plan of Distribution.”

Registration Rights

As of the date of this prospectus, we have not granted any demand registration rights with respect to our capital stock. Certain holders of our common stock, including holders of shares issued in connection with the settlement and exchange of certain legacy convertible notes, have been granted limited “piggyback” registration rights that would entitle them, subject to customary cutback and underwriter priority provisions, to include their shares in future registration statements that we may file for offerings of our securities, including potential resale registration statements, if any. No resale registration statement covering any of these shares is currently effective, and we are not obligated to file a resale registration statement in connection with this offering. We may, in the future, enter into additional registration rights arrangements with certain holders of our common stock or their transferees.

PLAN OF DISTRIBUTION

We have engaged Craft Capital Management LLC (“Craft Capital” or the “underwriter”) to act as our exclusive underwriter in connection with this offering. The underwriter has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The underwriter is not purchasing or selling any of the securities we are offering, and the underwriter is not required to arrange the purchase or sale of any specific number or dollar amount of securities. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum number of securities or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount, the underwriting fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. We have agreed to pay the underwriter the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. The underwriter may retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with this offering.

Underwriter	Number of Common Stock
Craft Capital Management LLC
Total

Because this is a best efforts offering, the underwriter does not guarantee that it will be able to raise new capital in any prospective offering. The underwriter has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. The underwriter will have no authority to bind us by virtue of the underwriting agreement. The terms of this offering are subject to market conditions and negotiations between us and prospective investors in consultation with the underwriter. We have also granted the underwriter a 45-day option to sell up to an additional 34,200 shares of common stock (which represents 15% of the shares of common stock initially sold to investors, at the assumed offering price of $22.00 per share) from us at the public offering price, less underwriting discounts and commissions.  This offering will terminate no later than October 31, 2026, unless we decide to terminate this offering (which we may do at any time in our discretion) prior to that date.

Fees, Commissions and Expense Reimbursement

We will pay the underwriter a cash fee equivalent to seven percent (7.0%) of the gross proceeds of this offering. The following table shows the underwriting fees and commissions payable to the underwriter, assuming no exercise of the underwriter’s option to sell additional shares in this offering:

	Per Share	Total
Public offering price	$	$
Underwriting Fees and Commissions	$	$

We have also agreed to pay the underwriter a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds raised in this offering.

We have agreed to reimburse the underwriter for certain accountable out-of-pocket expenses, including the underwriter’s legal fees, background check expenses, road show expenses, due diligence expenses, and all other reasonable and documented expenses related to this offering, not to exceed $200,000 in the aggregate. We paid the underwriter an initial advance of $50,000 against accountable expenses upon execution of the engagement letter on December 21, 2025 (the “Initial Advance”), and will pay an additional $25,000 against accountable expenses upon receipt of a “No Objection” letter from FINRA (together with the Initial Advance, the “Advance”). The Advance will be credited against the total accountable expense reimbursement payable to the underwriter. Any portion of the Advance that is not actually incurred and documented shall be returned to the Company in accordance with FINRA Rule 5110(f)(2)(C).

Underwriter’s Warrants

We have agreed to issue, upon the closing of this offering, the Underwriter’s Warrants to Craft Capital (or its designees) to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock sold in this offering. The Underwriter’s Warrants will be exercisable, in whole or in part, at any time and from time to time during the five-year period commencing on the commencement of sales of this offering, at an exercise price equal to 125.0% of the public offering price per share in this offering. The registration statement of which this prospectus is a part also covers the Underwriter’s Warrants and the shares of common stock issuable upon exercise of the Underwriter’s Warrants. The Underwriter’s Warrants will also provide for a one-time demand registration right exercisable for a period of no more than five years from the commencement of sales of this offering, and piggyback registration rights for a period of no more than seven years from the commencement of sales of this offering, in each case subject to FINRA Rule 5110 and other applicable limitations.

The Underwriter’s Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the underwriter, and to members of the syndicate or selling group and their respective officers, managers, members, or partners. The Underwriter’s Warrants may be exercised as to all or a lesser number of shares and will provide for cashless exercise. We will register the shares of common stock underlying the Underwriter’s Warrants in this offering.

Lock-Up Agreements

The Company has agreed in the underwriting agreement that, without the prior written consent of the underwriter, the Company will not, for a period of 180 days from the date of this prospectus, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC any registration statement relating to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers, and holders of 5% or more of our common stock on a fully diluted basis immediately prior to the consummation of this offering has agreed that, for a period of six (6) months from the date of this prospectus, without the prior written consent of the underwriter, and subject to certain exceptions, they will not, directly or indirectly: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company, whether now owned or hereafter acquired; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; (iii) make any demand for or exercise any right with respect to the registration of any such securities; or (iv) publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge, or other arrangement relating to any such securities.

Right of First Refusal

If, during the 18-month period following the consummation of this offering, the Company or any of its subsidiaries (i) decides to finance or refinance any indebtedness using a manager or agent, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as sole investment banker, sole book-runner, sole placement agent, and/or sole advisor, at the underwriter’s sole discretion, with respect to such financing or refinancing; or (ii) decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent or other intermediary, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as exclusive financial advisor, sole investment banker, sole book-runner, and/or sole placement agent, at the underwriter’s sole discretion, for such financing. The underwriter shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. For the avoidance of doubt, the Company shall not be required to engage the underwriter as its manager, agent, underwriter, or placement agent if it engages in a financing transaction directly with a lender or investor without using any intermediary.

Tail

The underwriter will be entitled to a cash fee of seven percent (7.0%) of the gross proceeds raised and the same warrant coverage as described above under “—Underwriter’s Warrants,” with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the underwriter had introduced to the Company prior to the consummation of this offering, if such Tail Financing is consummated at any time within 12 months following the closing of this offering. The Company, in its sole discretion, has the right to reject any investor introduced to it by the underwriter.

Determination of Offering Price

We determined the public offering price of the shares of common stock in this offering in consultation with the underwriter, based on discussions with potential investors and in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of this offering, and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part.

Relationships

The underwriter and its respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. The underwriter and its respective affiliates may have, from time to time, performed and may in the future perform a variety of such activities and services for us and for persons or entities with relationships with us, for which they received or will receive customary fees, commissions, and expenses.

For example, on August 7, 2025, SecureTech engaged Craft Capital Management LLC as its exclusive investment banking partner to support capital formation, uplisting to a national securities exchange, and strategic mergers and acquisitions. This partnership aims to strengthen SecureTech’s financial position and accelerate its growth initiatives following its recent acquisition of AI UltraProd. The collaboration is expected to enhance shareholder value and position SecureTech for scalable expansion in advanced technology sectors.

In the ordinary course of its various business activities, the underwriter and its respective affiliates, directors, officers, and employees may at any time purchase, sell, or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own accounts and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities, and/or instruments and/or persons and entities with relationships with us.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to this offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriter may be required to make for these liabilities. In the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Application for Nasdaq Listing

We have applied to have our common stock approved for listing on the Nasdaq Capital Market under the symbol “SCTH.” We will be subject to continued listing requirements and corporate governance standards.

LEGAL MATTERS

The validity of the securities covered by this prospectus will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain legal matters relating to this offering will be passed upon for the underwriter by Zarif Law Group P.C.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement as of and for the fiscal year ended December 31, 2025 have been audited by Gary Cheng CPA Limited, an independent registered public accounting firm, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements included in this prospectus and in the registration statement as of and for the fiscal year ended December 31, 2024 have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 14, 2025, the Company’s Board of Directors dismissed M&K CPAS, PLLC (“M&K”) from its position as the independent registered public accounting firm for SecureTech. SecureTech does not have an Audit Committee.

During SecureTech’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through July 14, 2025, the date of dismissal, there were no “disagreements”  (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions under the Exchange Act) between SecureTech and M&K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements of SecureTech for such years. During this same period, there were no “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions under the Exchange Act).

M&K’s audit reports on SecureTech’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinions or disclaimers of opinion, nor were the reports qualified or modified with respect to uncertainty, audit scope, or accounting principles.

On July 14, 2025, Gary Cheng CPA Limited (“GCCPA”) was appointed by SecureTech’s Board of Directors as SecureTech’s independent registered public accounting firm, to audit SecureTech’s consolidated financial statements for the fiscal year ending December 31, 2025 and remaining related interim periods, subject to customary client acceptance procedures.

During the two most recent fiscal years and through July 16, 2025, neither SecureTech, nor anyone on its behalf, consulted GCCPA regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on SecureTech’s consolidated financial statements; or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On July 31, 2026, SecureTech’s Board of Directors, acting in the absence of an audit committee, dismissed Gary Cheng CPA Limited (“GCCPA”) as SecureTech’s independent registered public accounting firm and, effective the same date, engaged Marcum Asia CPAs LLP (“Marcum Asia”) as SecureTech’s independent registered public accounting firm to review its interim financial statements for the quarterly periods ending June 30, 2026 and September 30, 2026 and to audit its consolidated financial statements for the fiscal year ending December 31, 2026.

GCCPA’s audit report on SecureTech’s consolidated financial statements for the fiscal year ended December 31, 2025, which is included in this prospectus, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, but did contain an explanatory paragraph relating to substantial doubt about SecureTech’s ability to continue as a going concern. GCCPA subsequently dual-dated that report as of August 5, 2026 with respect to the effects of the restatement described in Note 1 to the consolidated financial statements.

During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through July 31, 2026, there were no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between SecureTech and GCCPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GCCPA, would have caused GCCPA to make reference to the subject matter of the disagreements in connection with its report on SecureTech’s consolidated financial statements.

During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through July 31, 2026, there were “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, consisting of the material weaknesses in SecureTech’s internal control over financial reporting described elsewhere in this prospectus. Those material weaknesses are that SecureTech does not have an audit committee; does not have an independent Board of Directors or a board member designated as an independent financial expert; and did not maintain effective controls over the accounting for non-routine and complex transactions, which resulted in the restatement of SecureTech’s previously issued financial statements. See “Risk Factors — We restated our previously issued financial statements, and we have identified material weaknesses in our internal control over financial reporting.”

SecureTech has provided GCCPA with a copy of the foregoing disclosure and has requested that GCCPA furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of that letter is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

During the fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through July 31, 2026, neither SecureTech nor anyone on its behalf consulted Marcum Asia regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on SecureTech’s consolidated financial statements, or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents filed as exhibits to the registration statement of which this prospectus forms a part.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov. Copies of our SEC filings, such as annual, quarterly, and current reports, proxy statements, and other documents are also available and may be accessed on our website at www.securetechinnovations.com/#sec-and-regulatory-filings. We make our website content available for information purposes only. It should not be relied upon for investment purposes and no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Up to 228,000 Shares of Common Stock

SECURETECH INNOVATIONS, INC.

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Prospectus dated                             , 2026

SECURETECH INNOVATIONS, INC.

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements

Unaudited Condensed Consolidated Financial Statements

Item	Page

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2026 and December 31, 2025 (unaudited)	F-35

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Six Months Ended June 30, 2026 and June 30, 2025 (unaudited)	F-37

Unaudited Condensed Consolidated Statement of Stockholders’ Equity for the Three Months Ended June 30, 2026 and June 30, 2025 (unaudited)	F-39

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2026 and June 30, 2025 (unaudited)	F-42

Notes to the Condensed Consolidated Financial Statements (unaudited)	F-44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of SecureTech Innovations, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SecureTech Innovations, Inc. and its subsidiaries (the Company) as of December 31, 2025, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has incurred negative cash flows from operating activities over the past two years and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphases of Matter

Amendment No. 1 to the Annual Report on Form 10-K/A of SecureTech Innovations, Inc. for the fiscal year ended December 31, 2025 (this “Amendment”);

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 2 to the consolidated financial statement, the Company had a going concern due to continual losses from operations and an accumulated deficit.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluate the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

Gary Cheng CPA Limited

We have served as the Company’s auditor since 2025.

Hong Kong

March 24, 2026, except for the effects of the restatement discussed in Note 3, 5, 12 and 15 to the consolidated financial statements, as to which the date is August 5, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of SecureTech Innovations, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SecureTech Innovations, Inc. (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered net losses from operations and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 2 to the consolidated financial statement, the Company had a going concern due to continual losses from operations and an accumulated deficit.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluate the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

The Woodlands, TX

March 31, 2025

SECURETECH INNOVATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

ASSETS

	Note	December 31, 2025	December 31, 2024
Current assets:
Cash and equivalents		$233,825	$—
Accounts receivable, net	5	1,933,221	—
Amounts due from related parties	10	24,098	—
Inventories	4	1,946,203	—
Prepayments and other current assets	11	3,383,422	1,114
Total current assets		$7,520,769	$1,114

Non-current assets:
Equipment, net	1	$312,229	$2,503
Operating lease right-of-use, net		291,444	—
Intangible assets, patents		3,485,120	—
Goodwill	3	6,278,366	—
Accounts receivable, net of non-current portion	5	1,185,097
Deferred tax asset	12	117,177	—
Total non-current assets		$11,669,433	$2,503

Total assets:		$19,190,202	$3,617

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(CONTINUED)

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Note	December 31, 2025	December 31, 2024
Current liabilities:
Accounts payable		$1,483,093	$14,205
Accounts payable, related parties		63,113	50,978
Accrued payroll, related parties	10	59,498	322,448
Amounts due to related parties		4,581	—
Contract liabilities	6	164,336	—
Notes payable		551,822	—
Notes payable, related parties		192,464	39,611
Operating lease liabilities, current portion		99,298
Short-term borrowings	7	2,499,607	—
Accrued expenses and other current liabilities		1,254,422	16,417
Total current liabilities		$6,372,234	$443,659

Non-current liabilities:
Operating lease liabilities, net of current portion		$194,720	$—
Deferred tax liabilities		548,190	—
Total non-current liabilities		$742,910	$—

Total liabilities:		$7,115,144	$443,659

Mezzanine equity:
Redeemable non-controlling interest	15	$738,303	$—

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 50,000,000 shares authorized; 18,295 and 13,400 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively		18	13
Common stock, $0.001 par value, 500,000,000 shares authorized; 31,377,368 and 78,086,881 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively		31,377	78,087
Contingent consideration	8	1,652,910	—
Additional paid in capital		10,442,707	1,196,426
Accumulated deficit		(1,601,791)	(1,714,568)
Accumulated other comprehensive loss		76,892	—

Total equity attributable to:
SecureTech shareholders		$10,602,113	$(440,042)
Non-controlling interests		734,642	—
Total stockholders’ equity (deficit)		$11,336,755	$(440,042)

Total liabilities and stockholders’ equity		$19,190,202	$3,617

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	For the fiscal years ended December 31,
	2025	2024
Revenues:
Sales of goods	$6,793,538	$14,235
Service revenue	927,219	—
Total revenues	7,720,757	14,235

Cost of revenues	5,818,498	3,421
Gross profit	$1,902,259	$10,814

Operating expenses:
General and administrative	$1,366,109	$414,400
Selling and marketing expenses	20,569	—
Research and development	280,261	—
Total operating expenses	$1,666,939	$414,400

Income (loss) from operations	$235,320	$(403,586)

Other income (expenses):
Change in fair value of notes payable	$(4,304)	$—
Interest income	76	—
Interest expense	(77,489)	(5,854)
Government grants	429	—
Others, net	(68,324)	—
Total other income (expenses)	$(149,612)	$(5,854)

Income (loss) before income taxes	$85,708	$(409,440)

Provision for income taxes	$(117,590)	$—

Net profit (loss) before allocation to non-controlling interests	$203,298	$(409,440)

Less: Net profit attributable to redeemable non-controlling interests	$23,889	$—
Less: Net profit attributable to non-controlling interests	$66,632	$—

Net profit (loss) attributable to SecureTech shareholders	$112,777	$(409,440)

Earnings (loss) per share:
Basic	$0.00 *	$(0.01)
Diluted	$0.00 *	$(0.01)

Weighted average common shares outstanding:
Basic	40,010,980	78,148,402
Diluted	222,960,980	78,148,402

* Less than US$0.005

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	For the fiscal years ended December 31,
	2025	2024
Net profit (loss)	$203,298	$(409,440)

Other comprehensive income (loss):
Foreign currency translation adjustment	$76,892	$—
Total other comprehensive income (loss)	$76,892	$—

Total comprehensive income (loss) before allocation to non-controlling interests	$280,190	$(409,440)

Less: Total comprehensive income attributable to redeemable non-controlling interests	$23,889	$—
Less: Total comprehensive income attributable to non-controlling interests	$66,632	$—

Total comprehensive income (loss) attributable to SecureTech shareholders	$189,669	$(409,440)

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the period from December 31, 2023 to December 31, 2025

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	Series A Preferred Stock		Common Stock		Additional Paid In	Contingent	Accumulated	Other Comprehensive	SecureTech	Non-Controlling
	Shares	Amount	Shares	Amount	Capital	Consideration	Deficit	Gain (Loss)	Shareholders	Interests	Total
Balance as of December 31, 2023	3,200	$3	79,862,655	$79,863	$1,076,391	—	($1,305,128)	—	($148,871)	—	($148,871)

Issuance of common shares for cash	—	—	20,000	20	14,980	—	—	—	15,000	—	15,000

Issuance of common shares for conversion of debt	—	—	100,000,000	100,000	(50,000)	—	—	—	50,000	—	50,000

Share exchange, related party	10,200	10	(101,795,774)	(101,796)	152,843	—	—	—	51,057	—	51,057

Imputed interest	—	—	—	—	2,212	—	—	—	2,212	—	2,212

Net gain (loss)	—	—	—	—	—	—	(409,440)	—	(409,440)	—	(409,440)
Balance as of December 31, 2024	13,400	$13	78,086,881	$78,087	$1,196,426	—	($1,714,568)	—	($440,042)	—	$(440,042)

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the period from December 31, 2023 to December 31, 2025

(CONTINUED)

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	Series A Preferred Stock		Common Stock		Additional Paid In	Contingent	Accumulated	Other Comprehensive	SecureTech	Non-Controlling
	Shares	Amount	Shares	Amount	Capital	Consideration	Deficit	Gain (Loss)	Shareholders	Interests	Total
Balance as of December 31, 2024	13,400	$13	78,086,881	$78,087	$1,196,426	—	($1,714,568)	—	($440,042)	—	$(440,042)
Issuance of common stock for settlement of accrued payroll expenses	—	—	322,448	322	322,126	—	—	—	322,448	—	322,448
Issuance of common shares to consultants	—	—	65,539	65	261,742	—	—	—	261,807	—	261,807
Issuance of common shares for cash	—	—	2,500	3	4,997	—	—	—	5,000	—	5,000
Issuance of preferred shares for acquisition	185	—	—	—	8,565,500	1,652,910	—	—	10,218,410	719,376	10,937,786
Share exchange	500	1	(5,000,000)	(5,000)	4,999	—	—	—	—	—	—
Share exchange, related parties	4,210	4	(42,100,000)	(42,100)	42,096	—	—	—	—	—	—
Foreign currency translation adjustments	—	—	—	—	—	—	—	76,892	76,892		76,892
Imputed interest	—	—	—	—	5,152	—	—	—	5,152	—	5,152
Acquisition of non-controlling interest	—	—	—	—	37,497	—	—	—	37,497	(51,366)	(13,869)
Accretions of redeemable NCI to redemption value	—	—	—	—	2,172	—	—	—	2,172	—	2,172
Net gain (loss)	—	—	—	—	—	—	112,777	—	112,777	66,632	179,409
Balance as of December 31, 2025	18,295	$18	31,377,368	$31,377	$10,442,707	$1,652,910	($1,601,791)	$76,892	$10,602,113	$734,642	$11,336,755

The accompanying notes to the consolidated financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	For the fiscal years ended December 31,
	2025	2024
Cash flows from operating activities:
Net profit (loss)	$203,298	$(409,440)
Adjustments to reconcile net profit (loss) to net cash used in operating activities:
Depreciation of property and equipment	42,765	983
Amortization of intangible assets	183,427	—
Loss on disposal of equipment	80,835	—
Imputed and amortized interest	9,172	2,212
Loss on issuance of notes payable	46,139	—
Change in fair value of notes payable	4,304	—
Stock-based compensation expense	261,807	51,057
Amortization of operating lease right-of-use assets	45,481	—
Deferred income taxes	(117,590)	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(1,406,366)	—
(Increase) decrease in inventories	(690,206)	13,656
Decrease in amounts due from related parties	45,802	—
Decrease in prepayments and other current assets	(466,164)	(26)
Increase in operating lease right-of-use assets, net	27,803	—
Increase in accounts receivable, net of current portion	(746,813)	—
Increase in accounts payable	620,596	8,326
Increase in accounts payable, related parties	12,135	60,978
Decrease in contract liabilities	(192,787)	—
Decrease in other payables, related party	(49,043)	—
Decrease in operating lease liabilities	(66,138)	—
Increase in accrued expenses and other current liabilities	1,228,972	211,656

Net cash used in operating activities	(922,571)	(60,598)

Cash flows from investing activities:
Acquisition of equipment	$(228,907)	$—
Cash acquired from the acquisition of subsidiaries	364,311	—
Net cash provided by investing activities	$135,404	$—

Cash flows from financing activities:
Issuance of common shares for cash	$5,000	$15,000
Proceeds from notes payable	606,400	39,611
Proceeds from short-term borrowings	1,126,588	—
Payments on short-term borrowings	(792,209)	—
Net cash provided by financing activities	$945,779	$54,611

Net increase (decrease) in cash	158,612	(5,987)

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	For the fiscal years ended December 31,
	2025	2024
Cash – beginning of period	—	5,987

Effects of exchange rate changes on cash	75,213	—

Cash – end of period	$233,825	$—

Cash paid for income taxes	$—	$—

Cash paid for interest	$72,203	$4,026

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	For the fiscal years ended December 31,
	2025	2024
Supplemental disclosure of non-cash investing and financing activities:
Issuance of preferred shares as consideration for the acquisition of AI UltraProd	$8,565,500	$—
Recognition of contingent consideration related to the acquisition of AI UltraProd	$1,652,910	$—
Assets acquired and liabilities assumed in the acquisition of AI UltraProd:
Increase in cash and equivalents	$364,311	$—
Increase in accounts receivable, net	526,855	—
Increase in amounts due from related parties	69,900	—
Increase in inventories	1,255,997	—
Increase in prepayments and other current assets	2,916,142	—
Increase in equipment, net	204,419	—
Intangible assets, patent technology	3,668,547	—
Operating lease right-of-use assets, net	27,803	—
Increase in goodwill	6,278,366	—
Increase in accounts receivable, net of current portion	438,284	—
Total assets acquired	$15,750,624	$—

Accounts payable assumed	848,292	—
Contract liabilities assumed	357,123	—
Short-term borrowings assumed	2,165,228	—
Operating lease liabilities, current portion	23,231	—
Accrued expenses and other current liabilities assumed	98,472	—
Amounts due to related parties assumed	53,624	—
Deferred tax liabilities	550,282	—
Total liabilities assumed	$4,096,252	—

Non-controlling interests	$719,376	$—
Redeemable non-controlling interests	716,586	—

Net assets acquired	$10,218,410	$—

Non-cash financing activities:
Accretions of redeemable NCI to redemption value	$(2,172)	$—
Issuance of shares for accrued payroll	$322,448	$—
Exchange of common shares for preferred shares	$5,000	$—
Exchange of common shares for preferred shares, related party	$42,100	$1,796

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025

NOTE 1 – Summary of Significant Accounting Policies

Organization

SecureTech Innovations, Inc. (“SecureTech” or the “Company”) was incorporated in the State of Wyoming on March 2, 2017, under the name SecureTech, Inc. On December 20, 2017, the Company amended its Articles of Incorporation to change its name to SecureTech Innovations, Inc.

The Company has established several wholly owned subsidiaries to support its strategic growth initiatives:

•

On November 19, 2021, and November 25, 2021, the Company formed Piranha Blockchain, Inc., a Wyoming corporation, and Piranha Blockchain, Ltd., an Anguilla-based international business company, respectively (collectively, “Piranha”).

•	On January 27, 2025, the Company incorporated two additional Wyoming-based subsidiaries: Terra Nova Technologies, Inc. and Top Kontrol, LLC.

•	On June 6, 2025, the Company formed AI UltraProd, Inc., also a Wyoming corporation.

On June 23, 2025, through its wholly owned subsidiary AI UltraProd, Inc., the Company acquired 100% of Aiultraprod Group Limited, a Hong Kong limited liability company. Aiultraprod Group Limited owns a 90% equity interest in Zhejiang Jizhu Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (collectively, “AI UltraProd”).

SecureTech is a technology-focused company that develops and commercializes advanced solutions across several high-growth sectors, including artificial intelligence, industrial 3D printing and manufacturing, cybersecurity, and digital infrastructure. The Company’s business segments include:

•	AI UltraProd: Specializes in AI-powered industrial 3D manufacturing technologies.

•	Piranha Blockchain: Develops Web3 security protocols, blockchain infrastructure, digital asset reserves and management systems, and cybersecurity solutions

•	Top Kontrol: Offers a patented anti-theft and anti-carjacking system capable of autonomously disabling a vehicle during a carjacking attempt without requiring driver intervention.

SecureTech’s mission is to develop and deploy innovative, real-world technologies that solve critical challenges across diverse industries. The Company is focused on advancing security, improving operational efficiency, and strengthening digital resilience through its portfolio of AI, blockchain, and cybersecurity solutions.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) for financial information and in accordance with the Securities and Exchange Commission’s (“SEC”) Regulation S-X.  They reflect all adjustments that are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the fiscal years ended December 31, 2025, and 2024.

Use of Estimates

The accompanying financial statements of the Company have been prepared in accordance with US GAAP. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. Actual results may vary from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of December 31, 2025 and 2024, the Company had no cash equivalents.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements,” and ASC 825, “Financial Instruments,” require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level	Description

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2

Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Inventory and Cost of Sales

Inventories are stated at the lower of cost or realizable value, using the weighted average cost method. When an impairment indicator suggests that the carrying amounts of inventories might not be recoverable, the Company reviews such carrying amounts and estimates the net realizable value based on the most reliable evidence available at that time. An impairment loss is recorded if the net realizable value is less than the carrying value. Impairment indicators considered for these purposes are, among others, obsolescence, decrease in market prices, damage, and a firm commitment to sell.

Deposits

Refundable deposits are carried on the Company’s balance sheet at their fair market refundable value under current assets.

Derivative Instruments

ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion or payoff of debt, the Company records the fair value of the conversion shares, removes the fair value of the related derivative liability, removes any discounts, and records a net gain or loss on debt extinguishment.

Convertible Debt With Variable Conversion Options

The Company has issued a convertible note which contains variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into shares of the Company’s common stock, par value $0.001 per share, at a fixed discount to the price of the common stock at or around the time of conversion. The Company treats these convertible notes as stock settled debt under ASC 480, “Distinguishing Liabilities from Equity” and measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion, and records the put premium as interest expense.

Equipment and Depreciation

Equipment is recorded at cost and is depreciated using the straight-line method over its estimated useful life in years as follows:

Machinery equipment	5	-	10
Computer software and equipment	2	-	15
Furniture, fixtures, and equipment	3	-	10
Leasehold improvements	Life of Lease

Repair and maintenance costs are expensed as incurred. Costs associated with improvements that extend the life, increase the capacity, or improve the efficiency of our property and equipment are capitalized and depreciated over the asset’s remaining useful life. Gains and losses on the disposition of equipment are reflected in operations. Depreciation is provided using the straight-line method over the assets’ estimated useful lives.

Depreciation expenses totaled $42,765 and $983 for the fiscal years ended December 31, 2025 and 2024, respectively. Cumulative depreciation for each asset class is as follows:

	As of December 31, 2025	As of December 31, 2024

Machinery equipment	$278,659	$—
Computer, software, and equipment	90,909	4,916
Furniture, fixtures, and equipment	27,916	—
Equipment	$397,484	$4,916
Less: Accumulated depreciation	(85,255)	(2,413)
Equipment, net	$312,229	$2,503

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers.

Revenue is recognized when control of promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Consideration may be received before or after revenue is recognized; amounts received in advance are recorded as contract liabilities.

Revenue Recognition; ASC 606 Five-Step Model

Under ASC 606, the Company recognizes revenue by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations; (3) determine the transaction price; (4) allocate the transaction price to performance obligations; and (5) recognize revenue as, or when, control of each performance obligation is transferred.

For services transferred over time, revenue is recognized based on progress toward satisfaction of the performance obligation. For performance obligations satisfied at a point in time, revenue is recognized when control passes to the customer.

Sales of Goods

The Company recognizes revenue from the sale of (i) robotic products and related hardware, (ii) derivative products, and (iii) Top Kontrol product line offerings when control of the goods transfers to the customer. For these arrangements, the Company’s performance obligation is satisfied upon completion of delivery and installation of the related hardware and software.

Hardware and software products are delivered using the Company’s employees and inventory purchased from third‑party vendors. The Company has concluded that it acts as the principal in these transactions because it controls the goods and services before they are transferred to the customer, is primarily responsible for fulfilling the promise to deliver and install the products, and bears the risk of loss while inventory is in transit. Accordingly, revenue is recognized on a gross basis at a point in time when control transfers to the customer.

Robotic products and hardware equipment include systems used in construction, renewable energy, port logistics, and autonomous warehousing. Sales revenue also includes turnkey hardware and equipment solutions for AI computing centers, smart hospitals, smart campuses, smart water management systems, and other intelligent infrastructure applications.

Derivative products include specialized 3D printing materials (such as Geo Mix and Geo Add), customized 3D‑printed finished goods, and spare parts and accessories for 3D printing and other robotic systems.

Top Kontrol products represent sales from the Company’s legacy Top Kontrol product line.

The Company accepts returns only for defective or non‑conforming products due to manufacturing or workmanship issues, typically within 10–30 days of customer receipt. For the years ended December 31, 2025 and 2024, the Company was not aware of any material claims related to product returns. Warranty provisions as of December 31, 2025 and 2024 were immaterial.

Service Revenue

The Company generates service revenue from technical, consulting, and advisory services related to its robotic and hardware product offerings. These services include: (i) installation and commissioning of equipment; (ii) 3D engineering design services for 3D printing applications; (iii) on‑site technical support and professional training; (iv) solution design for AI computing centers; (v) intelligent transformation services for traditional sectors (such as smart hospitals, smart campuses, and smart water systems); and (vi) equipment upgrades, maintenance, and repair services.

Service arrangements are typically governed by tender documents or contracts that specify the transaction price, scope of services, and payment terms. Revenue from these services is recognized over time as the services are performed because the customer simultaneously receives and consumes the benefits of the Company’s performance. The primary performance obligation is the ongoing support and maintenance provided throughout the contract term, which is generally satisfied based on the passage of time. Standard payment terms are 30 days from the invoice date.

Software support and maintenance services are delivered using the Company’s employees and independent vendors. The Company has determined that it acts as the principal in these arrangements and therefore recognizes revenue on a gross basis.

Transaction prices are fixed and agreed upon before services are performed. Contracts do not include provisions for refunds or returns. For the year ended December 31, 2025, SecureTech was not aware of any material claims related to repair or inspection services.

Contracts with Multiple Performance Obligations

Certain customer contracts include a combination of equipment, materials, and services (for example, the sale of 3D printing robots bundled with design services, materials, installation, and training). For these arrangements, the Company identifies each distinct performance obligation and allocates the transaction price based on the relative standalone selling prices of each component. Revenue is recognized for each performance obligation when the related goods or services are transferred to the customer.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes. Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Principles of Consolidation

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power, or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors, to cast a majority of votes at board meetings, or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

The accompanying consolidated financial statements include the consolidated financial statements of the Company and its wholly owned subsidiaries. Subsidiaries are entities over which the Company has control. Control is achieved when the Company has power over the investee, is exposed to, or has rights to, variable returns from its involvement with the investee, and has the ability to use its power to affect those returns.

Subsidiaries are consolidated from the date on which the Company obtains control. The Company reassesses whether it controls an investee if facts and circumstances indicate changes to one or more of the three elements of control listed above.

All inter-company balances and transactions are eliminated upon consolidation. The results of subsidiaries acquired are recorded in the consolidated statements of operations from the effective date of acquisition, as appropriate.

The accompanying consolidated financial statements include the accounts of the following majority-owned subsidiaries as of December 31, 2025:

Subsidiaries (Entity Name)	Jurisdiction	SecureTech Ownership	Principal Activities

AI UltraProd, Inc.	Wyoming	100.0%	US holding company for AI 3D printing and additive manufacturing assets
Aiultraprod Group Limited	Hong Kong	100.0%	IP holding & Asia-Pacific sales hub
Zhejiang Jizhu Technology Company Limited	PRC	90.0% (indirect)	R&D, 3D printing, robotics manufacturing, and materials
Jizhu Technology (Huzhou) Company Limited	PRC	89.3% (indirect)	Scientific research and technical services
Piranha Blockchain, Inc.	Wyoming	100.0%	Cybersecurity & blockchain platforms
Piranha Blockchain, Ltd.	Anguilla	100.0%	International digital-asset services
Terra Nova Technologies, Inc.	Wyoming	100.0%	Top Kontrol brand holding entity
Top Kontrol, LLC	Wyoming	100.0%	Anti-theft/anti-carjacking systems

Acquisition of AI UltraProd Group of Companies

On June 23, 2025, the Company, through its wholly owned subsidiary AI UltraProd, Inc., acquired 100 percent of the equity of Aiultraprod Group Limited, a Hong Kong limited liability company. Aiultraprod Group Limited holds 90 percent of Zhejiang Jizhu Technology Company Limited (“Jizhu PRC”), which in turn holds 80.4 percent of Jizhu Technology (Huzhou) Company Limited (“Jizhu Huzhou”).

The transaction was completed entirely through the issuance of equity securities. It was accounted for as a business combination under ASC 805, Business Combinations. In accordance with ASC 810‑10, Consolidation, the Company evaluated its relationships with each entity in the acquired group to determine whether consolidation was required. Control exists when an investor (i) has the power to direct the activities of an entity that most significantly affect its economic performance, (ii) is exposed to or has rights to variable returns from its involvement with the entity, and (iii) has the ability to use its power to affect those returns.

The Company determined that it holds, directly or indirectly, a controlling financial interest in each of the acquired entities because it owns more than 50 percent of the voting equity and has the ability to appoint the majority of board members and direct key operating and financial policies. Accordingly, the Company consolidates Aiultraprod Group Limited, Jizhu PRC, and Jizhu Huzhou from the acquisition date forward.

The portion of equity interests in consolidated subsidiaries not attributable, directly or indirectly, to the Company is presented as non‑controlling interests (“NCI”) or redeemable non-controlling interests (“Redeemable NCI”) in the consolidated balance sheets and statements of operations, in accordance with ASC 810. NCI acquired in a business combination are initially measured at fair value as of the acquisition date. Redeemable NCI that contains redemption features not solely within the control of the Company are classified outside of permanent equity as Redeemable NCI in the mezzanine section of the consolidated balance sheets in accordance with ASC 480-10-S99, Distinguishing Liabilities from Equity. Subsequent to initial recognition, the Company adjusts the carrying amount of Redeemable NCI to the greater of (i) the carrying amount adjusted for the NCI holders’ share of the subsidiary’s earnings or losses, contributions, and distributions, or (ii) the redemption value applicable at the reporting date per relevant contract terms. The accretions were recorded against retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital. Once additional paid-in capital had been exhausted, additional charges were recorded by increasing the accumulated deficit.

The results of operations of the acquired entities are included in the Company’s consolidated statements of operations beginning June 23, 2025. The allocation of the purchase price resulted in recognition of $6,278,366 of goodwill, as described in Note 3, and $1,652,910 of contingent consideration related to a potential issuance of Series A Preferred Stock.

On July 14, 2025, Jizhu PRC acquired an additional 8.9% interest in Jizhu Huzhou from a minority shareholder in exchange for a one-time cash payment of 100,000 RMB (~US$14,030).

Foreign Currency Translation and Transactions

The Company presents its financial information in United States Dollars (“USD”). The functional currency for the Company is USD, while its Hong Kong subsidiary uses Hong Kong Dollars (“HKD”) as its functional currency, and the PRC subsidiaries use RMB. The assessment of each entity’s functional currency is performed according to the requirements of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

In the consolidated financial statements, transactions conducted in currencies other than the applicable functional currencies are recorded using exchange rates effective on the transaction dates. At each balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate prevailing on that date. Resulting exchange gains and losses are included in the consolidated statements of loss and comprehensive income for the period in which they arise.

Entities in the PRC use RMB as their functional currency, while those in Hong Kong use HKD. Financial statements are translated into USD with assets and liabilities at period-end rates, revenue and expenses at average rates, and shareholders’ equity at historical rates. Translation adjustments are shown as a separate item in accumulated other comprehensive loss under shareholders’ equity.

The following exchange rates are used for translation:

	For the fiscal year ended December 31, 2025
Currency Exchange	Period End	Average Rate

USD to RMB	6.9931	7.1235
USD to HKD	7.7833	7.7994

Mezzanine Equity

Where equity interests are determined to be conditionally redeemable upon the occurrence of certain events that are not solely within the control of the Company, and upon such events, the share would become redeemable at the option of the holders, they are classified as mezzanine equity (temporary equity). The purpose of this classification is to convey that such a security may not be permanently part of equity and could result in a demand for cash or other assets of the entity in the future. The Company accretes the redeemable equity interests to their redemption value, which is purchase price plus interest per year over the period since issuance to the redemption date. The accretions were recorded against retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital. Once additional paid-in capital had been exhausted, additional charges were recorded by increasing the accumulated deficit.

Redeemable noncontrolling interests represent redeemable equity interests issued by the Company’s subsidiary to certain investors, and have been classified as mezzanine noncontrolling interests in the consolidated financial statements as these redeemable interests represent a put option that gives these investors the right to put the interest of the Company’s subsidiary for a certain rate of return. Pursuant to ASC 480-10, the investment is currently redeemable, but not mandatorily redeemable because of the uncertainty related to whether the holder will elect redemption. The process of adjusting non-controlling interests to its redemption value should be performed after attribution of the subsidiary’s net income or loss pursuant to ASC 810. The carrying amount of non-controlling interests will equal the higher of (i) its initial fair value adjusted by accumulated earnings/losses associated with the non-controlling interest or (ii) the redemption value as of the balance sheet date. The accretions were recorded against retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital. Once additional paid-in capital had been exhausted, additional charges were recorded by increasing the accumulated deficit.

Fiscal Year

The Company elected December 31st for its fiscal year end.

Reclassification

Certain prior period amounts have been reclassified to conform to current presentation.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements, but does not expect the impact to be material.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The disclosures requirements included in ASU 2023-07 are required for all public entities, including those with a single reportable segment. ASU 2023-07 is effective for annual periods beginning after December 15, 2023, on a retrospective basis, and early adoption is permitted. The adoption did not have material impact on the Company’s consolidated financial statement.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

In December 2023, FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this ASU require an entity to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold, which is greater than five percent of the amount computed by multiplying pretax income by the entity’s applicable statutory rate, on an annual basis. Additionally, the amendments in this ASU require an entity to disclose the amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign taxes and the amount of income taxes paid (net of refunds received) disaggregated by individual jurisdictions that are equal to or greater than five percent of total income taxes paid (net of refunds received). Lastly, the amendments in this ASU require an entity to disclose income (or loss) from continuing operations before income tax expense (or benefit) disaggregated between domestic and foreign and income tax expense (or benefit) from continuing operations disaggregated by federal, state, and foreign. This ASU is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company will apply the guidance in ASU 2023-09 for annual periods beginning after December 15, 2024, and will enhance its income tax disclosures in accordance with the requirements. The adoption will be applied prospectively and is not anticipated to have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2024-03 requires public companies to disclose, in the notes to the financial statements, specific information about certain costs and expenses at each interim and annual reporting period. This includes disclosing amounts related to employee compensation, depreciation, and intangible asset amortization. In addition, public companies will need to provide qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. ASU 2024-03 is effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date.” ASU 2025-01 amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Implementation of ASU 2024-03 may be applied prospectively or retrospectively. Early adoption of ASU 2024-03 is permitted. The Company does not expect the adoption of ASU 2024-03 to have a material impact on its consolidated financial statements.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendment provides (1) all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and (2) entities other than public business entities with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently reviewing the provisions of this guidance, has not yet adopted the standard, and does not currently expect adoption of ASU 2025-05 to have a material effect on the consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations, and cash flows.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Historically, the Company has experienced negative cash flows from operations. As of December 31, 2025, however, the Company reported net income attributable to shareholders of $112,777 for the fiscal year and positive gross profit of $1,902,259. Cash and cash equivalents totaled $233,825 as of December 31, 2025, compared to no cash and cash equivalents balance as of December 31, 2024.

Despite these improvements, the Company’s ability to continue as a going concern is dependent upon successfully executing its growth strategy, maintaining profitability, and securing additional financing to fund working capital requirements and strategic initiatives. Current liabilities of $6,372,234 exceed cash on hand, and management anticipates the need for bridge financing, longer‑term debt facilities, and/or equity issuances to support operations, planned uplisting to a national exchange, and the spin‑off of Top Kontrol.

These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Management is actively pursuing financing arrangements and implementing cost controls to mitigate these uncertainties. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – GOODWILL

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. As of December 31, 2025, the Company’s goodwill balance was $6,278,366, all of which arose from the acquisition of Aiultraprod Group Limited and its subsidiaries (collectively, “AI UltraProd”) on June 23, 2025.

The goodwill is attributable primarily to the expected synergies from integrating AI UltraProd’s proprietary technologies, assembled workforce, and established market presence with the Company’s existing operations.

In accordance with ASC 350, goodwill is not amortized but is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate the asset might be impaired. As of December 31, 2025, no impairment indicators were identified. The Company expects to perform its next annual goodwill impairment assessment during the fiscal year ended December 31, 2026.

NOTE 4 – INVENTORIES, NET

Inventory is stated at the lower of cost or realizable value, using the weighted average cost method. When an impairment indicator suggests that the carrying amounts of inventories might not be recoverable, the Company reviews such carrying amounts and estimates the net realizable value based on the most reliable evidence available at that time. An impairment loss is recorded if the net realizable value is less than the carrying value. Impairment indicators considered for these purposes are, among others, obsolescence, decrease in market prices, damage, and a firm commitment to sell. The following table summarizes the Company’s inventories as of December 31, 2025 and 2024:

	As of December 31,
	2025	2024
Inventories:
Raw materials and work-in-progress	$984,357	$—
Finished goods	961,846	—
Gross inventories	1,946,203	—
Inventory valuation reserves	—	—
Inventories, net	$1,946,203	$—

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivables, net consist of the following:

	As of December 31,
	2025	2024

Accounts receivable	$3,118,318	$—
Allowance for credit losses	—	—
Total accounts receivable, net	$3,118,318	$—

Accounts receivable, current portion	$1,933,221	$—
Accounts receivable, non-current portion	$1,185,097	$—

NOTE 6 – CONTRACT LIABILITIES

The Company’s contract liabilities primarily relate to unsatisfied performance obligations when payment has been received from customers before the Company’s products or services are delivered. Contract liabilities amounted to $164,336 and $-0- as of December 31, 2025 and 2024, respectively.

Contract liabilities consist of the following:

	As of December 31,
	2025	2024

Contract liabilities	$164,336	$-

NOTE 7 – SHORT-TERM BORROWINGS

As of December 31, 2025, the Company’s subsidiary AI UltraProd had one-year loans with a total principal amount of RMB 17,480,000 (equivalent to US $2,499,607) from banks in the PRC, with interest rates ranging from 3.15% to 6.53% per annum. Interest payments are due quarterly.

Short-term borrowings are as follows:

	As of December 31,
	2025	2024

Unsecured short-term borrowings from PRC banks	$2,499,607	$—
Total short-term borrowings, net	$2,499,607	$—

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred stock

The Company has authorized 50,000,000 shares of preferred stock, $0.001 par value. The Company’s Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and sinking fund terms.

On May 31, 2023, the Company’s Board of Directors created a new class of preferred stock designated as Series A Preferred Stock, $0.001 par value. The Company may issue up to 250,000 shares of Series A Preferred Stock with the following terms, rights, and privileges:

Designation and Amount

This class of preferred stock shall be designated Series A Preferred Stock (“Preferred Stock”), $0.001 par value. The Corporation’s Board of Directors may issue up to two-hundred fifty thousand (250,000) shares of this Preferred Stock.

Rank	The Preferred Stock shall rank superior to the Corporation’s common stock and all other classes, including currently outstanding or future preferred stock designations.

Dividends

The Preferred Stock is eligible for all legal dividends as may be approved by the Corporation’s Board of Directors. If a dividend is declared across multiple classes of stock, the amount of any dividend to be received by holders of the Preferred Stock shall be calculated on a fully diluted, pro-rata basis with the other classes of stock participating in said dividend.

Voting Rights

Holders of the Preferred Stock shall have the right to vote on all matters with holders of common stock (and other eligible classes of preferred stock, if any) by aggregating votes into one (1) voting class of stock. Each share of Preferred Stock shall have ten thousand (10,000) votes for any election or other voting matter placed before the shareholders of the Corporation, regardless if the vote is taken with or without a shareholders’ meeting. Holders of the Preferred Stock may not cumulate their votes in any voting matter.

Redemption by the Company

After a minimum period of one (1) year from the date of issue the Company may, at its sole discretion, redeem some or all of the Preferred Stock in either cash (the then market value), the Company’s common stock at a fixed ratio of ten thousand (10,000) shares of common stock for each share of Preferred Stock redeemed, or a combination thereof.

Series A Preferred Stock Issuances

During the fiscal year ended December 31, 2024, the Company issued 10,200 Series A Preferred Stock shares pursuant to Share Exchange Agreements with one related party stockholder. On December 31, 2024, the Company had one class of preferred stock, Series A Preferred Stock, and 13,400 shares of it issued and outstanding.

During the fiscal year ended December 31, 2025, the Company issued an aggregate of 4,710 shares of Series A Preferred Stock pursuant to four Share Exchange Agreements; 500 shares of Series A Preferred Stock were issued to two unrelated party stockholders, and 4,210 shares of Series A Preferred Stock were issued to two related party stockholders.

The Company also issued 185 shares of its Series A Preferred Stock in conjunction with its acquisition of 100% of Aiultraprod Group Limited. These shares were valued at US$8,565,500, which equates to a per-share value of US$46,300.

As of December 31, 2025, the Company had one class of preferred stock, Series A Preferred Stock, and 18,295 shares of it issued and outstanding.

Common stock

The Company has authorized 500,000,000 shares of common stock with a par value of $0.001 per share.

Share Issuances for Settlement of Accrued Payroll

During the fiscal year ended December 31, 2025, the Company issued 322,448 shares of common stock as payment in place of cash to settle $322,448 in unpaid wages and commissions owed to employees and an independent sales representative. The value of the common stock issued was based on the closing price of the Company’s common stock on the date of issuance, which was $1.00 per share, and no gain or loss was recognized as a result.

Share Exchange and Cancellations

During the fiscal year ended December 31, 2024, the Company entered into two Share Exchange Agreements with a related party whereby it issued 10,200 shares of its Series A Preferred Stock in exchange for an aggregate of 101,795,774 shares of its common stock. These share exchanges were part of the Company’s ongoing Share Reduction Program. The Company recorded a $51,057 loss due to the issuance of additional Series A Preferred Shares based on the market’s closing price of $0.25 a share of the Company’s common stock on the date of the issuance.

During the fiscal year ended December 31, 2025, the Company issued an aggregate of 4,710 shares of Series A Preferred Stock in exchange for an aggregate of 47,100,000 shares of its common stock pursuant to Share Exchange Agreements; 500 shares of Series A Preferred Stock were issued to two unrelated party stockholders, and 4,210 shares of Series A Preferred Stock were issued to two related party stockholders.

All shares of common stock received in these stock exchanges were subsequently canceled. No consideration was paid or received in connection with the share exchanges.

Share Issuances to Consultants

During the fiscal year ended December 31, 2025, the Company issued an aggregate of 65,539 shares of common stock to three consultants as compensation in lieu of cash. These shares were valued at an aggregate of $261,742, representing an average of $3.99 a share.

Share Issuances for Cash

During the fiscal ended December 31, 2023, the Company sold an aggregate of 23,570 shares of its common stock, $0.001 par value, in exchange for $41,250 in cash, or about $1.75 a share.

During the fiscal year ended December 31, 2025, the Company issued an aggregate of 2,500 shares of common stock to one investor in exchange for $5,000 in cash, or $2.00 per share.

As of December 31, 2025, the Company had 31,377,368 shares of common stock issued and outstanding.

Contingent Consideration

On June 23, 2025, as part of the Company’s 100% acquisition of Aiultraprod Group Limited and related to the Acquisition and Stock Purchase Agreement, a provision was established for the potential issuance of additional Series A Preferred Stock. If all parties to the transaction unanimously agree to waive the intended spin-off of AI UltraProd, Inc. (WY) as a separate NYSE or NASDAQ-listed entity in the future, the Company would be required to issue an additional 357 shares of Series A Preferred Stock, $0.001 par value, under the no spin-off earnout provision.

Based on the terms, the instrument is classified in equity, and accordingly was measured at its fair value at the acquisition date and will not be subsequently remeasured. As of the transaction date, the Company assessed a 10% probability that all parties would agree to exercise this provision. Consequently, contingent consideration was recorded in the amount of $1,652,910, calculated as 357 potential shares multiplied by the $46,300 share price and the 10% likelihood factor.

NOTE 9 – SEGMENT INFORMATION

The Company’s Chief Executive Officer, who serves as the Chief Operating Decision Maker (“CODM”), evaluates the Company’s financial performance and allocates resources based on a consolidated view of the business. Consequently, the Company operates as a single reportable segment under the guidelines of ASC 280, Segment Reporting. The CODM classifies this segment as Consumer Goods.

The Company’s operations, which include marketing, purchasing and procurement, and research and development, are managed centrally. The CODM assesses financial performance using metrics such as revenue, operating profit, and key operating expenses, which are outlined below as the primary cost components for evaluating the Company’s performance.

Additionally, the CODM measures income generated from the Company’s assets by focusing on net income as a key performance indicator. This metric is used to assess the return on assets and supports strategic decision-making.

	For the Fiscal Years Ended December 31,
	2025	2024

Revenue from external customers	$7,720,757	$14,235

Reconciliation of revenue:
Less: Cost of goods sold	5,818,498	3,421
Segment gross profit	$1,902,259	$10,814

Less:
Salaries and payroll	351,457	63,000
Other segment items(1)	1,315,053	351,400
Segment net profit (loss)	$235,749	$(403,586)

Reconciliation of loss:
Other expense, net	(150,041)	(5,854)
Net profit (loss) before income taxes	$85,708	$(409,440)

Other segment items comprising segment net loss include depreciation and amortization expenses, professional fees, marketing expenses, occupancy expenses, travel expenses, research and development expenses, and certain overhead expenses.

NOTE 10 – RELATED PARTY TRANSACTIONS

Founder’s Shares

On March 2, 2017, the Company issued an aggregate of 175,000,000 shares of its common stock, $0.001 par value, as Founder’s Shares with $-0- value.

Of these Founder’s Shares, 80,000,000 were issued to the Company’s officers, 75,000,000 to an entity controlled by one of the Company’s directors, and 20,000,000 to outside consultants who assisted with the Company’s formation and early organization.

As of December 31, 2025, an aggregate of 100,100,000 Founder’s Shares have been returned to the Company and canceled, including 67,100,000 pursuant to a series of Share Exchange Agreements described below.

Share Exchange and Cancellations

During the fiscal year ended December 31, 2023, the Company entered into a Share Exchange Agreement with one of its Founders, Kao Lee, whereby it issued 2,500 shares of its Series A Preferred Stock in exchange for an aggregate of 25,000,000 shares of its common stock.

During the fiscal year ended December 31, 2024, the Company entered into two Share Exchange Agreements with a related party whereby it issued 10,200 shares of its Series A Preferred Stock in exchange for an aggregate of 101,795,774 shares of its common stock. These share exchanges were part of the Company’s ongoing Share Reduction Program. The Company recorded a $51,057 loss due to the issuance of additional Series A Preferred Shares based on the market’s closing price of $0.25 a share of the Company’s common stock on the date of the issuance.

During the fiscal year ended December 31, 2025, the Company entered into Share Exchange Agreements with two of its Founders, Kao Lee and Abdikarim Farah, whereby it issued an aggregate of 4,210 shares of its Series A Preferred Stock in exchange for an aggregate of 42,100,000 shares of its common stock.

All shares of common stock received in these stock exchanges were subsequently canceled. No consideration was paid or received in connection with the share exchanges.

Accrued Payroll

During the fiscal year ended December 31, 2025, the Company issued 322,448 shares of common stock as payment in place of cash to settle $322,448 in unpaid wages and commissions owed to employees and an independent sales representative. The value of the common stock issued was based on the closing price of the Company’s common stock on the date of issuance, which was $1.00 per share, and no gain or loss was recognized as a result.

As of December 31, 2025, the Company had aggregated $59,498 in related party accrued payroll, consisting solely of accrued payroll.

As of December 31, 2024, the Company had aggregated $322,448 in related party accrued payroll, consisting of $311,812 in accrued payroll and $10,636 in accrued employer taxes.

Amounts Due to Related Parties and Imputed Interest

As of December 31, 2025, the Company had notes payable due to related parties aggregating $192,464 with stated interest rates between 0% and 10% per annum. For the fiscal year ended December 31, 2025, the Company accrued imputed interest expense of $5,152 on notes with below market or no stated interest, which was deemed as related parties devotion and recorded in additional paid-in capital. Accrued interest expense of $10,853 and recorded in the consolidated financial statement income. As of December 31, 2025, the interest payables of $10,853 was included in the notes payable, related parties. The related parties have agreed to suspend stated maturity dates without penalty until the Company raises sufficient funds.

As of December 31, 2024, the Company had outstanding non-interest bearing notes payable to a related party aggregating $39,611. The Company recorded an imputed interest expense of $2,212 for the fiscal year ended December 31, 2024 on these notes outstanding with maturity dates ranging between October 13, 2024 and April 30, 2025. The related party has suspended the maturity dates without penalty until the Company is able to raise sufficient funds to satisfy these outstanding notes.

Convertible Debt Conversion with Related Party

On October 23, 2024, the Company entered into an agreement converting $50,000 in past due accounts payable to a related party into a non-interest-bearing $50,000 convertible promissory note maturing on April 23, 2025.

Subsequently, on October 24, 2024, the note holder converted the outstanding $50,000 convertible promissory note into 100,000,000 shares of the Company’s common stock, $0.001 par value. Each share was valued at $0.0005 per share in accordance with the conversion terms of the convertible note agreement.

Following this note conversion, on October 25, 2024, the Company and the original note holder signed a Share Exchange Agreement in which 100,000,000 shares of the Company’s common stock were exchanged for 10,000 shares of its Series A Preferred Stock, $0.001 par value. No gain or loss was recorded within the terms of these agreements.

Patent Royalties

On March 2, 2017, the Company entered into a Patent License Agreement with Shongkawh, LLC, which is controlled by our executive officers Kao Lee and Anthony Vang (and directly owned by Mr. Lee and his brother, Thao Lee). Under this agreement, ShongKawh is to receive a royalty of 2% of all products manufactured under this covered patent.

On March 13, 2024, the Company and Shongkawh amended the Patent License Agreement to adjust royalty payments due under this agreement to $1 per annum, payable within ten business days of the end of each fiscal year.

Amounts Due From Related Parties

During the fiscal year ended December 31, 2025, Aiultraprod Group Limited, a subsidiary acquired on June 23, 2025, advanced $24,098 to related parties for business expenditures paid on behalf of the Company and paid rental to relate parties of $12,040. As of December 31, 2025, the receivable balance of $24,098 was reported as amounts due from related parties.

NOTE 11 – PREPAYMENTS AND OTHER ASSETS

	As of December 31,
	2025	2024

Advances to suppliers	$3,347,251	$—
Deductible VAT	8,968	—
Deposits	27,203	1,114
Prepayments and other assets	$3,383,422	$1,114

Advances to suppliers of $3,347,251 primarily relate to deposits for components, materials, and manufacturing services expected to be received and utilized within the next 12 months. Management monitors supplier performance and credit risk and evaluates advances for impairment if recovery becomes doubtful.

NOTE 12 – INCOME TAXES

The components of the Company’s net loss before income taxes are as follows:

	As of December 31,
	2025	2024

U.S.	$(915,852)	$(409,440)
Foreign	1,001,560	—
Total	$85,708	$(409,440)

The Company’s provision for income taxes consisted of:

	As of December 31,
	2025	2024

Current income tax expense:
U.S.	$—	$—
Foreign	—	—
Total current income tax expense	$—	$—

Deferred income taxes:
U.S.	$—	$—
Foreign	(117,590)	—
Total deferred income taxes	$(117,590)	$—

The Company’s deferred tax assets and liabilities as of December 31, 2025 and 2024 are attributable to the following:

	As of December 31,
	2025	2024

Deferred tax assets:
Lease liability	$54,888	$—
Deductible advertising expense carryforwards (PRC)	985	—
Fair value change on notes payable	904	—
Net operating loss carryforwards	714,722	360,059
Valuation allowance	(625,858)	(360,059)
Total deferred tax assets	$145,641	$—

Deferred tax liabilities:
Intangible assets identified from acquisition	$(522,768)	$—
Right-of-use-assets	(53,886)	—
Total deferred tax liabilities	$(576,654)	$—

Net deferred tax assets	$117,177	$—

Net deferred tax liabilities	$(548,190)	$—

Reconciliation of the effective income tax rate is as follows:

	As of December 31,
	2025	2024

Profit (loss) before tax	$85,708	$(409,440)
Statutory income tax rate	21,427	(85,982)
Effect of preferential tax rates for high-technology	(133,538)	—
Non-deductible expenses	47,067	—
Effect of deferred income tax arising from operating lease	(984)	—
Utilization of previous year’s tax loss	(201,057)	—
Recognition of unrecognized deferred tax assets arising from previous year’s tax loss	(115,561)	—
Effect of different tax jurisdictions	37,468	—
Effect of reversal of deferred tax liability arising from acquisition	(27,514)	—
Change in valuation allowance	255,102	85,982
Income tax expense	$(117,590)	$—

Summary of the Company’s tax valuation allowance:

	As of December 31,
	2025	2024

Beginning balance	$370,756	$274,077
Increase in valuation allowance	255,102	85,982
Ending balance	$625,858	$360,059

NOTE 13 – EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding. Shares issued during the period and shares canceled during the period are weighted for the portion of the period that they were outstanding. Diluted earnings (loss) per share is computed in a manner consistent with that of basic earnings per share while giving effect to all potentially dilutive shares of common stock outstanding during the period, which include the assumed conversion of all outstanding convertible securities. Diluted earnings (loss) per share were the same as basic net income (loss) per share for the fiscal year ended December 31, 2024, as shares issuable upon the conversion of the then-outstanding convertible securities were anti-dilutive as a result of the net loss incurred for those periods.

The table below sets forth the computation of basic and diluted earnings (loss) per share:

	For the fiscal years ended December 31,
	2025		2024

Numerator:
Net income (loss) attributable to SecureTech shareholders	$203,298		$(409,440)

Denominator:
Basic – weighted average shares outstanding	40,010,980		78,148,402
Effect of dilutive securities:
Convertible note	—		—
Series A preferred shares	182,950,000		—
Diluted – weighted average shares outstanding	222,960,980		78,148,402

Earnings (loss) per share:
Basic	$0.00	*	$(0.01)
Diluted	$0.00	*	$(0.01)

* Less than US$0.005

NOTE 14 – CONVERTIBLE DEBT AND DERIVATIVE LIABILITY

CFI Capital LLC Convertible Note

On September 18, 2025, the Company issued a $150,000 convertible promissory note to CFI Capital LLC bearing interest at 6% per annum and maturing on September 18, 2026. The note is convertible into shares of the Company’s common stock, beginning six months after the issuance date. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date.

The total gross proceeds from the note were $150,000. However, the Company received net cash proceeds of $119,200, after deductions of $5,000 legal fee of the buyer, $10,800 of the underwriter commission, and $13,500 of original issue discount.

The Company elected the fair value model to account for the convertible note. The fair value was calculated using Mente Carlo valuation method. The fair value on issuance day was $158,687.

As of December 31, 2025, fair value was estimated as $162,167.

Labry’s Fund II Convertible Note

On December 10, 2025, the Company issued a $150,000 convertible promissory note to Labrys Fund II, LP bearing interest at 6% per annum and maturing on December 10, 2026. The note is convertible into shares of the Company’s common stock, beginning six months after the issuance date. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date.

The total gross proceeds from the note were $150,000. However, the Company received net cash proceeds of $119,200, after deductions of $3,500 legal fee of the buyer, $1,500 due diligence fee, $10,800 of the underwriter commission, and $15,000 of original issue discount.

The Company elected the fair value model to account for the convertible note. The fair value was calculated using Mente Carlo valuation method. The fair value on issuance day was $157,452.

As of December 31, 2025, fair value was estimated as $158,276.

Boot Capital LLC and Vanquish Funding Group Inc.

On December 18, 2025, the Company issued a $112,000 convertible promissory note to Boot Capital LLC, bearing interest at 12% per annum and maturing on September 15, 2026. The purchase price of the note was $100,000, resulting in net proceeds to the Company of $100,000.

On the same date, the Company issued a $137,760 convertible promissory note to Vanquish Funding Group Inc., also bearing interest at 12% per annum and maturing on September 15, 2026. The purchase price of the note was $123,000. After the deduction of legal fees and placement agent commissions, the Company received net proceeds of $101,000.

Both notes include a conversion feature that becomes exercisable upon the occurrence of certain events of default as stipulated in the respective agreements. Management concluded that the likelihood of such default events occurring is remote; therefore, the value of the conversion feature was determined to be minimal.

For the fiscal year ended December 31, 2025, the Company recognized interest expense of $4,020 related to these notes, calculated using the effective interest rate method over the term of the notes.

Repayment Contingency

If the Company elects to repay the convertible notes in cash prior to the date the conversion feature becomes exercisable (six months after the issuance date), the embedded derivative would expire unexercised. In such an event, the derivative liability would be derecognized, and the note would be settled at its principal amount plus any accrued interest through the repayment date. No further remeasurement or fair value adjustments would be required after settlement.

NOTE 15 – REDEEMABLE NON-CONTROLLING INTEREST

The Company consolidates Zhejiang Jizhu Technology Co., Ltd. (“Zhejiang Jizhu”) following the acquisition of Aiultraprod Group Limited. Certain minority investors of Zhejiang Jizhu hold noncontrolling equity interests with redemption features not solely within the Company’s control. Accordingly, these non-controlling interests are classified outside permanent equity as redeemable non-controlling interests (temporary equity) in accordance with ASC 480-10-S99.

The redeemable non-controlling interests represent equity interests held by certain minority investors of Zhejiang Jizhu. Holders of these interests retain rights to participate in Zhejiang Jizhu’s residual net assets on the same basis as other equity holders. However, pursuant to investment agreements entered into in December 2024, such investors have the right to require redemption of their equity interests upon the occurrence of certain contingent events, including failure to complete an initial public offering, failure to satisfy specified contractual conditions, or failure to achieve certain operational performance targets of Zhejiang Jizhu.

The redemption amount is determined in accordance with the contractual provisions and is generally calculated based on the original investment amount plus a simple annual return of 6% or 8%, as applicable. The redemption obligation is primarily attributable to the founder, and Zhejiang Jizhu has joint liability under the agreement.

At each reporting date, the Company evaluates the carrying amount of the redeemable non-controlling interests. The redeemable non-controlling interests are subsequently measured at the greater of:

(i) the carrying amount recognized upon acquisition, adjusted for the redeemable non-controlling interest holders’ proportionate share of net income or loss, other comprehensive income, and other changes in equity; or

(ii) the redemption value determined in accordance with the contractual redemption provisions.

Any increases required to accrete the carrying amount of redeemable noncontrolling interests to their redemption value are recorded as adjustments to retained earnings, or, in the absence of retained earnings, as adjustments to additional paid-in capital, and are not recognized in consolidated net income.

Changes in the Company’s redeemable non-controlling interests during the fiscal years ended December 31, 2025 and 2024 were as follows:

	As of December 31, 2025	As of December 31, 2024

Redeemable non-controlling interest at the beginning of the period	$—	$—
Redeemable non-controlling interest acquired in business combination	716,586	—
Net profit (loss) attributable to redeemable non-controlling interests	23,889	—
Accretions adjustment to the redemption value	(2,172)	—
Redeemable non-controlling interest at the ending of the period	$738,303	$—

NOTE 16 – CONTINGENCY/LEGAL

As of December 31, 2025, no director, executive officer, or promoter has been involved in legal proceedings requiring disclosure under Item 103 of Regulation S‑K during the past ten years. From time to time, the Company may be subject to routine litigation incidental to its business. The Company is not a party to any pending legal proceedings that, individually or in the aggregate, are expected to have a material adverse effect on its business, financial condition, results of operations, or cash flows.

NOTE 17 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2025, up to March 24, 2026, the date the December 31, 2025 financial statements were available to be issued.

Issuance of Convertible Note

On January 7, 2026, the Company issued a $150,000 convertible promissory note to Vista Capital Investment, LLC bearing interest at 12% per annum and maturing on January 7, 2027. The note is convertible into shares of the Company’s common stock, beginning six months after the issuance date. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date. The variable conversion feature, which results in a variable number of shares upon settlement, represents an embedded derivative that is not clearly and closely related to the host debt instrument. In accordance with ASC 815, Derivatives and Hedging, this embedded derivative was required to be bifurcated and accounted for separately at fair value.

The total gross proceeds from the note were $110,000. However, the Company received net cash proceeds of $95,000, after deductions of $5,000 of the underwriter commission, and $10,000 of original issue discount.

No other material events or transactions have occurred during this subsequent event reporting period that required recognition or disclosure in the financial statements

.

SECURETECH INNOVATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

ASSETS

	Note	June 30, 2026	December 31, 2025
Current assets:
Cash and equivalents		$311,711	$233,825
Accounts receivable, net	5	2,138,215	1,933,221
Amounts due from related parties	10	112,880	24,098
Inventories	4	1,074,588	1,946,203
Prepayments and other current assets	11	5,821,274	3,383,422
Total current assets		$9,458,668	$7,520,769

Non-current assets:
Equipment and leasehold improvement	1	$330,846	$312,229
Operating lease right-of-use, net		307,367	291,444
Intangible assets, patents		3,301,693	3,485,120
Goodwill	3	6,278,366	6,278,366
Accounts receivable, non-current portion	5	1,140,366	1,185,097
Deferred tax asset		93,054	117,177
Total non-current assets		$11,451,692	$11,669,433

Total assets:		$20,910,360	$19,190,202

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(CONTINUED)

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Note	June 30, 2026	December 31, 2025
Current liabilities:
Accounts payable		$1,089,202	$1,483,093
Accounts payable, related parties	10	67,535	63,113
Accrued payroll, related parties		70,331	59,498
Amounts due to related parties	10	—	4,581
Contract liabilities	6	1,546,652	164,336
Notes payable	13	1,722,967	551,822
Notes payable, related parties	10	199,564	192,464
Operating lease liabilities, current portion		106,582	99,298
Short-term borrowings	7	3,448,733	2,499,607
Accrued expenses and other current liabilities		373,490	1,254,422
Total current liabilities		$8,625,056	$6,372,234

Non-current liabilities:
Operating lease liabilities, net of current portion		$206,330	$194,720
Deferred tax liabilities		521,455	548,190
Total non-current liabilities		$727,785	$742,910

Total liabilities:		$9,352,841	$7,115,144

Mezzanine equity:
: Redeemable non-controlling interest	14	$783,324	$738,303

Stockholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized; 19,725 and 18,295 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively		20	18
Common stock, $0.001 par value, 500,000,000 shares authorized; 17,092,694 and 31,377,368 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively		17,093	31,377
Contingent consideration	8	1,652,910	1,652,910
Additional paid in capital		11,044,456	10,442,707
Accumulated deficit		(3,033,176)	(1,601,791)
Accumulated other comprehensive gain		195,093	76,892

Total equity attributable to:
SecureTech shareholders		$9,876,396	$10,602,113
Non-controlling interests		897,799	734,642
Total stockholders’ equity		$10,774,195	$11,336,755

Total liabilities, mezzanine equity, and stockholders’ equity		$20,910,360	$19,190,202

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Revenues:
Sales	$2,772,981	$—	$4,852,716	$—
Cost of goods sold	1,885,227	—	3,779,636	—
Gross profit	$887,754	$—	$1,073,080	$—

Operating expenses:
General and administrative	$607,523	$86,857	$1,049,716	$177,792
Selling and marketing expenses	471,514	—	473,649	—
Research and development	132,593	2,146	199,446	2,146
Total operating expenses	$1,211,630	$89,003	$1,722,811	$179,938

Loss from operations	$(323,876)	$(89,003)	$(649,731)	$(179,938)

Other expense, net	$(702,431)	$(4,884)	$(791,845)	$(8,314)

Loss before income taxes	$(1,026,307)	$(93,887)	$(1,441,576)	$(188,252)

Provision (benefit) for income taxes	$13,647	$—	$(110)	$—

Net loss	$(1,039,954)	$(93,887)	$(1,441,466)	$(188,252)

Less: Net profit (loss) attributable to redeemable non-controlling interests	$589	$—	$(1,206)	$—
Less: Net profit (loss) attributable to non-controlling interests	$1,705	$—	$(8,875)	$—

Net loss attributable to SecureTech shareholders	$(1,042,248)	$(93,887)	$(1,431,385)	$(188,252)

Loss per share:
Basic	$(0.06)	$(0.00)	$(0.08)	$(0.00)
Diluted	$(0.06)	$(0.00)	$(0.08)	$(0.00)

Weighted average common shares outstanding:
Basic	17,091,843	78,073,914	17,637,604	46,000,410
Diluted	17,091,843	78,073,914	17,637,604	46,000,410

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Net loss	$(1,039,954)	$(93,887)	$(1,441,466)	$(188,252)

Other comprehensive income:
Foreign currency translation adjustment	$70,213	$—	$118,201	$—
Total other comprehensive income	$70,213	$—	$118,201	$—

Total comprehensive loss before allocation to non-controlling interests	$(969,741)	$(93,887)	$(1,323,265)	$(188,252)

Less: Total comprehensive income (loss) attributable to redeemable non-controlling interests	$589	$—	$(1,206)	$—
Less: Total comprehensive income (loss) attributable to non-controlling interests	$1,705	$—	$(8,875)	$—

Total comprehensive loss attributable to SecureTech shareholders	$(972,035)	$(93,887)	$(1,313,184)	$(188,252)

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	Series A Preferred Stock		Common Stock		Additional Paid In	Contingent	Accumulated	Other Comprehensive	SecureTech	Non-Controlling
	Shares	Amount	Shares	Amount	Capital	Consideration	Deficit	Gain	Shareholders	Interests	Total
Balance as of December 31, 2025	18,295	$18	31,377,368	$31,377	$10,442,707	$1,652,910	($1,601,791)	$76,892	$10,602,113	$734,642	$11,336,755
Issuance of common shares to consultants	—	—	15,326	16	75,469	—	—	—	75,485	—	75,485
Shareholder contribution	—	—	—	—	558,209	—	—	—	558,209	172,032	730,241
Share exchange	490	1	(4,900,000)	(4,900)	4,899	—	—	—	—	—	—
Share exchange, related parties	940	1	(9,400,000)	(9,400)	9,399	—	—	—	—	—	—
Accretions of redeemable NCI to redemption value	—	—	—	—	(46,227)	—	—	—	(46,227)	—	(46,227)
Foreign currency translation adjustment	—	—	—	—	—	—	—	118,201	118,201	—	118,201
Net loss	—	—	—	—	—	—	(1,431,385)	—	(1,431,385)	(8,875)	(1,440,260)
Balance as of June 30, 2026	19,725	$20	17,092,694	$17,093	$11,044,456	$1,652,910	($3,033,176)	$195,093	$9,876,396	$897,799	$10,774,195

The accompanying notes to the consolidated financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(CONTINUED)

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	Series A Preferred Stock		Common Stock		Additional Paid In	Contingent	Accumulated	Other Comprehensive	SecureTech	Non-Controlling
	Shares	Amount	Shares	Amount	Capital	Consideration	Deficit	Gain	Shareholders	Interests	Total
Balance as of March 31, 2026	19,725	$20	17,077,368	$17,077	$10,669,104	$1,652,910	($1,990,928)	$124,880	$10,473,063	$844,940	$11,318,003
Shareholder contribution	—	—	—	—	314,948	—	—	—	314,948	51,154	366,102
Issuance of common shares to consultants	—	—	15,326	16	75,469	—	—	—	75,485	—	75,485
Accretions of redeemable NCI to redemption value	—	—	—	—	(15,065)	—	—	—	(15,065)	—	(15,065)
Foreign currency translation adjustment	—	—	—	—	—	—	—	70,213	70,213	—	70,213
Net loss	—	—	—	—	—	—	(1,042,248)	—	(1,042,248)	1,705	(1,040,543)
Balance as of June 30, 2026	19,725	$20	17,092,694	$17,093	$11,044,456	$1,652,910	($3,033,176)	$195,093	$9,876,396	$897,799	$10,774,195

The accompanying notes to the consolidated financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(CONTINUED)

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	Series A				Additional				Non-
	Preferred Stock		Common Stock		Paid In	Contingent	Accumulated	SecureTech	Controlling
Shares	Amount	Shares	Amount	Capital	Consideration	Deficit	Shareholders	Interests	Total
Balance as of December 31, 2024	13,400	$13	78,086,881	$78,087	$1,196,426	—	($1,714,568)	($440,042)	$—	$(440,042)
Issuance of common stock for settlement of accrued payroll expenses	—	—	322,448	322	322,126	—	—	322,448	—	322,448
Share exchange, unrelated party	100	1	(1,000,000)	(1,000)	999	—	—	—	—	—
Share exchange, related party	4,210	4	(42,100,000)	(42,100)	42,096	—	—	—	—	—
Issuance of common shares for cash	—	—	2,500	3	4,997	—	—	5,000	—	5,000
Issuance of preferred shares for acquisition	185	—	—	—	8,565,500	1,652,910	—	10,218,410	719,376	10,937,786
Imputed interest	—	—	—	—	2,943	—	—	2,943	—	2,943
Net loss	—	—	—	—	—	—	(188,252)	(188,252)	—	(188,252)
Balance as of June 30, 2025	17,895	$18	35,311,829	$35,312	$10,135,087	$1,652,910	($1,902,820)	$9,920,507	$719,376	$10,639,883

	Series A				Additional				Non-
	Preferred Stock		Common Stock		Paid In	Contingent	Accumulated	SecureTech	Controlling
Shares	Amount	Shares	Amount	Capital	Consideration	Deficit	Shareholders	Interests	Total
Balance as of March 31, 2025	17,710	$18	35,309,329	$35,309	$1,562,851	$—	($1,808,933)	($210,755)	$—	($210,755)
Issuance of common shares for cash	—	—	2,500	3	4,997	—	—	5,000	—	5,000
Issuance of preferred shares for acquisition	185	—	—	—	8,565,500	1,652,910	—	10,218,410	719,376	10,937,786
Imputed interest	—	—	—	—	1,739	—	—	1,739	—	1,739
Net loss	—	—	—	—	—	—	(93,887)	(93,887)	—	(93,887)
Balance as of June 30, 2025	17,895	$18	35,311,829	$35,312	$10,135,087	$1,652,910	($1,902,820)	$9,920,507	$719,376	$10,639,883

The accompanying notes to the consolidated financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(1,441,466)	$(188,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	32,330	505
Amortization of intangible assets	183,427	—
Loss on disposal of equipment	1,275	—
Imputed and amortized interest	—	2,943
Amortized interest from notes payable	88,345	—
Loss on issuance of notes payable	250,997	—
Change in fair value of notes payable	274,867	—
Loss on extinguishment of notes payable	138,365	—
Stock based compensation to consultants	75,485	—
Amortization of operating lease right-of-use assets	(28,985)	—
Deferred income taxes	(110)	—
Changes in operating assets and liabilities:
Accounts receivable	(204,994)	—
Inventories	871,615	—
Amounts due from related parties	(88,782)	—
Prepayments and other current assets	(2,437,852)	—
Operating lease right-of-use assets, net	13,062	—
Accounts receivable, non-current	44,731	—
Accounts payable	(393,891)	421
Accounts payable, related parties	4,422	1,728
Contract liabilities	1,382,316	—
Amounts due to related parties	(4,581)	(44,848)
Operating lease liabilities	18,894	—
Accrued expenses and other current liabilities	(1,007,763)	103,173

Net cash used in operating activities	$(2,228,293)	$(124,330)

Cash flows from investing activities:
Purchase of equipment	$(52,222)	$(789)
Cash acquired from the acquisition of AI UltraProd	—	364,311
Net cash (used in) provided by investing activities	$(52,222)	$363,522

Cash flows from financing activities:
Issuance of common shares for cash	$—	$5,000
Proceeds from notes payable	1,003,200	26,372
Increase in amounts due to related parties	—	103,273
Redemption of notes payable	(439,865)	—
Proceeds from short-term borrowings	2,417,048	—
Repayments on short-term borrowings	(1,467,922)	—
Proceeds from a non-controlling shareholder	730,241	—
Net cash provided by financing activities	$2,242,702	$134,645

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

(Amount in U.S. Dollars, except for number of shares or otherwise noted)

	For the Six Months Ended June 30,
	2026	2025

Net (decrease) increase in cash	$(37,813)	$373,837

Cash and equivalents – beginning of period	$233,825	$—

Effects of exchange rate changes on cash	$115,699	$—

Cash and equivalents – end of period	$311,711	$373,837

Cash paid for income taxes	$—	$—

Cash paid for interest	$67,448	$25,577

	For the Six Months Ended June 30,
	2026	2025
Supplemental disclosure of non-cash investing and financing activities:

Non-cash financing activities:
Accretions of redeemable NCI to redemption value	$46,227	$—
Issuance of shares for accrued payroll	$—	$322,448
Issuance of shares to consultants	$75,485	$—
Exchange of common shares for preferred shares	$4,900	$1,000
Exchange of common shares for preferred shares, related party	$9,400	$42,100

The accompanying notes to the financial statements are an integral part of these statements.

SECURETECH INNOVATIONS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2026

NOTE 1 – Summary of Significant Accounting Policies

Organization

SecureTech Innovations, Inc. (“SecureTech” or the “Company”) was incorporated in the State of Wyoming on March 2, 2017, under the name SecureTech, Inc. On December 20, 2017, the Company amended its Articles of Incorporation to change its name to SecureTech Innovations, Inc.

The Company has established several wholly owned subsidiaries to support its strategic growth initiatives:

•On November 19, 2021, and November 25, 2021, the Company formed Piranha Blockchain, Inc., a Wyoming corporation, and Piranha Blockchain, Ltd., an Anguilla-based international business company, respectively (collectively, “Piranha”).

•On January 27, 2025, the Company incorporated two additional Wyoming-based subsidiaries: Terra Nova Technologies, Inc. and Top Kontrol, LLC.

•On June 6, 2025, the Company formed AI UltraProd, Inc., also a Wyoming corporation.

•On May 9, 2026, the Company’s Hong Kong subsidiary, Aiultraprod Group Limited, established a wholly owned subsidiary in China called AiUltraProd (Ningbo) Technology Co., Ltd.

•On May 21, 2026, the Company’s Hong Kong subsidiary, Aiultraprod Group Limited, established a majority owned subsidiary in China called AiUltraProd (Guangzhou) Technology Co., Ltd. SecureTech indirectly owns 51% of this newly created subsidiary.

On June 23, 2025, through its wholly owned subsidiary AI UltraProd, Inc., the Company acquired 100% of Aiultraprod Group Limited, a Hong Kong limited liability company. As of August 31, 2026, Aiultraprod Group Limited owns an 88.2% equity interest in Zhejiang Jizhu Technology Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (collectively, “AI UltraProd”).

The Company is a technology-focused company that develops and commercializes advanced solutions across several high-growth sectors, including artificial intelligence, industrial 3D printing and manufacturing, cybersecurity, and digital infrastructure. The Company’s business segments include:

•	AI UltraProd: Specializes in AI-powered industrial 3D manufacturing technologies.

•	Piranha Blockchain: Develops Web3 security protocols, blockchain infrastructure, digital asset reserves and management systems, and cybersecurity solutions

•	Top Kontrol: Offers a patented anti-theft and anti-carjacking system capable of autonomously disabling a vehicle during a carjacking attempt without requiring driver intervention.

The Company’s mission is to develop and deploy innovative, real-world technologies that solve critical challenges across diverse industries. The Company is focused on advancing security, improving operational efficiency, and strengthening digital resilience through its portfolio of AI, blockchain, and cybersecurity solutions.

Unaudited Financial Information

The Company’s unaudited condensed financial statements have been prepared per accounting principles generally accepted in the United States (“GAAP”) for financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The unaudited condensed consolidated balance sheet as of December 31, 2025, has been derived from audited financial statements.

Operating results for the three and six months ended June 30, 2026, are not necessarily indicative of results that may be expected for the year ending December 31, 2026. These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2025, filed with the Company’s restated Annual Report on Form 10-K/A with the Securities and Exchange Commission on August 6, 2026.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) for financial information and in accordance with the Securities and Exchange Commission’s (“SEC”) Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s Management, necessary for a fair presentation of the financial position and operating results as of and for the fiscal period ended June 30, 2026.

Use of Estimates

The accompanying financial statements of the Company have been prepared in accordance with US GAAP. Because the precise determination of many assets and liabilities depends on future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. Significant estimates required to be made by management include, but are not limited to, the impairment of goodwill and impairment of intangible assets, patents, the allowance for receivables, and the fair value of the convertible notes. Actual results may differ from these estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of June 30, 2026 and December 31, 2025, the Company had no cash equivalents.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements,” and ASC 825, “Financial Instruments,” require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level	Description

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2

Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Inventory and Cost of Sales

Inventories are stated at the lower of cost or realizable value, using the weighted average cost method. When an impairment indicator suggests that the carrying amounts of inventories might not be recoverable, the Company reviews such carrying amounts and estimates the net realizable value based on the most reliable evidence available at that time. An impairment loss is recorded if the net realizable value is less than the carrying value. Impairment indicators considered for these purposes are, among others, obsolescence, decrease in market prices, damage, and a firm commitment to sell.

Derivative Instruments

ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion or payoff of debt, the Company records the fair value of the conversion shares, removes the fair value of the related derivative liability, removes any discounts, and records a net gain or loss on debt extinguishment.

Convertible Debt With Variable Conversion Options

The Company has issued convertible notes which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into shares of the Company’s common stock, par value $0.001 per share, at a fixed discount to the price of the common stock at or around the time of conversion. Certain convertible notes are measured at amortized cost using the effective interest method, with applicable discounts, premiums, and debt issuance costs amortized as interest expense over the term of the notes. For convertible notes for which the fair value option is elected under applicable U.S. GAAP, the notes are measured at fair value at each reporting date, with changes in fair value recognized in earnings.

Equipment and Depreciation

Equipment is recorded at cost and is depreciated using the straight-line method over its estimated useful life in years as follows:

Machinery equipment	5	-	10
Computer software and equipment	2	-	15
Furniture, fixtures, and equipment	3	-	10
Leasehold improvements	Life of Lease

Repair and maintenance costs are expensed as incurred. Costs associated with improvements that extend the life, increase the capacity, or improve the efficiency of our property and equipment are capitalized and depreciated over the asset’s remaining useful life. Gains and losses on the disposition of equipment are reflected in operations. Depreciation is provided using the straight-line method over the assets’ estimated useful lives.

Depreciation expenses totaled $32,330 and $505 for the six months ended June 30, 2026 and 2025, respectively. Cumulative depreciation for each asset class is as follows:

	As of June 30, 2026	As of December 31, 2025

Machinery equipment	$297,762	$278,659
Leasehold improvements	8,998	—
Computer, software, and equipment	84,456	90,909
Furniture, fixtures, and equipment	32,992	27,916
Equipment and leasehold improvements	$424,208	$397,484
Less: Accumulated depreciation	(93,362)	(85,255)
Equipment and leasehold improvement	$330,846	$312,229

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers.

Revenue is recognized when control of promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Consideration may be received before or after revenue is recognized; amounts received in advance are recorded as contract liabilities.

Revenue Recognition; ASC 606 Five-Step Model

Under ASC 606, the Company recognizes revenue by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations; (3) determine the transaction price; (4) allocate the transaction price to performance obligations; and (5) recognize revenue as, or when, control of each performance obligation is transferred.

For services transferred over time, revenue is recognized based on progress toward satisfaction of the performance obligation. For performance obligations satisfied at a point in time, revenue is recognized when control passes to the customer.

Practical Expedients and Policy Elections

The Company applies certain practical expedients and accounting policy elections permitted under ASC 606 and related guidance. The Company applies these elections consistently to contracts with similar characteristics and in similar circumstances.

(1)Significant financing component. The Company applies the practical expedient in ASC 606-10-32-18 and does not adjust consideration for a significant financing component when, at contract inception, the period between the transfer of the promised goods or services and the customer’s payment is expected to be one year or less.

(2)Incremental costs of obtaining a contract. The Company applies the practical expedient in ASC 340-40-25-4 and expenses incremental costs of obtaining a contract when incurred if the amortization period of the related asset would be one year or less.

(3)Remaining performance obligations. The Company applies the practical expedient in ASC 606-10-50-14(a) and does not disclose information about remaining performance obligations for contracts with an original expected duration of one year or less.

(4)Taxes collected from customers. The Company has elected to exclude sales and similar taxes collected from customers from the transaction price in accordance with ASC 606-10-32-2A. Accordingly, revenue is presented net of such taxes.

Sales of Goods

The Company recognizes revenue from the sale of (i) robotic products and related hardware, (ii) derivative products, and (iii) Top Kontrol product line offerings when control of the goods transfers to the customer. For these arrangements, the Company’s performance obligation is satisfied upon completion of delivery and installation of the related hardware and software.

Hardware and software products are delivered using the Company’s employees and inventory purchased from third‑party vendors. The Company has concluded that it acts as the principal in these transactions because it controls the goods and services before they are transferred to the customer, is primarily responsible for fulfilling the promise to deliver and install the products, and bears the risk of loss while inventory is in transit. Accordingly, revenue is recognized on a gross basis at a point in time when control transfers to the customer.

Robotic products and hardware equipment include systems used in construction, renewable energy, port logistics, and autonomous warehousing. Sales revenue also includes turnkey hardware and equipment solutions for AI computing centers, smart hospitals, smart campuses, smart water management systems, and other intelligent infrastructure applications.

Derivative products include specialized 3D printing materials (such as Geo Mix and Geo Add), customized 3D‑printed finished goods, and spare parts and accessories for 3D printing and other robotic systems.

Top Kontrol products represent sales from the Company’s legacy Top Kontrol product line.

The Company accepts returns only for defective or non‑conforming products due to manufacturing or workmanship issues, typically within 10–30 days of customer receipt. For the six months ended June 30, 2026 and 2025, the Company was not aware of any material claims related to product returns. Warranty provisions as of June 30, 2026 and December 31, 2025 were immaterial.

Service Revenue

The Company generates service revenue from technical, maintenance and consulting services related to its robotic and hardware product offerings.

Service arrangements are typically governed by tender documents or contracts that specify the transaction price, scope of services, and payment terms. Revenue from these services is recognized over time as the services are performed because the customer simultaneously receives and consumes the benefits of the Company’s performance. The primary performance obligation is the ongoing support and maintenance provided throughout the contract term, which is generally satisfied based on the passage of time. Standard payment terms are 30 days from the invoice date.

Software support and maintenance services are delivered using the Company’s employees and independent vendors. The Company has determined that it acts as the principal in these arrangements and therefore recognizes revenue on a gross basis.

Transaction prices are fixed and agreed upon before services are performed. Contracts do not include provisions for refunds or returns. For the six months ended June 30, 2026, SecureTech was not aware of any material claims related to repair or inspection services.

Contracts with Multiple Performance Obligations

Certain customer contracts include a combination of equipment, materials, and services (for example, the sale of 3D printing robots bundled with design services, materials, installation, and training). For these arrangements, the Company identifies each distinct performance obligation and allocates the transaction price based on the relative standalone selling prices of each component. Revenue is recognized for each performance obligation when the related goods or services are transferred to the customer.

Significant financing components

The Company generally does not intend to provide financing to its clients, as financing arrangements are not contemplated as part of the negotiated terms of contracts between the Company and its clients. Although there may be an intervening period between the delivery of the software and the payment, typically in term software sales arrangements, the purpose of that timing difference is to align the client’s payment with the timing of the use of the software license . In certain circumstances, however, there are instances where revenue recognition timing differs from the timing of payment due to extended payment terms or fees that are non-proportional to the associated usage of software licenses. In these instances, the Company evaluates whether a significant financing component exists. This evaluation includes determining the difference between the consideration the client would have paid when the performance obligation was satisfied and the amount of consideration paid. Contracts that include a significant financing component are adjusted for the time value of money at the rate inherent in the contract, the client’s borrowing rate, or the Company’s incremental borrowing rate, depending upon the recipient of the financing. During the three and six months ended June 30, 2026 and 2025, financing components were not significant.

Warranty Policy

The Company provides standard assurance-type warranties: generally one year of free after-sales service for the developed application system. These warranties are not sold separately and only ensure that delivered products and services conform to agreed-upon specifications and are not accounted for as separate performance obligations under ASC 606.

Warranty costs are treated as accrued performance costs. Historically, claims have been infrequent and immaterial to the Company’s financial position and results of operations. Accordingly, no warranty liabilities were recorded in the consolidated balance sheets as of June 30, 2026 and December 31, 2025. Management continues to evaluate potential warranty exposure based on historical experience, the nature of the Company’s offerings, and other relevant factors.

The following table disaggregates the Company’s revenues for the six months ended June 30, 2026 and 2025:

	For the six months ended June 30,
	2026	2025

Sales of goods	3,403,191	—
Provision of services	1,449,525	—
Net revenues	$4,852,716	$—

Contract Balances

Timing of revenue recognition was once the Company has determined that the customer has obtained control over the product or service. Accounts receivable represents revenues recognized for the amounts invoiced and/or prior to invoicing when the Company has satisfied its performance obligation and has an unconditional right to the payment.

Contract liabilities primarily represent the Company’s obligation to transfer additional goods or services to a customer for which the Company has received consideration. The consideration received remains a contractual liability until goods or services have been provided to the customer. Contract liabilities amounted to $1,546,652 and $164,336 as of June 30, 2026 and December 31, 2025, respectively. Revenue included in the beginning balance of contract liabilities and recognized during the six months ended June 30, 2026 and 2025 amounted to $164,336 and $ nil, respectively.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes. Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Principles of Consolidation

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power, or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors, to cast a majority of votes at board meetings, or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

The accompanying consolidated financial statements include the consolidated financial statements of the Company and its wholly owned subsidiaries. Subsidiaries are entities over which the Company has control. Control is achieved when the Company has power over the investee, is exposed to, or has rights to, variable returns from its involvement with the investee, and has the ability to use its power to affect those returns.

Subsidiaries are consolidated from the date on which the Company obtains control. The Company reassesses whether it controls an investee if facts and circumstances indicate changes to one or more of the three elements of control listed above.

All inter-company balances and transactions are eliminated upon consolidation. The results of subsidiaries acquired are recorded in the consolidated statements of operations from the effective date of acquisition, as appropriate.

The accompanying consolidated financial statements include the accounts of the following majority-owned subsidiaries as of June 30, 2026:

Subsidiary (Entity Name)	Jurisdiction	SecureTech Ownership	Principal Activity

AI UltraProd, Inc.	Wyoming	100.0%	US holding company for AI 3D printing and additive manufacturing assets
Aiultraprod Group Limited	Hong Kong	100.0%	IP holding & Asia-Pacific sales hub
Zhejiang Jizhu Technology Company Limited	PRC	88.2% (indirect)	R&D, 3D printing, robotics manufacturing, and materials
AiUltraProd (Ningbo) Technology Co., Ltd.	PRC	100.0% (indirect)	Facilitate expansion capital integration and future investments
AiUltraProd (Guangzhou) Technology Co., Ltd.	PRC	51.0% (indirect)	Guangzhou-based JV project delivering intelligent integrated systems
Jizhu Technology (Huzhou) Company Limited	PRC	89.3% (indirect)	Scientific research and technical services
Piranha Blockchain, Inc.	Wyoming	100.0%	Cybersecurity & blockchain platforms
Piranha Blockchain, Ltd.	Anguilla	100.0%	International digital-asset services
Terra Nova Technologies, Inc.	Wyoming	100.0%	Top Kontrol brand holding entity
Top Kontrol, LLC	Wyoming	100.0%	Anti-theft/anti-carjacking systems

Acquisition of AI UltraProd Group of Companies

On June 23, 2025, the Company, through its wholly owned subsidiary AI UltraProd, Inc., acquired 100 percent of the equity of Aiultraprod Group Limited, a Hong Kong limited liability company. Aiultraprod Group Limited holds 88 percent of Zhejiang Jizhu Technology Company Limited (“Jizhu PRC”), which in turn holds 80.4 percent of Jizhu Technology (Huzhou) Company Limited (“Jizhu Huzhou”).

The transaction was completed entirely through the issuance of equity securities. It was accounted for as a business combination under ASC 805, Business Combinations. In accordance with ASC 810‑10, Consolidation, the Company evaluated its relationships with each entity in the acquired group to determine whether consolidation was required. Control exists when an investor (i) has the power to direct the activities of an entity that most significantly affect its economic performance, (ii) is exposed to or has rights to variable returns from its involvement with the entity, and (iii) has the ability to use its power to affect those returns.

The Company determined that it holds, directly or indirectly, a controlling financial interest in each of the acquired entities because it owns more than 50 percent of the voting equity and has the ability to appoint the majority of board members and direct key operating and financial policies. Accordingly, the Company consolidates Aiultraprod Group Limited, Jizhu PRC, and Jizhu Huzhou from the acquisition date forward.

The portion of equity interests in consolidated subsidiaries not attributable, directly or indirectly, to the Company is presented as non‑controlling interests (“NCI”) or redeemable non-controlling interests (“Redeemable NCI”) in the consolidated balance sheets and statements of operations, in accordance with ASC 810. NCI acquired in a business combination are initially measured at fair value as of the acquisition date. Redeemable NCI that contains redemption features not solely within the control of the Company are classified outside of permanent equity as Redeemable NCI in the mezzanine section of the consolidated balance sheets in accordance with ASC 480-10-S99, Distinguishing Liabilities from Equity. Subsequent to initial recognition, the Company adjusts the carrying amount of Redeemable NCI to the greater of (i) the carrying amount adjusted for the NCI holders’ share of the subsidiary’s earnings or losses, contributions, and distributions, or (ii) the redemption value applicable at the reporting date per relevant contract terms. The accretions were recorded against retained earnings, or in the absence of retained earnings, by charges against additional paid-in capital. Once additional paid-in capital had been exhausted, additional charges were recorded by increasing the accumulated deficit.

The results of operations of the acquired entities are included in the Company’s consolidated statements of operations beginning June 23, 2025. The allocation of the purchase price resulted in recognition of $6,278,366 of goodwill, as described in Note 3, and $1,652,910 of contingent consideration related to a potential issuance of Series A Preferred Stock.

Subsequently, on July 14, 2025, Jizhu PRC acquired an additional 8.9% interest in Jizhu Huzhou from a minority shareholder in exchange for a one-time cash payment of 100,000 RMB (~US$14,030).

On April 3, 2026, the registration of a capital increase for Jizhu PRC was completed with the applicable market supervision authority in the People’s Republic of China. Under the transaction, a new investor, Xiangshan Hongri Equity Investment Fund Partnership (Limited Partnership), contributed RMB 5,000,000 (approximately US$730,241) to Jizhu PRC in exchange for a newly issued equity interest. As a result, Jizhu PRC’s registered capital increased from RMB 11,110,974 to RMB 11,341,952, an increase of RMB 230,978, with the remaining RMB 4,769,022 of the contribution recorded as additional paid-in capital. Following the transaction, the new investor holds approximately 2.0% of Zhejiang Jizhu’s registered capital, and the Company’s ownership interest in Jizhu PRC decreased correspondingly to approximately 88.2%. Because the Company retains control of Zhejiang Jizhu, the change in ownership interest is accounted for as an equity transaction, with additional paid in capital increased $558,209, non-controlling interest increased $172,032, no gain or loss recognized in the condensed consolidated statements of operations and a corresponding adjustment to noncontrolling interest.

Foreign Currency Translation and Transactions

The Company presents its financial information in United States Dollars (“USD”). The functional currency for the Company is USD, while its Hong Kong subsidiary uses Hong Kong Dollars (“HKD”) as its functional currency, and the PRC subsidiaries use RMB. The assessment of each entity’s functional currency is performed according to the requirements of Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters.

In the consolidated financial statements, transactions conducted in currencies other than the applicable functional currencies are recorded using exchange rates effective on the transaction dates. At each balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate prevailing on that date. Resulting exchange gains and losses are included in the consolidated statements of operations and comprehensive loss for the period in which they arise.

Entities in the PRC use RMB as their functional currency, while those in Hong Kong use HKD. Financial statements are translated into USD with assets and liabilities at period-end rates, revenue and expenses at average rates, and shareholders’ equity at historical rates. Translation adjustments are shown as a separate item in accumulated other comprehensive loss under shareholders’ equity.

The following exchange rates are used for translation:

	For the six months ended June 30, 2026
Currency Exchange	Period End	Average Rate

USD to RMB	6.7851	6.8624
USD to HKD	7.842	7.8243

	For the three months ended June 30, 2026
Currency Exchange	Period End	Average Rate

USD to RMB	6.7851	6.8048
USD to HKD	7.842	7.8347

Mezzanine Equity

Equity interests that are redeemable at the option of the holder, or upon the occurrence of events that are not solely within the Company’s control, are not reported as permanent equity. The Company reports these interests as mezzanine equity — also called temporary equity — in a separate section of the consolidated balance sheets between total liabilities and stockholders’ equity, in accordance with ASC 480-10-S99. The purpose of this presentation is to show the reader that the interest may not remain part of equity and could require the Company to pay out cash or other assets in the future. Because redemption depends on events that may not occur, and on whether the holder chooses to demand redemption, these interests are not mandatorily redeemable and are not reported as liabilities.

The Company’s mezzanine equity consists of redeemable non-controlling interests in its subsidiary Zhejiang Jizhu Technology Co., Ltd., which the Company assumed on June 23, 2025 in connection with its acquisition of Aiultraprod Group Limited. The holders may require these interests to be redeemed if specified events occur, including a failure to complete an initial public offering or to meet defined operating targets. The redemption amount is the holder’s original investment plus a simple annual return of 6% or 8%, depending on the agreement. See Note 15.

The Company initially measured these interests at their acquisition-date fair value under ASC 805. At each subsequent reporting date, the Company first attributes the subsidiary’s net income or loss to the interests under ASC 810, and then measures them at the greater of:

(i)their carrying amount as adjusted for the holders’ share of the subsidiary’s net income or loss, other comprehensive income, and other changes in equity; or

(ii)their redemption value at that date, calculated under the redemption provisions of the applicable investment agreement.

Because measurement is at the greater of these two amounts, the carrying amount of a redeemable non-controlling interest is never reduced below the amount in clause (i).

The Company records accretion as a deemed dividend. Because the Company has an accumulated deficit and no retained earnings, accretion is charged to additional paid-in capital; if additional paid-in capital is exhausted, further accretion increases the accumulated deficit. Accretion does not affect net income or loss, but it is deducted from net income or loss attributable to SecureTech shareholders in calculating income available to common stockholders for purposes of earnings per share. See Note 13.

Fiscal Year

The Company elected December 31st for its fiscal year end.

Recent Accounting Pronouncements Not Yet Adopted

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements, but does not expect the impact to be material.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company does not believe the adoption of ASU 2024-02 will have a material impact on its consolidated financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2024-03 requires public companies to disclose, in the notes to the financial statements, specific information about certain costs and expenses at each interim and annual reporting period. This includes disclosing amounts related to employee compensation, depreciation, and intangible asset amortization. In addition, public companies will need to provide qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. ASU 2024-03 is effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date.” ASU 2025-01 amends the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Implementation of ASU 2024-03 may be applied prospectively or retrospectively. Early adoption of ASU 2024-03 is permitted. The Company does not expect the adoption of ASU 2024-03 to have a material impact on its consolidated financial statements.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendment provides (1) all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and (2) entities other than public business entities with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently reviewing the provisions of this guidance, has not yet adopted the standard, and does not currently expect adoption of ASU 2025-05 to have a material effect on the consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operations, and cash flows.

NOTE 2 – GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. In accordance with ASC 205-40, the Company has evaluated whether conditions or events exist that raise substantial doubt about its ability to continue as a going concern within one year after the date these financial statements are issued.

For the six months ended June 30, 2026, the Company incurred a net loss of $1,441,466, of which $1,431,385 was attributable to SecureTech shareholders, and used $2,228,293 of cash in operating activities. As of June 30, 2026, the Company had cash and equivalents of $311,711 and an accumulated deficit of $3,033,176. The Company has no committed source of additional financing, and its cash on hand is not sufficient to fund operations at the current rate of use for the twelve months following the date these financial statements are issued.

As of June 30, 2026, the Company had current assets of $9,458,668 and current liabilities of $8,625,056. Although current assets exceeded current liabilities, current assets consist principally of accounts receivable, inventories and prepayments rather than cash, and the Company does not expect to convert those assets to cash quickly enough to meet its obligations as they come due.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans to address these conditions include raising additional capital through the issuance of equity securities, obtaining additional debt financing, refinancing or extending the maturities of the Company’s short-term bank borrowings, reducing operating expenditures, and increasing revenue as the AI UltraProd operations scale. The Company has not obtained commitments for additional financing, and there can be no assurance that management’s plans will be implemented successfully or on terms acceptable to the Company. Accordingly, management has concluded that its plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern.

The condensed consolidated financial statements do not include any adjustments to the amounts or classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – GOODWILL

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. As of June 30, 2026, the Company’s goodwill balance was $6,278,366, all of which arose from the acquisition of Aiultraprod Group Limited and its subsidiaries (collectively, “AI UltraProd”) on June 23, 2025.

The goodwill is attributable primarily to the expected synergies from integrating AI UltraProd’s proprietary technologies, assembled workforce, and established market presence with the Company’s existing operations.

In accordance with ASC 350, goodwill is not amortized but is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that it is more likely than not that the fair value of a reporting unit is below its carrying amount. The Company performs its annual goodwill impairment test and evaluates potential impairment indicators on an interim basis.

Based on the quantitative assessment performed, the Company determined that the estimated fair value of AI UltraProd’s reporting unit exceeded its carrying amount as of June 30, 2026. Accordingly, no goodwill impairment loss was recognized during the three and six months ended June 30, 2026.

NOTE 4 – INVENTORIES

Inventory is stated at the lower of cost or net realizable value, using the weighted average cost method. When an indicator suggests that the carrying amount of inventories may not be recoverable, the Company reviews such carrying amount and estimates the net realizable value based on the most reliable evidence available at that time. A write-down is recorded if the net realizable value is less than the carrying value. Write-down indicators considered for these purposes are, among others, obsolescence, a decrease in market prices, damage, and a firm commitment to sell. The Company did not record any inventory write-downs during the six months ended June 30, 2026 or the fiscal year ended December 31, 2025. The following table summarizes the Company’s inventories as of June 30, 2026 and December 31, 2025:

	As of June 30, 2026	As of December 31, 2025
Inventories:
Finished goods	1,045,684	961,846
Raw materials and work-in-progress	$28,904	$984,357
Inventories	$1,074,588	$1,946,203

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	As of June 30, 2026	As of December 31, 2025

Accounts receivable	$3,278,581	$3,118,318
Allowance for credit losses	—	—
Total accounts receivable	$3,278,581	$3,118,318

Accounts receivable, net	$2,138,215	$1,933,221
Accounts receivable, non-current portion	$1,140,366	$1,185,097

NOTE 6 – CONTRACT LIABILITIES

The Company’s contract liabilities primarily relate to unsatisfied performance obligations when payment has been received from customers before the Company’s products or services are delivered. Contract liabilities amounted to $1,546,652 and $164,336 as of June 30, 2026 and December 31, 2025, respectively.

NOTE 7 – SHORT-TERM BORROWINGS

As of June 30, 2026, the Company’s subsidiary AI UltraProd had one-year loans with a total principal amount of RMB23,400,000 (equivalent to US$3,448,733) from banks in the PRC, with interest rates ranging from 2.4% to 6.53% per annum. Interest payments are due quarterly. During the 6 months ended June 30, 2026, the Company borrowed $2,417,048 and repaid $1,467,922 short-term borrowings.

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred stock

The Company has authorized 50,000,000 shares of preferred stock, $0.001 par value. The Company’s Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and sinking fund terms.

On May 31, 2023, the Company’s Board of Directors created a new class of preferred stock designated as Series A Preferred Stock, $0.001 par value. The Company may issue up to 250,000 shares of Series A Preferred Stock with the following terms, rights, and privileges:

Designation and Amount

This class of preferred stock shall be designated Series A Preferred Stock (“Preferred Stock”), $0.001 par value. The Corporation’s Board of Directors may issue up to two-hundred fifty thousand (250,000) shares of this Preferred Stock.

Rank	The Preferred Stock shall rank superior to the Corporation’s common stock and all other classes, including currently outstanding or future preferred stock designations.

Dividends

The Preferred Stock is eligible for all legal dividends as may be approved by the Corporation’s Board of Directors. If a dividend is declared across multiple classes of stock, the amount of any dividend to be received by holders of the Preferred Stock shall be calculated on a fully diluted, pro-rata basis with the other classes of stock participating in said dividend.

Voting Rights

Holders of the Preferred Stock shall have the right to vote on all matters with holders of common stock (and other eligible classes of preferred stock, if any) by aggregating votes into one (1) voting class of stock. Each share of Preferred Stock shall have ten thousand (10,000) votes for any election or other voting matter placed before the shareholders of the Corporation, regardless if the vote is taken with or without a shareholders’ meeting. Holders of the Preferred Stock may not cumulate their votes in any voting matter.

Redemption by the Company

After a minimum period of one (1) year from the date of issue the Company may, at its sole discretion, redeem some or all of the Preferred Stock in either cash (the then market value), the Company’s common stock at a fixed ratio of ten thousand (10,000) shares of common stock for each share of Preferred Stock redeemed, or a combination thereof.

Series A Preferred Stock Issuances

During the six months ended June 30, 2025, the Company issued an aggregate of 4,310 shares of Series A Preferred Stock pursuant to four Share Exchange Agreements; 100 shares of Series A Preferred Stock were issued to two unrelated party stockholders, and 4,210 shares of Series A Preferred Stock were issued to two related party stockholders.

Also during the six months ended June 30, 2025, the Company also issued 185 shares of its Series A Preferred Stock in conjunction with its acquisition of 100% of Aiultraprod Group Limited. These shares were valued at US$8,565,500, which equates to a per-share value of US$46,300.

As of June 30, 2026, the Company had one class of preferred stock, Series A Preferred Stock, and 19,725 shares of it issued and outstanding.

Common stock

The Company has authorized 500,000,000 shares of common stock with a par value of $0.001 per share.

Share Exchange and Cancellations

During the six months ended June 30, 2026, the Company issued an aggregate of 1,430 shares of Series A Preferred Stock in exchange for an aggregate of 14,300,000 shares of its common stock pursuant to Share Exchange Agreements; 490 shares of Series A Preferred Stock were issued to an unrelated party stockholder, and 940 shares of Series A Preferred Stock were issued to two related party stockholders.

During the six months ended June 30, 2025, the Company issued an aggregate of 4,310 shares of Series A Preferred Stock in exchange for an aggregate of 43,100,000 shares of its common stock pursuant to Share Exchange Agreements; 100 shares of Series A Preferred Stock were issued to two unrelated party stockholders, and 4,210 shares of Series A Preferred Stock were issued to two related party stockholders.

All shares of common stock received in these stock exchanges were subsequently canceled in January 2026. No consideration was paid or received in connection with the share exchanges.

Share Issuances to Consultants

During the six months ended June 30, 2026, the Company issued an aggregate of 15,326 shares of common stock to two independent consultants. These shares were aggregately valued at $75,485, or about $4.93 per share.

Share Issuances for Settlement of Accrued Payroll

During the six months ended June 30, 2026, the Company issued no shares to settle accrued payroll.

During the six months ended June 30, 2025, the Company issued 322,448 shares of common stock as payment in place of cash to settle $322,448 in unpaid wages and commissions owed to employees and an independent sales representative. The value of the common stock issued was based on the closing price of the Company’s common stock on the date of issuance, which was $1.00 per share, and no gain or loss was recognized as a result.

As of June 30, 2026, the Company had 17,092,694 shares of common stock issued and outstanding.

Contingent Consideration

On June 23, 2025, as part of the Company’s 100% acquisition of Aiultraprod Group Limited and related to the Acquisition and Stock Purchase Agreement, a provision was established for the potential issuance of additional Series A Preferred Stock. If all parties to the transaction unanimously agree to waive the intended spin-off of AI UltraProd, Inc. (WY) as a separate NYSE or NASDAQ-listed entity in the future, the Company would be required to issue an additional 357 shares of Series A Preferred Stock, $0.001 par value, under the no spin-off earnout provision.

Based on the terms, the instrument is classified in equity, and accordingly, was measured at its fair value at the acquisition date and will not be subsequently remeasured. As of the transaction date, the Company assessed a 10% probability that all parties would agree to exercise this provision. Consequently, contingent consideration was recorded in the amount of $1,652,910, calculated as 357 potential shares multiplied by the $46,300 share price and the 10% likelihood factor.

Contingent Consideration

On June 23, 2025, as part of the Company’s 100% acquisition of Aiultraprod Group Limited and related to the Acquisition and Stock Purchase Agreement, a provision was established for the potential issuance of additional Series A Preferred Stock. If all parties to the transaction unanimously agree to waive the intended spin-off of AI UltraProd, Inc. (WY) as a separate NYSE or NASDAQ-listed entity in the future, the Company would be required to issue an additional 357 shares of Series A Preferred Stock, $0.001 par value, under the no spin-off earnout provision.

Based on the terms, the instrument is classified in equity, and accordingly, was measured at its fair value at the acquisition date and will not be subsequently remeasured. As of the transaction date, the Company assessed a 10% probability that all parties would agree to exercise this provision. Consequently, contingent consideration was recorded in the amount of $1,652,910, calculated as 357 potential shares multiplied by the $46,300 share price and the 10% likelihood factor.

NOTE 9 – SEGMENT INFORMATION

The Company’s Chief Executive Officer, who serves as the Chief Operating Decision Maker (“CODM”), evaluates the Company’s financial performance and allocates resources based on a consolidated view of the business. Consequently, the Company operates as a single reportable segment under the guidelines of ASC 280, Segment Reporting. The CODM classifies this segment as Industrial Technology.

The Company’s operations, which include marketing, purchasing and procurement, and research and development, are managed centrally. The CODM assesses financial performance using metrics such as revenue, operating profit, and key operating expenses, which are outlined below as the primary cost components for evaluating the Company’s performance.

Additionally, the CODM measures income generated from the Company’s assets by focusing on net income as a key performance indicator. This metric is used to assess the return on assets and supports strategic decision-making.

	For the Six Months Ended June 30,
	2026	2025

Revenue from external customers	$4,852,716	$—

Reconciliation of revenue:
Less: Cost of goods sold	3,779,636	—
Segment gross profit	$1,073,080	$—

Less:
Salaries and payroll	292,680	64,998
Other segment items(1)	1,430,131	114,940
Segment net loss	$(649,731)	$(179,938)

Reconciliation of loss:
Other expense, net(2)	(791,845)	(8,314)
Net loss before income taxes	$(1,441,576)	$(188,252)

(1)Other segment items comprising segment net loss include depreciation and amortization expenses, professional fees, marketing expenses, miscellaneous leasehold occupancy expenses, travel expenses, research and development expenses, and certain overhead expenses.

(2)Other expenses, net is comprised of change in fair value of notes payable of $274,867, loss on issuance of notes payable of $250,997, loss on extinguishment of notes payable of $138,365, government grants of $30,750, interest income of $183, interest expense of $155,792, and other net income of $2,757.

NOTE 10 – RELATED PARTY TRANSACTIONS

Founder’s Shares

On March 2, 2017, the Company issued an aggregate of 175,000,000 shares of its common stock, $0.001 par value, as Founder’s Shares with $-0- value.

Of these Founder’s Shares, 80,000,000 were issued to the Company’s officers, 75,000,000 to an entity controlled by one of the Company’s directors, and 20,000,000 to outside consultants who assisted with the Company’s formation and early organization.

As of June 30, 2026, an aggregate of 154,500,000 Founder’s Shares have been returned to the Company and cancelled, including 76,500,000 pursuant to a series of Share Exchange Agreements described below.

Share Exchange and Cancellations

During the fiscal year ended December 31, 2023, the Company entered into a Share Exchange Agreement with one of its Founders, Kao Lee, whereby it issued 2,500 shares of its Series A Preferred Stock in exchange for an aggregate of 25,000,000 shares of its common stock.

During the fiscal year ended December 31, 2025, the Company entered into Share Exchange Agreements with two of its Founders, Kao Lee and Abdikarim Farah, whereby it issued an aggregate of 4,210 shares of its Series A Preferred Stock in exchange for an aggregate of 42,100,000 shares of its common stock.

During the six months ended June 30, 2026, the Company entered into Share Exchange Agreements with two of its Founders, Kao Lee and Anthony Vang, whereby it issued an aggregate of 940 shares of its Series A Preferred Stock in exchange for an aggregate of 9,400,000 shares of its common stock.

All shares of common stock received in these stock exchanges were subsequently canceled in January 2026. No consideration was paid or received in connection with the share exchanges.

Amounts Due From Related Parties

During the six months ended June 30, 2026, Aiultraprod Group Limited, a subsidiary acquired on June 23, 2025, advanced $112,880 to related parties for business expenditures paid on behalf of the Company. As of June 30, 2026, the receivable balance of $112,880 was reported as amounts due from related parties.

During the six months ended June 30, 2025, Aiultraprod Group Limited, a subsidiary acquired on June 23, 2025, advanced $69,900 to related parties for business expenditures paid on behalf of the Company. As of June 30, 2025, the receivable balance of $69,900 was reported as amounts due from related parties.

Accrued Payroll

As of June 30, 2026, the Company had aggregated $70,331 in related party accrued payroll, consisting solely of accrued payroll.

As of June 30, 2025, the Company had aggregated $59,498 in related party accrued payroll, consisting solely of accrued payroll.

Notes payables due to Related Parties and Accured Interest

As of June 30, 2026, the Company had outstanding notes due to related parties aggregating $199,564 with stated interest rates between 0% and 10% per annum. For the six months ended June 30, 2026, the Company recorded interest expense of $7,100 and accrued interest payable of $7,100 on these notes. The related parties have agreed to suspend stated maturity dates ranging between October 13, 2024 through May 16, 2026 without penalty until the Company raises sufficient funds.

As of December 31, 2025, the Company had outstanding amounts due to related parties aggregating $39,611 with stated interest rates between 0% and 10% per annum. For the six months ended June 30, 2025, the Company recorded imputed interest expense of $3,158 and accrued interest payable of $4,005 on these notes. The related parties have agreed to suspend stated maturity dates ranging between October 13, 2024 through May 16, 2026 without penalty until the Company raises sufficient funds.

Patent Royalties

On March 2, 2017, the Company entered into a Patent License Agreement with Shongkawh, LLC, which is controlled by our executive officers Kao Lee and Anthony Vang (and directly owned by Mr. Lee and his brother, Thao Lee). Under this agreement, ShongKawh is to receive a royalty of 2% of all products manufactured under this covered patent.

On March 13, 2024, the Company and Shongkawh amended the Patent License Agreement to adjust royalty payments due under this agreement to $1 per annum, payable within ten business days of the end of each fiscal year.

No Top Kontrol units were manufactured pursuant to this patent during the six months ended June 30, 2026 and 2025.

Accounts Payable, Related Parties

As of June 30, 2026, the Company had accounts payable to Taurus Financial Partners, LLC ("Taurus"), a related party, of $67,535, compared to $63,113 as of December 31, 2025. Taurus is an entity affiliated with J. Scott Sitra, the Company’s President and CEO. These amounts relate to the Company’s ongoing SEC reporting and general regulatory compliance, and to expenses paid by Taurus on behalf of the Company. The amounts payable are unsecured, non-interest-bearing, and due on demand.

As of December 31, 2025, the Company had accounts payable to related party Taurus of $63,113.

Amounts Due to Related Parties and Imputed Interest

As of June 30, 2025, the Company had outstanding amounts due to related parties aggregating $200,578 with stated interest rates between 0% and 10% per annum. For the six months ended June 30, 2025, the Company recorded imputed interest expense of $3,158 and accrued interest payable of $4,005 on notes with below‑market or no stated interest. The related parties have agreed to suspend stated maturity dates without penalty until the Company raises sufficient funds.

NOTE 11 – PREPAYMENTS AND OTHER ASSETS

	As of June 30, 2026	As of December 31, 2025

Advances to suppliers	$5,778,384	$3,347,251
Deductible VAT	9,239	8,968
Deposits	33,651	27,203
Prepayments and other assets	$5,821,274	$3,383,422

Advances to suppliers of $5,778,384 primarily relate to deposits for components, materials, and manufacturing services expected to be received and utilized within the next 12 months. Management monitors supplier performance and credit risk and evaluates advances for impairment if recovery becomes doubtful.

NOTE 12 – LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding. Shares issued during the period and shares canceled during the period are weighted for the portion of the period that they were outstanding. Diluted loss per share is computed in a manner consistent with that of basic earnings per share while giving effect to all potentially dilutive shares of common stock outstanding during the period, which include the assumed conversion of all outstanding convertible securities. Diluted loss per share was the same as basic net loss per share for the three and six months ended June 30, 2026 and 2025, as the inclusion of shares issuable upon the conversion of the then-outstanding convertible securities were anti-dilutive as a result of the net loss incurred for those periods.

The table below sets forth the computation of basic and diluted loss per share:

		For the three months ended June 30,		For the six months ended June 30,
		2026	2025	2026	2025

Numerator:
Net loss attributable to SecureTech shareholders		$(1,042,248)	$(93,887)	$(1,431,385)	$(188,252)
Deduct: Accretions of redeemable NCI to redemption value		15,065	—	46,227	-
Net loss attributable to common stock for EPS calculation		(1,057,313)	(93,887)	(1,477,612)	(188,252)

Denominator:
Basic – weighted average shares outstanding		17,091,843	78,073,914	17,637,604	46,000,410
Diluted – weighted average shares outstanding		17,091,843	78,073,914	17,637,604	46,000,410

Loss per share:
	Basic	$(0.06)	$(0.00)	$(0.08)	$(0.00)
	Diluted	$(0.06)	$(0.00)	$(0.08)	$(0.00)

NOTE 13 – CONVERTIBLE DEBT AND DERIVATIVE LIABILITY

CFI Capital LLC Convertible Note

On September 18, 2025, the Company issued a $150,000 convertible promissory note to CFI Capital LLC bearing interest at 6% per annum and maturing on September 18, 2026. The note is convertible into shares of the Company’s common stock, beginning six months after the issuance date. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date.

The total gross proceeds from the note were $150,000. However, the Company received net cash proceeds of $119,200, after deductions of $5,000 legal fee of the buyer, $10,800 of the underwriter commission, and $15,000 of original issue discount.

The Company elected the fair value model to account for the convertible note. The fair value was calculated using Monte Carlo valuation method. The fair value on issuance day was $158,687.

On May 11, 2026, the Company repaid this note for $244,362 before maturity and extinguished this note payable. The repayment resulted in a loss on extinguishment of $78,081, which was recognized in the consolidated statements of operations for the six months ended June 30, 2026.

On June 5, 2026, the Company issued a $150,000 convertible promissory note to CFI Capital LLC bearing interest at 6% per annum and maturing on June 5, 2027. The note is convertible into shares of the Company’s common stock, beginning six months after the issuance date. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date.

The total principle of the note were $150,000. However, the Company received net cash proceeds of $119,200, after deductions of $5,000 legal fee of the buyer, $10,800 of the underwriter commission, and $15,000 of original issue discount.

The Company elected the fair value model to account for the convertible note. The fair value was calculated using Monte Carlo valuation method. The fair value on issuance day was $155,399. As a result, the Company recognized a loss on issuance of $20,399, representing the excess of the issuance day fair value over the sales price.

As of June 30, 2026, fair value was estimated as $153,251.

Labry’s Fund II Convertible Note

On December 10, 2025, the Company issued a $150,000 convertible promissory note to Labrys Fund II, LP bearing interest at 6% per annum and maturing on December 10, 2026. The note is convertible into shares of the Company’s common stock, beginning six months after the issuance date. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date.

The total gross proceeds from the note were $150,000. However, the Company received net cash proceeds of $119,200, after deductions of $3,500 legal fee of the buyer, $1,500 due diligence fee, $10,800 of the underwriter commission, and $15,000 of original issue discount.

The Company elected the fair value model to account for the convertible note. The fair value was calculated using Monte Carlo valuation method. The fair value on issuance day was $157,452.

On June 15, 2026, the Company has repaid this note for $222,600 before maturity and extinguished the note payable. The repayment resulted in a loss on extinguishment of $60,283, which was recognized in the consolidated statements of operations for the six months ended June 30, 2026.

Boot Capital LLC and Vanquish Funding Group Inc.

On December 18, 2025, the Company issued a $112,000 structured promissory note to Boot Capital LLC, bearing interest at 12% per annum and maturing on September 15, 2026. The purchase price of the note was $100,000, resulting in net proceeds to the Company of $100,000.

On the same date, the Company issued a $137,760 structured promissory note to Vanquish Funding Group Inc., also bearing interest at 12% per annum and maturing on September 15, 2026. The purchase price of the note was $123,000. After the deduction of legal fees and placement agent commissions, the Company received net proceeds of $101,000.

Both notes include a conversion feature that becomes exercisable upon the occurrence of certain events of default as stipulated in the respective agreements. Management concluded that the likelihood of such default events occurring is remote; therefore, the value of the conversion feature was determined to be minimal.

For the six months ended June 30, 2026, the Company recognized interest expense of $59,282 related to these notes, calculated using the effective interest rate method over the term of the notes. As of June 30, 2026, the carrying amount of this notes were $90,950.

Vista Capital Investment Convertible Note

On January 7, 2026, the Company issued a $110,000 convertible promissory note to Vista Capital Investment, LLC bearing interest at 12% per annum and maturing on January 7, 2027. The note is convertible into shares of the Company’s common stock, beginning six months after the issuance date. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date.

The total gross proceeds from the note were $110,000. However, the Company received net cash proceeds of $89,000, after deductions of $11,000 of the underwriter commission and $10,000 of original issue discount.

The Company elected the fair value model to account for the convertible note. The fair value was calculated using Monte Carlo valuation method. The fair value on issuance day was $118,580.

As of June 30, 2026, fair value was estimated as $283,787.

GS Capital Partners Self-Amortization Note

On April 16, 2026, the Company issued a $144,000 structured promissory note to GS Capital Partners, LLC bearing interest at 12% per annum and maturing on December 10, 2026. The note is self-amortizing with six monthly payments of $26,880 each, beginning on the 181st day anniversary of the issue date.

The sales price for the note were $126,000. However, the Company received net cash proceeds of $111,000, after deductions of $5,000 legal fee of the buyer, $10,000 of the underwriter commission, and $18,000 of original issue discount.

For the six months ended June 30, 2026, the Company recognized interest expense of $12,936 related to these notes, calculated using the effective interest rate method over the term of the notes.

Red Rock Development Group, LLC Convertible Note

On May 8, 2026, the Company issued a $445,000 convertible promissory note to Red Rock Development Group, LLC bearing interest at 10% per annum and maturing on May 8, 2027. The note is convertible into shares of the Company’s common stock. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date.

The total net cash proceeds from the note were $400,000, after deductions of $40,000 of original issue discount and $5,000 in associated legal fees.

The Company elected the fair value model to account for the convertible note. The fair value was calculated using Monte Carlo valuation method. The fair value on issuance day was $570,333. As a result, the Company recognized a loss on issuance of $170,333, representing the excess of the issuance day fair value over the sales price.

As of June 30, 2026, fair value was estimated as $653,069.

Willow Creek Capital Holdings, LLC Convertible Note

On May 8, 2026, the Company issued a $112,500 convertible promissory note to Willow Creek Capital Holdings, LLC bearing interest at 10% per annum and maturing on May 8, 2027. The note is convertible into shares of the Company’s common stock. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date.

The total net cash proceeds from the note were $100,000, after deductions of $10,000 of original issue discount, and $2,500 in associated legal fees.

The Company elected the fair value model to account for the convertible note. The fair value was calculated using Monte Carlo valuation method. The fair value on issuance day was $144,185. As a result, the Company recognized a loss on issuance of $41,685, representing the excess of the issuance day fair value over the sales price.

As of June 30, 2026, fair value was estimated as $165,102.

Vanquish Funding Group Inc.

On June 3, 2026, the Company issued a $231,840 structured promissory note to Vanquish Funding Group Inc., bearing interest at 12% per annum and maturing on March 15, 2027. The purchase price of the note was $207,000. After the deduction of legal fees and placement agent commissions, the Company received net proceeds of $184,000.

The Vanquish note includes a conversion feature that becomes exercisable upon the occurrence of certain events of default as stipulated in the respective agreements. Management concluded that the likelihood of such default events occurring is remote; therefore, the value of the conversion feature was determined to be minimal.

For the six months ended June 30, 2026, the Company recognized interest expense of $7,777 related to this note, calculated using the effective interest rate method over the term of the note.

Repayment Contingency

If the Company elects to repay the convertible notes in cash prior to the date the conversion feature becomes exercisable (six months after the issuance date), the embedded derivative would expire unexercised. In such an event, the derivative liability would be derecognized, and the note would be settled at its principal amount plus any accrued interest through the repayment date. No further remeasurement or fair value adjustments would be required after settlement.

NOTE 14 – REDEEMABLE NON-CONTROLLING INTEREST

The Company consolidates Zhejiang Jizhu Technology Co., Ltd. (“Zhejiang Jizhu”) following the acquisition of Aiultraprod Group Limited. Certain minority investors of Zhejiang Jizhu hold noncontrolling equity interests with redemption features not solely within the Company’s control. Accordingly, these non-controlling interests are classified outside permanent equity as redeemable non-controlling interests (temporary equity) in accordance with ASC 480-10-S99.

The redeemable non-controlling interests represent equity interests held by certain minority investors of Zhejiang Jizhu. Holders of these interests retain rights to participate in Zhejiang Jizhu’s residual net assets on the same basis as other equity holders. However, pursuant to investment agreements entered into in December 2024, such investors have the right to require redemption of their equity interests upon the occurrence of certain contingent events, including failure to complete an initial public offering, failure to satisfy specified contractual conditions, or failure to achieve certain operational performance targets of Zhejiang Jizhu.

The redemption amount is determined in accordance with the contractual provisions and is generally calculated based on the original investment amount plus a simple annual return of 6% or 8%, as applicable. The redemption obligation is primarily attributable to the founder, and Zhejiang Jizhu has joint liability under the agreement.

At each reporting date, the Company evaluates the carrying amount of the redeemable non-controlling interests. The redeemable non-controlling interests are subsequently measured at the greater of:

(i) the carrying amount recognized upon acquisition, adjusted for the redeemable non-controlling interest holders’ proportionate share of net income or loss, other comprehensive income, and other changes in equity; or

(ii) the redemption value determined in accordance with the contractual redemption provisions.

Any increases required to accrete the carrying amount of redeemable noncontrolling interests to their redemption value are recorded as adjustments to retained earnings, or, in the absence of retained earnings, as adjustments to additional paid-in capital, and are not recognized in consolidated net income.

Changes in the Company’s redeemable non-controlling interests during the six months ended June 30, 2026 and 2025 were as follows:

	For the six months ended June 30, 2026	For the six months ended June 30, 2025

Redeemable non-controlling interest at the beginning of the period	$738,303	$—
Redeemable non-controlling interest acquired in business combination	—	716,586
Net loss attributable to redeemable non-controlling interests	(1,206)	—
Accretions adjustment to the redemption value	46,227	—
Redeemable non-controlling interest at the ending of the period	$783,324	$716,586

NOTE 15 – CONTINGENCY/LEGAL

As of June 30, 2026, no director, executive officer, or promoter has been involved in legal proceedings requiring disclosure under Item 103 of Regulation S‑K during the past ten years. From time to time, the Company may be subject to routine litigation incidental to its business. The Company is not a party to any pending legal proceedings that, individually or in the aggregate, are expected to have a material adverse effect on its business, financial condition, results of operations, or cash flows.

NOTE 16 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the unaudited condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2026, up to August 31, 2026 that the unaudited condensed consolidated financial statements were available to be issued.

Conversion of Convertible Note — Vista Capital Investments, LLC

On June 30, 2026, the Company delivered notice to Vista Capital Investments, LLC ("Vista") of its intention to repay in full the outstanding balance of its convertible note originally issued on January 7, 2026. Vista declined the cash repayment and instead elected to exercise its unilateral right to convert the note into common stock. On July 6, 2026, Vista delivered a notice of conversion for $123,200 of outstanding principal and accrued interest at a conversion price of $4.326 per share, and on July 9, 2026 the Company issued 28,479 shares of its common stock upon conversion. Following the conversion, the outstanding balance of the note was reduced to $0. As the conversion occurred after June 30, 2026, the shares issued are not included in the Company's common shares outstanding as of that date.

Related Party Promissory Note

On July 6, 2026, the Company entered into a promissory note with Taurus Financial Partners, LLC, a related party, where it received $370,008.35 in proceeds. This promissory note bears interest at a rate of 8% per annum with a maturity date of July 6, 2027.

Labry’s Fund II Convertible Note

On July 22, 2026, the Company issued a $245,300 convertible promissory note to Labrys Fund II, LP bearing interest at 6% per annum and maturing on July 22, 2027. The note is convertible into shares of the Company’s common stock, beginning six months after the issuance date. The conversion price is variable and is set at a significant discount to the market price, equal to 60% of the Company’s lowest trading price during the 15 trading days preceding the conversion date.

The purchase price of the note was $223,000. After the deduction of original issuer discount (OID) fees, legal fees, due diligence fees, and placement agent commissions, the Company received net proceeds of $198,160.

Share Issuances to Consultant

On July 31, 2026, the Company issued an aggregate of 8,544 shares of common stock to an independent consultant. These shares were valued at $60,984, or about $7.14 per share.

As of August 19, 2026, the Company had 17,129,717 shares of common stock issued and outstanding.

Permanent Subsidiary and Earnout Election — AI UltraProd

On August 13, 2026, the Company entered into a Permanent Subsidiary and Earnout Election Agreement with AI UltraProd, Inc., Aiultraprod Group Limited, AIUP Holding Limited, and Zhejiang Jizhu Technology Co., Ltd., pursuant to which the parties unanimously elected to forgo the previously contemplated spin-off of the AI UltraProd business and to retain it as a permanent subsidiary of the Company. In connection with the election, the Company exercised the "No Spin-Off Earnout" under the Acquisition and Stock Purchase Agreement dated June 23, 2025 and issued 357 shares of its Series A Preferred Stock to AIUP Holding Limited in settlement of the contingent consideration established at the acquisition date. The contingent consideration had been recognized at the acquisition date at its fair value of $1,652,910 and classified within equity; accordingly, the issuance settles that equity-classified contingent consideration within equity and does not result in any additional purchase consideration, remeasurement through earnings, or goodwill. Upon issuance, the Acquisition and Stock Purchase Agreement and the related Incubation Operating Agreement automatically terminated in accordance with their terms, except for provisions that expressly survive.

As of August 31, 2026, the Company had 20,082 shares of Series A Preferred Stock issued and outstanding.

The Company evaluated subsequent events through the date these financial statements were issued and concluded that, other than the matters noted above, there were no additional events requiring recognition or disclosure.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with this offering described in this registration statement, other than the underwriting fees and commissions and non-accountable expense allowance, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission (the “SEC”) registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee, and the Nasdaq listing fee.

SEC Registration Fee	$864
Nasdaq listing fees	75,000
FINRA filing fee	1,438
Fees of transfer agent	6,000
Accounting fees	20,000
Legal fees and expenses	300,000
Miscellaneous	6,698
TOTAL	$410,000

Item 14. Indemnification of Directors and Officers.

Limitation of Directors’ and Officers’ Liability and Indemnification – Wyoming Law

The Wyoming Business Corporation Act, W.S. §§ 17-16-851 through 17-16-857 (the “WBCA”) provides that directors and officers of Wyoming corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The WBCA also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Further, Article X of our bylaws contains provisions which allows SecureTech to indemnify its officers, directors, employees, and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since January 1, 2023 through August 31, 2026.

On February 27, 2023, SecureTech issued 11,428 shares of its common stock, $0.001 par value, to one investor in exchange for $20,000 in cash, or about $1.75 per share. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipient of securities in this transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

On May 31, 2023, SecureTech canceled 25,000,000 shares of its outstanding common stock held by a related party in exchange for the issuance of 2,500 shares of Series A Preferred Stock. This stock exchange was conducted pursuant to SecureTech’s Share Reduction Plan, an informal plan disclosed via press release on June 1, 2023 following this initial share reduction, with the goal of reducing the overall number of common shares issued and outstanding by means of share exchange agreements (conversion of common shares into preferred shares) and/or outright voluntary cancellation of outstanding common shares. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipient of securities in this transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

On July 10, 2023, SecureTech canceled an aggregate of 7,000,000 shares of its outstanding common stock held by three stockholders in exchange for the issuance of an aggregate of 700 shares of Series A Preferred Stock. This stock exchange was conducted pursuant to SecureTech’s ongoing Share Reduction Plan. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

On August 8, 2023, SecureTech issued an aggregate of 5,714 shares of its common stock, $0.001 par value, to two investors in exchange for $10,000 in cash, or $1.75 per share. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in this transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

On September 5, 2023, SecureTech issued 3,428 shares of its common stock, $0.001 par value, to an investor in exchange for $6,000 in cash, or $1.75 per share. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipient of securities in this transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

On November 18, 2023, SecureTech issued 3,000 shares of its common stock, $0.001 par value, to an investor in exchange for $5,250 in cash, or $1.75 per share. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipient of securities in this transaction acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

On January 16, 2024, SecureTech canceled 1,795,774 shares of its outstanding common stock held by a shareholder in exchange for the issuance of 200 shares of Series A Preferred Stock. This stock exchange was conducted pursuant to SecureTech’s Share Reduction Plan. SecureTech recorded a $51,057 loss in conjunction with this transaction due to the issuance of additional Series A Preferred Shares based on the market’s closing price of $0.25 a share of SecureTech’s common stock on the date of the issuance. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the securities issued in these transactions.

On March 9, 2024, we mutually rescinded an outstanding consulting agreement with Seaside Advisors, LLC (“Seaside”). Pursuant to the associated Mutual Termination and Release of Liability Agreement signed by all parties, Seaside returned 2,500,000 shares of our common stock. These shares were subsequently canceled by SecureTech’s Board of Directors.

On April 19, 2024, SecureTech issued 5,000 shares of its common stock, $0.001 par value, to an investor in exchange for $5,000 in cash, or $1.00 per share. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the securities issued in these transactions.

On May 7, 2024, SecureTech issued 5,000 shares of its common stock, $0.001 par value, to an investor in exchange for $5,000 in cash, or $1.00 per share. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the securities issued in these transactions.

On October 23, 2024, SecureTech entered into an agreement converting $50,000 in past due accounts payable to a related party into a non-interest-bearing $50,000 convertible promissory note maturing on April 23, 2025. Subsequently, on October 24, 2024, the note holder converted the outstanding $50,000 convertible promissory note into 100,000,000 shares of SecureTech’s common stock, $0.001 par value. Following this note conversion, on October 25, 2024, SecureTech and the original note holder signed a Share Exchange Agreement in which 100,000,000 shares of SecureTech’s common stock were exchanged for 10,000 shares of its Series A Preferred Stock, $0.001 par value. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the securities issued in these transactions.

On November 18, 2024, SecureTech issued 10,000 shares of its common stock, $0.001 par value, to an investor in exchange for $5,000 in cash, or $0.50 per share. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the securities issued in these transactions.

On January 14, 2025, SecureTech issued 322,448 shares of its common stock, with a par value of $0.001 per share, as an alternative to cash payments. These shares were used to settle outstanding accrued payroll and commissions owed to employees and independent sales representatives. The common stock was valued at $1.00 per share. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution. Appropriate legends were affixed to the securities issued in these transactions.

On February 14, 2025, SecureTech canceled an aggregate of 43,100,000 shares of its outstanding common stock held by four stockholders in exchange for the issuance of an aggregate of 4,310 shares of Series A Preferred Stock. This stock exchange was conducted pursuant to SecureTech’s ongoing Share Reduction Plan. The offers, sales, and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

On June 23, 2025, SecureTech issued 185 unregistered shares of its Series A Preferred Stock, $0.001 par value, to the Seller. These shares were valued at $8,565,500, equating to a per-share value of $46,300.

On November 5, 2025, SecureTech entered into Share Exchange Agreements with two shareholders. In these agreements, an aggregate of 4,000,000 shares of SecureTech’s common stock were exchanged for 400 shares of its Series A Preferred Stock, with a par value of $0.001 per share. The common stock shares were canceled as part of SecureTech’s ongoing Share Reduction Plan.

On November 5, 2025, SecureTech issued an aggregate of 56,413 shares of its common stock, $0.001 par value, to two independent consultants. These shares were valued at an aggregate of $224,048.75, or approximately $3.97 per share.

On December 10, 2025, SecureTech issued an aggregate of 6,954 shares of its common stock, $0.001 par value, to an independent consultant. These shares were valued at an aggregate of $29,656, or approximately $4.26 per share.

On December 17, 2025, SecureTech issued an aggregate of 2,172 shares of its common stock, $0.001 par value, to an independent consultant. These shares were valued at an aggregate of $8,101.56, or approximately $3.73 per share.

On January 7, 2026, SecureTech entered into Share Exchange Agreements with three shareholders. In these agreements, an aggregate of 14,300,000 shares of SecureTech’s common stock were exchanged for 1,430 shares of its Series A Preferred Stock, with a par value of $0.001 per share. The common stock shares were canceled as part of SecureTech’s Share Reduction Plan.

On September 18, 2025, SecureTech issued a $150,000 convertible promissory note to CFI Capital LLC bearing interest at 6% per annum and maturing on September 18, 2026, from which SecureTech received net proceeds of $119,200. This note was repaid and extinguished on May 11, 2026.

On December 10, 2025, SecureTech issued a $150,000 convertible promissory note to Labrys Fund II, LP bearing interest at 6% per annum and maturing on December 10, 2026, from which SecureTech received net proceeds of $119,200. This note was repaid and extinguished on June 15, 2026.

On December 18, 2025, SecureTech issued a $112,000 structured promissory note to Boot Capital LLC and a $137,760 structured promissory note to Vanquish Funding Group Inc., each bearing interest at 12% per annum and maturing on September 15, 2026, from which SecureTech received net proceeds of $100,000 and $101,000, respectively.

On January 7, 2026, SecureTech issued a $110,000 convertible promissory note to Vista Capital Investment, LLC bearing interest at 12% per annum and maturing on January 7, 2027, from which SecureTech received net proceeds of $89,000.

On April 6, 2026, SecureTech’s Board of Directors approved the issuance of an aggregate of 15,326 shares of common stock, $0.001 par value, to Craft Capital Management LLC and Ajene Watson, LLC as compensation for services rendered, valued at $75,485 in the aggregate, or approximately $4.93 per share.

On April 16, 2026, SecureTech issued a $144,000 self-amortizing structured promissory note to GS Capital Partners, LLC bearing interest at 12% per annum and maturing on December 10, 2026, from which SecureTech received net proceeds of $111,000.

On May 8, 2026, SecureTech issued a $445,000 convertible promissory note to Red Rock Development Group, LLC and a $112,500 convertible promissory note to Willow Creek Capital Holdings, LLC, each bearing interest at 10% per annum and maturing on May 8, 2027, from which SecureTech received net proceeds of $400,000 and $100,000, respectively.

On June 3, 2026, SecureTech issued a $231,840 structured promissory note to Vanquish Funding Group Inc. bearing interest at 12% per annum and maturing on March 15, 2027, from which SecureTech received net proceeds of $184,000.

On June 5, 2026, SecureTech issued a $150,000 convertible promissory note to CFI Capital LLC bearing interest at 6% per annum and maturing on June 5, 2027, from which SecureTech received net proceeds of $119,200.

On July 1, 2026, SecureTech issued a $140,000 promissory note to Pacific Pier Capital II and a $165,000 promissory note to Firstfire Global Opportunities Fund, LLC, each bearing interest at a rate of 10% per annum and maturing on July 1, 2027.

On July 6, 2026, SecureTech issued a promissory note to Taurus Financial Partners, LLC, a related party, and received proceeds of $370,008.35. The note bears interest at 8% per annum and matures on July 6, 2027.

On July 9, 2026, SecureTech issued 28,479 shares of its common stock, $0.001 par value, to Vista Capital Investments, LLC upon conversion of $123,200 of principal and accrued interest under the convertible promissory note issued on January 7, 2026, at a conversion price of $4.326 per share.

On July 22, 2026, SecureTech issued a $245,300 convertible promissory note to Labrys Fund II, LP bearing interest at 6% per annum and maturing on July 22, 2027, from which SecureTech received net proceeds of $198,160.

On July 31, 2026, SecureTech issued 8,544 shares of its common stock, $0.001 par value, to an independent consultant. These shares were valued at $60,984, or approximately $7.14 per share.

On August 13, 2026, SecureTech issued 357 shares of its Series A Preferred Stock, $0.001 par value, to AIUP Holding Limited in settlement of the no spin-off earnout under the Acquisition and Stock Purchase Agreement dated June 23, 2025.

The offers, sales, and issuances of the securities described in the preceding paragraphs were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Each recipient represented that it was acquiring the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued. No underwriters were engaged and no underwriting discounts or commissions were paid, other than placement agent commissions disclosed above in connection with the promissory notes.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the distribution method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit Table

Exhibit Number	Exhibit Description

1.1**	Form of Underwriting Agreement
3.1	Articles of Incorporation (incorporated by reference to the Registrant’s Form S-1 (File No. 333-223078) as filed with the Securities and Exchange Commission on February 16, 2018)
3.2	Bylaws (incorporated by reference to the Registrant’s Form S-1 (File No. 333-223078) as filed with the Securities and Exchange Commission on February 16, 2018)
3.3

Amendment to Articles of Incorporation dated December 20, 2017 (incorporated by reference to the Registrant’s Form S-1 (File No. 333-223078) as filed with the Securities and Exchange Commission on February 16, 2018)

3.4

Certificate of Designation for Series A Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on June 2, 2023)

4.1	Specimen Common Stock Certificate of Registrant
4.2	Description of Capital Stock (incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-55927) filed with the Securities and Exchange Commission on March 25, 2026)
4.3**	Form of Underwriter’s Warrant
5.1**	Legal Opinion of Counsel to the Registrant
10.1

Convertible Promissory Note, dated September 18, 2025, by and between SecureTech Innovations, Inc. and CFI Capital, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on September 23, 2025)

10.2

Incubation Operating Agreement dated June 23, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on June 24, 2025)

10.3

Amendment No. 1 (dated July 14, 2025) to the Incubation Operating Agreement (dated June 23, 2025) (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on July 16, 2025)

10.4

Acquisition and Stock Purchase Agreement dated June 23, 2025 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on June 24, 2025)

10.5

Patent License Agreement between SecureTech, Inc. and Shongkawh, LLC dated March 2, 2017 (incorporated by reference to the Registrant’s Form S-1 (File No. 333-223078) as filed with the Securities and Exchange Commission on February 16, 2018)

10.6

Amendment No. 1 to Patent License Agreement between SecureTech, Inc. and Shongkawh, LLC dated March 13, 2024 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-55927) filed with the Securities and Exchange Commission on May 15, 2024)

10.7

Securities Purchase Agreement, dated May 8, 2026, by and between SecureTech Innovations, Inc. and Willow Creek Capital Holdings, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on May 12, 2026)

10.8

Convertible Promissory Note, dated May 8, 2026, by and between SecureTech Innovations, Inc. and Willow Creek Capital Holdings, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on May 12, 2026)

10.9

Securities Purchase Agreement, dated May 8, 2026, by and between SecureTech Innovations, Inc. and Red Rock Development Group, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on May 12, 2026)

10.11

Convertible Promissory Note, dated May 8, 2026, by and between SecureTech Innovations, Inc. and Red Rock Development Group, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on May 12, 2026)

10.11

Permanent Subsidiary and Earnout Election Agreement, dated August 13, 2026, by and among SecureTech Innovations, Inc., AI UltraProd, Inc., Aiultraprod Group Limited, AIUP Holding Limited, and Zhejiang Jizhu Technology Co., Ltd. (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-55927) filed with the Securities and Exchange Commission on August 17, 2026)

16.1	Letter dated August 5, 2026 from Gary Cheng CPA Limited, addressed to the U.S. Securities and Exchange Commission, confirming the disclosure contained in Item 4.01 of the Current Report on Form 8-K
21.1*	Subsidiaries of Registrant
23.1*	Consent of Gary Cheng CPA Limited, Independent Registered Public Accounting Firm
23.2*	Consent of M&K CPAS, PLLC, Independent Registered Public Accounting Firm
23.3**	Consent of Legal Counsel to the Company (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
101.INS*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roseville, Minnesota on the 8th day of September, 2026.

SECURETECH INNOVATIONS, INC.

By:	/s/ J. Scott Sitra
Name: J. Scott Sitra Title: Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints J. Scott Sitra Soni and Amthony Vang, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ J. Scott Sitra	President, Chief Executive Officer and Chairman of the Board of Directors	September 8, 2026
J. Scott Sitra	(Principal Executive Officer)

/s/ Anthony Vang	Chief Financial Officer, Treasurer, Secretary, and Director	September 8, 2026
Anthony Vang	(Principal Financial Officer and Principal Accounting Officer)

Exhibit 21.1

SUBSIDIARIES OF SECURETECH INNOVATIONS, INC.

SecureTech Innovations, Inc., a Wyoming company (“SecureTech”), has the following subsidiaries as of September 8, 2026:

Subsidiary (Entity Name)	Jurisdiction	SecureTech Ownership	Principal Activity
AI UltraProd, Inc.	Wyoming	100.0%	US holding company for AI 3D printing and additive manufacturing assets
Aiultraprod Group Limited	Hong Kong	100.0%	IP holding and Asia-Pacific sales hub
Zhejiang Jizhu Technology Company Limited	PRC	88.2% (indirect)	R&D, 3D printing, robotics manufacturing, and materials
AiUltraProd (Ningbo) Technology Co., Ltd.	PRC	100.0% (indirect)	Expansion capital integration and future investments
AiUltraProd (Guangzhou) Technology Co., Ltd.	PRC	51.0% (indirect)	Guangzhou-based joint venture delivering intelligent integrated systems
Jizhu Technology (Huzhou) Company Limited	PRC	89.3% (indirect)	Scientific research and technical services
Piranha Blockchain, Inc.	Wyoming	100.0%	Cybersecurity and blockchain platforms
Piranha Blockchain, Ltd.	Anguilla	100.0%	International digital-asset services
Terra Nova Technologies, Inc.	Wyoming	100.0%	Top Kontrol brand holding entity
Top Kontrol, LLC	Wyoming	100.0%	Anti-theft/anti-carjacking systems

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of SecureTech Innovations, Inc. of our report dated March 24, 2026, except for the effects of the restatement discussed in Notes 3, 5, 12, and 15 to the consolidated financial statements, as to which the date is August 5, 2026, relating to the consolidated financial statements of SecureTech Innovations, Inc. and its subsidiaries as of December 31, 2025, and for the year then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Gary Cheng CPA Limited

Gary Cheng CPA Limited

Hong Kong SAR

September 8, 2026

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 31, 2025, of SecureTech Innovations, Inc. relating to the audit of the consolidated financial statements as of December 31, 2024 and 2023, and for the periods then ended, including an explanatory paragraph regarding the Company’s ability to continue as a going concern, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, TX

September 8, 2026